Exhibit 10.11

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXECUTION VERSION

CREDIT AGREEMENT

among

ADESTO TECHNOLOGIES CORPORATION

and

ARTEMIS ACQUISITION LLC,

as the Borrowers

and

OPUS BANK

as Lender

$15,000,000 Term Loan Facility

Dated as of April 30, 2015

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

-iv-

EXHIBITS

Forms of:

A	Form of Notice of Borrowing
B	Form of Compliance Certificate
C	Form of Note
D	Form of Warrant
E	Judicial Reference Waiver of Jury Trial
F	Form of General Security Agreement
G	Form of Guaranty
H	Form of Stock Pledge Agreement
I	Form of Intellectual Property Security Agreement

SCHEDULES

2.01	Commitments
5.01	Material Subsidiaries and First Tier Foreign Subsidiaries
5.05	Litigation
5.07	Ownership of Property
7.01	Existing Indebtedness and Liens
7.05	Investments
7.10	Subordination Provisions
9.02	Lending Offices, Addresses for Notices

CREDIT AGREEMENT

This CREDIT AGREEMENT (“Agreement”) is entered into as of April 30, 2015, by and among ADESTO TECHNOLOGIES CORPORATION, a California corporation (“Adesto”), ARTEMIS ACQUISITION LLC, a California limited liability company (“Artemis”, and, together with Adesto, collectively, the “Borrowers”), OPUS BANK, a California commercial bank, as Lender (“Lender”),

RECITALS

Borrowers have requested that the Lender provide a term loan facility and Lender is willing to do so on the terms and conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

SECTION 1

DEFINITIONS AND ACCOUNTING TERMS

1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any line of business or any division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary).

“Adesto” has the meaning set forth in the introductory paragraph hereto.

“Adesto Technologies France” means Adesto’s wholly owned Subsidiary with that name which is incorporated and existing under the laws of France.

“Adesto Technologies UK” means Adesto’s wholly owned Subsidiary with that name which is incorporated and existing under the laws of the United Kingdom.

“Affiliate” means any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, another Person. A Person shall be deemed to be “controlled by” any other Person if such other Person possesses, directly or indirectly, power (a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Agreement” means this Credit Agreement, as amended, restated, extended, supplemented or otherwise modified in writing from time to time.

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“Anti-Corruption Laws” mean the United States Foreign Corrupt Practices Act of 1977 and the U.K. Bribery Act 2010.

“Anti-Money Laundering Laws” mean the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act), the USA PATRIOT Act, the U.S. Money Laundering Control Act of 1986 and any other United States law or regulation governing such activities.

“Anti-Terrorism Order” means Executive Order No. 13224 of September 24, 2001, Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism, 66 Fed. Reg. 49,079 (2001), as amended.

“Approved Fund” means any Fund that is administered or managed by (a) Lender, (b) an Affiliate of Lender, or (c) an entity or an Affiliate of an entity that administers or manages Lender.

“Artemis” has the meaning set forth in the introductory paragraph hereto.

“Asset Coverage Ratio” means, for any period, for Borrower and its Subsidiaries on a consolidated basis, the ratio of (a) the sum of Cash held in a Designated Deposit Account and Eligible Receivables for such period to (b) Senior Indebtedness for such period.

“Asset Sale” means a sale, lease or sub-lease (as lessor or sublessor), sale and leaseback, assignment, conveyance, transfer or other disposition to, or any exchange of property with, any Person (other than any Borrower or any Subsidiary), in one transaction or a series of transactions, of all or any part of any Borrower or any of its domestic Subsidiaries’ businesses, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, including, without limitation, the Equity Securities of any Subsidiaries, other than (i) inventory or other assets (including Cash or Cash Equivalents) sold, transferred or otherwise disposed of in the ordinary course of business consistent with past practice, (ii) sales of other assets for aggregate consideration of less than $500,000 with respect to any transaction or series of related transactions and less than $1,000,000 in the aggregate during any fiscal year, (iii) leases, subleases, licenses and sublicenses, each to the extent entered into in the ordinary course of business and (iv) transactions permitted by Section 7.04(a) and Section 7.04(b).

“Attorney Costs” means and includes all reasonable attorneys’ and other fees and disbursements of any law firm or other external counsel and the allocated cost of internal legal services and all disbursements of internal counsel.

“Blocked Person” means any (i) OFAC Listed Person, (ii) agent, department, or instrumentality of, or any Person otherwise beneficially owned by, controlled by or acted on behalf of, directly or indirectly, (x) any OFAC Listed Person or (y) any Person, entity, organization, foreign country or regime that is subject to any OFAC Sanctions Program, or (iii) Person otherwise blocked, subject to sanctions under or engaged in any activity in violation of any U.S. Economic Sanctions.

“Board” means the Board of the United States Federal Reserve System.

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“Borrowers” has the meaning set forth in the introductory paragraph hereto.

“Borrowing” and “Borrow” each mean a borrowing of Loans hereunder.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banks in New York, New York, San Francisco, California or Irvine, California are generally authorized or obligated, by law or executive order, to close.

“Capital Leases” means any and all leases under which certain obligations are required to be capitalized on the books of a lessee in accordance with GAAP.

“Cash” or “Cash Equivalents” means assets properly classified as “marketable securities”, “cash”, “cash equivalents” or “short term investments” under GAAP.

“Change of Control” means (i) the direct or indirect acquisition by any person (as such term is used in Section 13(d) and Section 14(d)(2) of the Exchange Act, but excluding any employee benefit plan of Borrowers and their Subsidiaries, or any person or entity acting it its capacity as trustee, agent or other fiduciary or administrator of any such plan) or related persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act), of (a) beneficial ownership of the issued and outstanding shares of voting stock or similar equity interest of a corporation or other entity, the result of which acquisition is that such person or group possesses in excess of 40% of the combined voting power of all then-issued and outstanding voting stock of such corporation or other entity, or (b) the power to elect, appoint, or cause the election or appointment of at least a majority of the members of the board of directors of such corporation or other entity, or (ii) if Adesto shall at any time cease to directly or indirectly own and control legally and beneficially (free and clear of all Liens) all of the Equity Securities of Artemis.

“CISADA” means the Comprehensive Iran Sanctions, Accountability and Divestment Act.

“Closing Date” means the date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 4.01.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto.

“Compliance Certificate” means a certificate substantially in the form of Exhibit B, properly completed and signed by a Senior Officer of Adesto.

“Consolidated Cash Balance” has the meaning set forth in Section 7.11(b).

“Consolidated EBITDA” means the sum of the following, provided that the items contained in (b) through (i) below shall be added to (a) only to the extent they have been deducted in calculating, and therefore form no portion of, Consolidated Net Income:

(a) Consolidated Net Income, provided that there shall be excluded from such Consolidated Net Income the following: (i) all gains and all losses realized by Borrowers

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and their Subsidiaries upon the sale or other disposition (including, without limitation, pursuant to sale and leaseback transactions) of property or assets that are not sold or otherwise disposed of in the ordinary course of business, or pursuant to the sale of any capital stock held by any Borrower or any Subsidiary; and (ii) all items of gain or income that are properly classified as extraordinary in accordance with GAAP or are unusual or non-recurring; and

(b) Consolidated Interest Charges; and

(c) The amount of Taxes, based on or measured by income, used or included in the determination of such Consolidated Net Income; and

(d) The amount of depreciation and amortization expense deducted in determining such Consolidated Net Income, including any impairment of intangible/goodwill as defined under FAS 142 and FAS 144; and

(e) Any non-cash stock, stock option or restricted stock based compensation charges determined in accordance with GAAP; and

(f) Cash charges related to restructuring, discontinued operations, and extraordinary items, including, but not limited to, facilities and personnel reductions or exit of a business or products, in an amount not to exceed $300,000 in the aggregate for the period beginning on the Closing Date and ending on the final Maturity Date; and

(g) Other non-cash extraordinary or non-recurring charges.

For purposes of calculating Consolidated EBITDA for any period in connection with the Leverage Ratio, if during such period any Borrower or any Subsidiary shall have made any Permitted Acquisition, Consolidated EBITDA for such period shall be calculated after giving pro forma effect to such Permitted Acquisition as if such Permitted Acquisition occurred on the first day of such period.

“Consolidated Interest Charges” means, for any period, for Borrowers and their Subsidiaries on a consolidated basis, the sum of (a) all interest, premium payments, fees, charges and related expenses payable by Borrowers and their Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, and (b) the portion of rent payable by Borrowers and their Subsidiaries with respect to such period under Capital Leases that is treated as interest in accordance with GAAP.

“Consolidated Net Income” means, for any period, for Borrowers and their Subsidiaries on a consolidated basis, the net income of Borrowers and their Subsidiaries determined in accordance with GAAP.

“Consolidated Tangible Net Worth” means, as of any date of determination, for Borrowers and their Subsidiaries on a consolidated basis, Shareholders’ Equity of Borrowers and their Subsidiaries on that date minus the Intangible Assets of Borrowers and their Subsidiaries on that date.

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“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

“Controlled Entity” means (a) any Subsidiary, (b) any Affiliate of Borrower or any Subsidiary and (c) if Borrower has a parent company, such parent company and its Affiliates.

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States of America or other applicable jurisdictions from time to time in effect affecting the rights of creditors generally.

“Default” means any event that, has occurred and is in a cure period and which if not cured or waived on or before the end of such cure period will be an Event of Default.

“Default Rate” means, with respect to any Loan, the Interest Rate, plus 5% per annum, in each case to the fullest extent permitted by applicable Laws.

“Deposit Account Control Agreements” means, if any, the respective Deposit Account Control Agreements entered into among any Borrower, as Customer, the Lender and any depository institutions at which such Borrower maintains deposit accounts from time to time (other than the Lender).

“Designated Deposit Account” means a deposit account maintained by Adesto with the Lender, as from time to time designated by Adesto to Lender by Requisite Notice.

“Disposition” or “Dispose” means the sale, transfer, License Disposition or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal with or without recourse of any notes or accounts receivable or any rights and claims associated therewith.

“Dollar” and “$” means lawful money of the United States of America.

“Eligible Receivables” means with respect to the Borrowers, as of any date of determination, subject to modification by the Lender in its reasonable discretion based upon the results of a field audit, the face value of each account (as used in this definition, each such account, an “Account”) arising out of any contract or agreement which is a bona fide, non-contingent, existing obligation of the named account debtor thereunder (as used in this definition, and with respect to each individual contract or agreement, an “Account Debtor”) actually and absolutely owing to a Borrower and arising from the sale and delivery of merchandise or the rendering of services to such Account Debtor in the ordinary course of such Borrower’s business as presently conducted for which the Account Debtor has been billed and such Account satisfies and continues to satisfy the following requirements:

(i) the Account is evidenced by an invoice that has not remained unpaid for a period exceeding one hundred twenty (120) days or more beyond the invoice date of the invoice;

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(ii) the Account is not due from an Account Debtor whose debt on Accounts that are unpaid for a period exceeding one hundred twenty (120) days or more after the invoice date of the respective invoices exceeds fifty percent (50%) of such Account Debtor’s total debt to the Borrowers;

(iii) the Account is a valid, legally enforceable obligation of the Account Debtor and no offset (including, without limitation, discounts, advertising allowances, counterclaims or contra accounts) or other defense on the part of such Account Debtor or any claim on the part of such Account Debtor denying liability thereunder has been asserted; provided, however, that if the Account is subject to any such offset, defense or claim, or any inventory related thereto has been returned, such account shall not be an Eligible Receivable only to the extent of the maximum amount of such offset, defense, claim or return and the balance of such Account, if it otherwise represents a valid, uncontested and legally enforceable obligation of the Account Debtor and meets all of the other criteria for eligibility set forth herein, shall be considered an Eligible Receivable;

(iv) the services have been performed or the subject merchandise has been shipped or delivered on open Account to the named Account Debtor on an absolute sale basis and not on a bill-and-hold, consignment, on approval or subject to any other repurchase or return agreement, and no material part of the subject goods has been returned;

(v) the Account does not represent a pre-billing, prepaid deposit, retention billing or progress billing;

(vi) other than pursuant to the Security Documents, the Account is not subject to any Lien or security interest whatsoever;

(vii) the Account is not evidenced by chattel paper or an instrument of any kind;

(viii) the Account has not been turned over to any Person for collection;

(ix) the Account is not owing by an Account Debtor that shall have failed to pay twenty-five percent (25%) or more of all Accounts owed by such Account Debtor to the Borrower within the period set forth in (ii) above or which has become insolvent or is the subject of any bankruptcy, arrangement, reorganization proceedings or other proceedings for relief of debtors;

(x) the Account is not owing by an Account Debtor that (A) is an Affiliate of the Borrower), (B) is a Governmental Authority (except to the extent that Borrower has complied with the Federal Assignment of Claims Act of 1940, as amended, or analogous state statutes, in a manner reasonably satisfactory to Lender) or (C) except to the extent approved by Lender in its sole discretion, is organized under the laws of, or has its principal place of business outside, the United States of America or Canada or any state or any province thereof; and

(xi) unless previously agreed to by the Lender in writing, the aggregate amount of Accounts payable by the Account Debtor of the Account does not constitute more than 30% of all Accounts of Borrower.

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“Employee Benefit Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA, maintained or contributed to by any Borrower or any ERISA Affiliate, other than a Multiemployer Plan.

“Environmental Laws” mean all Laws relating to environmental, health, safety and land use matters applicable to any property of any Borrower or Subsidiary.

“Equity Securities” or “Equity Security” of any Person means (a) all common stock, preferred stock, participations, shares, partnership interests or other equity interests in such Person (regardless of how designated and whether or not voting or non-voting) and (b) all warrants, options and other rights to acquire any of the foregoing, other than convertible debt securities which have not been converted into common stock, preferred stock, participations, shares, partnership interests or other equity interests in any such Person.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor Federal statute.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with any Borrower within the meaning of Sections 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Borrower or any ERISA Affiliate.

“Event of Default” means any of the events specified in Section 8.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor federal statute.

“Excluded Taxes” has the meaning set forth in Section 3.01.

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“Existing Financial Statements” means the un-audited consolidated balance sheet of Borrowers and their Subsidiaries for each completed fiscal year prior to the Closing Date, and the related consolidated statements of income and cash flows for such fiscal year(s) of Borrowers.

“Existing Indebtedness” means all Indebtedness of the Borrowers to Bridge Bank.

“FATCA” means collectively, Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantially comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Rate” means, for any day, the rate per annum (rounded upwards to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Lender on such day on such transactions as determined by Lender.

“First Tier Foreign Subsidiary” means, at any date of determination, each foreign Material Subsidiary in which any Borrower or any of its domestic subsidiaries owns directly more than 50%, in the aggregate, of the capital stock of such Subsidiary.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans or similar extensions of credit in the ordinary course of business.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession, that are applicable to the circumstances as of the date of determination, consistently applied. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either Borrowers or Lender shall so request, Lender and Borrowers shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP, provided that, until so amended, (a) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (b) Borrowers shall provide to Lender financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

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“General Security Agreement” means that certain Security Agreement (Personal Property), substantially in the form of Exhibit F, dated as of the date hereof, between Borrowers (or, as the case may be, each Guarantor), as Debtor, and Lender, as Secured Party, securing the Obligations of Borrowers (or, as the case may be, the obligations of each Guarantor), as the same may from time to time be amended, modified or supplemented.

“Governmental Authority” means (a) any international, foreign, federal, state, county or municipal government, or political subdivision thereof, (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality, central bank or public body, or (c) any court, administrative tribunal or public utility.

“Guarantor” means each domestic Material Subsidiary in existence on the date hereof (as set forth on Schedule 5.01 hereof) and thereafter any Person that may from time to time deliver a Guaranty hereafter pursuant to the terms of Section 6.13 hereof.

“Guaranty” means each of those certain Guaranties, substantially in the form of Exhibit G, dated as of the date hereof, as supplemented form time to time hereafter, from each Guarantor in favor of the Lender, together with any Guaranty executed hereafter pursuant to the terms of Section 6.13 hereof, as the same may from time to time hereafter be amended, modified or supplemented.

“Guaranty Obligation” means, as to any Person, any (a) guaranty by such Person of Indebtedness of, or other obligation payable or performable by, any other Person or (b) assurance, agreement, letter of responsibility, letter of awareness, undertaking or arrangement given by such Person to an obligee of any other Person with respect to the payment or performance of an obligation by, or the financial condition of, such other Person, whether direct, indirect or contingent, including any purchase or repurchase agreement covering such obligation or any collateral security therefor, any agreement to provide funds (by means of loans, capital contributions or otherwise) to such other Person, any agreement to support the solvency or level of any balance sheet item of such other Person or any “keep-well” or other arrangement of whatever nature, in each such case, given for the purpose of assuring or holding harmless such obligee against loss with respect to any obligation of such other Person; provided, however, that the term “Guaranty Obligation” shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guaranty Obligation shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, covered by such Guaranty Obligation or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the Person in good faith.

“Hazardous Substance” means any substance, material or waste, including asbestos and petroleum (including crude oil or any fraction thereof), which is or becomes designated, classified or regulated as “toxic,” “hazardous,” a “pollutant” or similar designation under any Laws.

“Indebtedness” means, as to any Person at any date of determination, all items which would, in conformity with GAAP, be classified as liabilities on a balance sheet of such Person as at such date, including:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

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(b) any direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), banker’s acceptances, bank guaranties, surety bonds and similar instruments;

(c) whether or not so included as liabilities in accordance with GAAP but excluding any portion thereof which would be accounted for as interest under GAAP, net obligations under any Swap Contract in an amount equal to (i) if such Swap Contract has been closed out, the termination value thereof, or (ii) if such Swap Contract has not been closed out, the mark-to-market value thereof determined on the basis of readily available quotations provided by any recognized dealer in such Swap Contract;

(d) whether or not so included as liabilities in accordance with GAAP and whether with or without recourse, all obligations of such Person to pay the deferred purchase price of property or services (if such deferral is greater than 180 days), and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements);

(e) Capital Leases in an amount of the capitalized lease liability appearing on Borrowers’ financial statements delivered in accordance with Sections 6.01(a) and (b) of this Agreement;

(f) the principal component or liquidation preference of all Equity Securities of such Person and which by the terms thereof could at any time prior to the Maturity Date (at the request of the holders thereof or otherwise) be subject to mandatory sinking fund payments, mandatory redemption or other acceleration; and

(g) all Guaranty Obligations of such Person in respect of any of the foregoing obligations of any other Person;

provided that for all purposes of this Agreement, Indebtedness shall exclude (i) trade and other accounts payable in the ordinary course of business in accordance with customary trade terms and which are not overdue for a period of more than sixty (60) days (unless contested in good faith by any Borrower or any Subsidiary), (ii) deferred Taxes, and (iii) accrued interest and expenses, except to the extent capitalized.

For all purposes of this Agreement, the Indebtedness of any Person shall include, at any such time as such partnership or joint venture is not Solvent, the Indebtedness of any partnership or joint venture (to the extent the joint venture is a legal entity where the venture members have pass-through liability for all of the debts of the joint venture) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person (subject to customary recourse exceptions acceptable to Lender).

“Indemnified Liabilities” has the meaning set forth in Section 9.14.

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“Indemnitees” has the meaning set forth in Section 9.14.

“Intangible Assets” means assets that are required to be disclosed as intangible assets in accordance with GAAP on Borrowers’ balance sheet, including customer lists, goodwill, computer software, copyrights, trade names, trade-marks, patents, unamortized deferred charges, unamortized debt discount and capitalized research and development costs.

“Intellectual Property Security Agreement” means that certain Intellectual Property Security Agreement dated as of the date hereof, entered into by Borrowers, as Debtors, and Lender, as Secured Party, securing the Obligations of Borrowers, as the same may from time to time be amended, modified or supplemented.

“Interest Rate” means a fluctuating rate per annum equal to (a) the higher of (1) the rate of interest in effect for such day as publicly announced from time to time by the Wall Street Journal as its “prime rate” (or the average prime rate if a high and a low prime rate are therein reported) or (2) 3.25% plus (b) (1) if the Cash and Cash Equivalents of the Borrowers are greater than 125% of the outstanding principal of the Loan, 1.00% or (2) if the Cash and Cash Equivalents of the Borrowers are less than or equal to than 125% of the outstanding principal of the Loan, 2.00%.

“Investment” means, as to any Person, any investment by such Person, whether by means of the purchase or other acquisition of stock or other securities of any other Person or by means of a loan, creating a debt, capital contribution, guaranty or other debt or equity participation or interest in any other Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“IP Licensing Payments” means, in respect of any patent, trademark, copyright, mask work, trade secret or other intellectual property right owned or held by any Borrower or any of such Borrower’s Subsidiaries (the “IP Rights”), any payments received from the granting by any Borrower or any of such Borrower’s Subsidiaries of a license in the IP Rights.

“IRS” means the United States Internal Revenue Service.

“Knowledge” means, when referring to the “Knowledge” of any Person or any similar phrase or qualification based on knowledge or awareness with respect to such Person, (i) the actual knowledge of such Person, and (ii) the knowledge that any such Person, as a reasonably prudent business person, would have obtained in the conduct of his or her business.

“Landlord’s Agreement” means an executed lien waiver from a lessor of a real property, in form and substance reasonably satisfactory to Lender, including, without limitation, (i) waiver of said lessor’s lien rights with respect to any property of any Borrower located thereon and (ii) reasonable rights on entry for Lender (and its agents) to assemble and remove any Collateral located on such premises.

“Laws” or “Law” means all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any

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Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lender” means each lender from time to time party hereto.

“Lending Office” means the office or offices of Lender described as such on Schedule 9.02, or such other office or offices as Lender may from time to time notify Borrowers.

“Leverage Ratio” means, as of any date of determination, for Borrowers and their Subsidiaries on a consolidated basis, the ratio of (a) Indebtedness (other than Indebtedness under clause (c) of the definition thereof) as of such date to (b) Consolidated Tangible Net Worth.

“License Disposition” means, in respect of any patent, trademark, copyright, mask work, trade secret or other intellectual property right owned or held by Borrowers or any of their Subsidiaries (the “IP Holder”) which is material to Borrowers and any of their Subsidiaries taken as a whole (together, “Material IP”), (i) the granting by the IP Holder of an exclusive license across all or substantially all fields, uses or regions to any Person other than a Borrower or another Subsidiary, (ii) the granting of any license by the IP Holder that conveys directly or indirectly to any Person other than Borrowers or their Subsidiaries all or substantially all of the economic value of such Material IP, or (iii) the abandonment by the IP Holder of such Material IP.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement (including in the nature of, cash collateral accounts or security interests), encumbrance, lien (statutory or other), fixed or floating charge, or other security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable Laws of any jurisdiction), including the interest of a purchaser of accounts receivable.

“Loan” has the meaning specified in Section 2.01(a).

“Loan Commitment” means, in the aggregate, $15,000,000.

“Loan Documents” means this Agreement, each Notice of Borrowing, each Note, each Guaranty, each Security Document, any Landlord’s Agreement, the Perfection Certificate, any subordination agreements pertaining to Subordinated Debt, and each certificate, fee letter, and other instrument or agreement from time to time executed by Borrower or any of its Subsidiaries or any Senior Officer and delivered in connection with this Agreement.

“Master Agreement” has the meaning set forth in the definition of “Swap Contract”.

“Material Adverse Effect” means any set of circumstances or events which (a) has any material adverse effect upon the validity or enforceability of any Loan Document, (b) is material and adverse to the financial condition, business, assets or operations of Borrowers and their Subsidiaries taken as a whole, (c) has any material adverse effect upon the value or condition of the collateral under any Security Document, or (d) materially impairs the ability of any Borrower or any Subsidiary to perform its Obligations.

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“Material Lease” means any lease entered into by Borrowers and their Subsidiaries after the Closing Date for premises in excess of 25,000 square feet.

“Material Subsidiaries” means each Subsidiary of a Borrower which has assets with a total book value greater than 10% of the consolidated total assets of such Borrower and its Subsidiaries, determined as of the end of the fiscal quarter immediately preceding the date of determination.

“Maturity Date” means April 30, 2018, or such earlier date upon which the Loan may be terminated in accordance with the terms of this Agreement.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA.

“Net Asset Sales Proceeds” means, with respect to any Asset Sale, an amount equal to: (i) Cash payments (including any Cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received by Borrowers or any of their Subsidiaries from such Asset Sale, minus (ii) any direct costs incurred in connection with such Asset Sale, including (a) income, gains or transfer Taxes payable by the seller as a result of any gain recognized in connection with such Asset Sale, (b) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale and (c) a reasonable reserve for any indemnification payments (fixed or contingent) attributable to seller’s indemnities and representations and warranties to purchaser in respect of such Asset Sale undertaken by Borrowers or any of their Subsidiaries in connection with such Asset Sale.

“Net Insurance/Condemnation Proceeds” means an amount equal to: (i) any Cash (or Cash Equivalents) payments or proceeds received by Borrowers or any of their Subsidiaries (a) under any casualty insurance policy in respect of a covered loss thereunder or (b) as a result of the taking of any assets of Borrowers or any of their Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, minus (ii) (a) any costs incurred by Borrowers or any of their Subsidiaries in connection with the adjustment or settlement of any claims of such Borrower or such Subsidiary in respect thereof, and (b) any costs incurred in connection with any sale of such assets as referred to in clause (i)(b) of this definition, including income, gains or transfer Taxes payable as a result of any gain recognized in connection therewith.

“Net Proceeds” means, with respect to any sale or issuance of any Equity Security or other security by any Person (including in the case of Adesto, any sale or issuance of any Subordinated Debt), the aggregate consideration received by such Person from such sale or issuance less the actual amount of fees and commissions payable to Persons other than such Person or any Affiliate of such Person.

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“Note” means a promissory note made by Borrowers in favor of Lender evidencing Loans made by Lender, substantially in the form of Exhibit C (collectively, the “Notes”).

“Notice of Borrowing” has the meaning set forth in Section 4.01(a)(iii).

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, Borrowers and their Subsidiaries arising under any Loan Document, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest that accrues after the commencement of any proceeding under any Debtor Relief Laws by or against any Borrower or any Subsidiary or Affiliate of any Borrower.

OFAC” means the Office of Foreign Assets Control, United States Department of the Treasury.

“OFAC Listed Person” means any Person whose name appears on the SDN List.

“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.

“Opus Bank” means Opus Bank, a California commercial bank.

“Ordinary Course Dispositions” means:

(a) Dispositions of surplus equipment or damaged, obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

(b) Dispositions in the ordinary course of business (and, with respect to License Dispositions, such Dispositons are not conducted in a matter dissimilar to ordinary course dispositions made prior to the Closing Date) and other Dispositions permitted by this Agreement;

(c) Dispositions of property to the extent that such property is exchanged for credit against the purchase price of similar replacement property, or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement property or where Borrowers and their Subsidiary determine in good faith that the failure to replace such property will not be detrimental to the business of such Borrower or such Subsidiary; provided that the fair market value of all assets not replaced shall not exceed $500,000 over the life of this Agreement;

(d) Dispositions of assets or property by any Subsidiary of a Borrower to a Borrower or another Subsidiary of a Borrower, or by a Borrower to any Subsidiary of a Borrower; provided that if (i) a Default or Event of Default shall have occurred and be continuing or (ii) the Leverage Ratio (determined on a pro forma basis after giving effect

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to such transaction) is greater than 2.00 to 1.00, any Disposition under this clause (d) shall only be permitted in exchange for the fair market value of the property being disposed of; provided that this clause (d) shall not restrict (1) Ordinary Course Indebtedness referred to in clause (b) of the definition thereof, (2) Ordinary Course Investments referred to in clause (c) of the definition thereof and (3) Restricted Payments permitted pursuant to Sections 7.06(a)(ii) and 7.06(f);

(e) Dispositions which constitute the making or liquidating of Permitted Investments, including, without limitation, in respect of any Swap Contract, provided that Borrowers are in compliance with Section 6.16; and

(f) Dispositions which constitute the incurrence (but not the enforcement) of Permitted Liens;

provided, however, that, other than with respect to Dispositions of the types described in clauses (a) and (d) of this definition (except as otherwise expressly required pursuant to clause (d)), no such Disposition shall be for less than the fair market value of the property being disposed of.

“Ordinary Course Indebtedness” means:

(a) Indebtedness under the Loan Documents;

(b) Guaranty Obligations of any Borrower or any of its Subsidiaries guarantying Indebtedness otherwise permitted hereunder of any Borrower or any Subsidiary of Borrower;

(c) Indebtedness arising from the honoring of a check, draft or similar instrument against insufficient funds or from the endorsement of instruments for collection in the ordinary course of any Borrower’s or any Subsidiary’s business;

(d) Indebtedness of any Borrower or any of its Subsidiaries with respect to surety, appeal, indemnity, performance or other similar bonds in the ordinary course of business; and

(e) Indebtedness with respect to cash deposited by customers to obtain the right to delivery of future goods or services; provided, however, that all such cash deposits are held in an account pursuant to Section 6.16 or subject to a Deposit Account Control Agreement.

“Ordinary Course Investments” means Investments consisting of:

(a) Investments in other assets properly classified as “marketable securities” or “Cash” or “Cash Equivalents”, and which conform to the investment policies adopted by the Board of Directors of Adesto from time to time;

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(b) advances to officers, directors and employees of any Borrower and its Subsidiaries for travel, entertainment, relocation and analogous ordinary business purposes;

(c) Investments of a Borrower in any of its Subsidiaries and Investments of any Subsidiary of a Borrower in a Borrower or another Subsidiary of a Borrower; provided that (i) if at the time any Borrower or any such Subsidiary proposes to make such Investment the Leverage Ratio (determined on a pro forma basis after giving effect to such transaction) is greater than 2.00 to 1.00, no such Investment by any Borrower or any Guarantor in any Subsidiary which is not a Guarantor may be made if the aggregate amount of Investments in Subsidiaries which are not Guarantors, after giving pro forma effect to the making of such Investment, would exceed $100,000 and (ii) if a Default or Event of Default has occurred and be continuing, Investments under this clause (c) shall only be permitted in Subsidiaries that are Guarantors;

(d) extensions of credit to customers or suppliers of Borrowers and their Subsidiaries in the ordinary course of business and any Investments received in satisfaction or partial satisfaction thereof;

(e) Guaranty Obligations permitted by Section 7.01.

(f) Investments received by a Borrower or any of its Subsidiaries as distributions on claims in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

(g) Investments of any Subsidiary existing at the time it becomes a Subsidiary of a Borrower, provided that such Investments were not made in anticipation of such Person becoming a Subsidiary of such Borrower;

(h) Investments consisting of loans to employees, the proceeds of which shall be used to purchase Equity Securities of a Borrower or its Subsidiaries and other loans to employees in an aggregate amount not in excess of $250,000 at any time outstanding;

(i) Restricted Payments described in Section 7.06(c); and

(j) Investments by any Borrower or any Subsidiary in Adesto Technologies France or Adesto Technologies UK in an aggregate amount not to exceed $500,000 after the Closing Date.

“Ordinary Course Liens” means:

(a) Liens pursuant to any Loan Document;

(b) Liens for Taxes not yet due or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

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(c) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, landlord’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than sixty (60) days or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP and no item or portion of property of such Borrower or any of its Subsidiaries is in jeopardy of being seized, levied upon or forfeited as a result thereof;

(d) pledges or deposits in connection with worker’s compensation, unemployment insurance and other social security legislation;

(e) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(f) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of any Person;

(g) attachment, judgment or other similar Liens arising in connection with litigation or other legal proceedings (and not otherwise constituting an Event of Default hereunder) in the ordinary course of business that is currently being contested in good faith by appropriate proceedings, adequate reserves have been set aside therefor, and no material property is subject to a material risk of loss or forfeiture;

(h) during any period when no Default or Event of Default has occurred and is continuing, Liens on the property or assets of any Subsidiary of a Borrower in favor of a Borrower or any other Subsidiary of a Borrower; provided that if, at the time a Guarantor proposes to create such Liens in favor of any Subsidiary which is not a Guarantor, the Leverage Ratio (determined on a pro forma basis after giving effect to such transaction) is greater than 2.00 to 1.00, no such Lien may be created if the aggregate amount of Indebtedness of Guarantors to Subsidiaries which are not Guarantors, after giving pro forma effect thereto, would exceed $300,000;

(i) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties and in connection with the importation of goods in the ordinary course of any Borrower’s and its Subsidiaries’ businesses;

(j) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by Borrowers in excess of those set forth by regulations promulgated by the Federal Reserve Board, and (ii) such deposit account is not intended by any Borrower or any Subsidiary to provide collateral to the depository institution;

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(k) Liens on insurance proceeds in favor of insurance companies with respect to the financing of insurance premiums; and

(l) purported Liens evidenced by the filing of UCC precautionary financing statements relating to operating leases entered into in the ordinary course of business and not otherwise prohibited under this Agreement.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws; (b) with respect to any limited liability company, the articles of formation and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership or joint venture agreement and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation with the secretary of state or other department in the state of its formation, in each case as amended from time to time.

“Outstanding Obligations” means, as of any date, and giving effect to all payments, repayments and prepayments made on such date, the aggregate outstanding Obligations.

“Payment Date” means the first day of each calendar month and the Maturity Date; provided, further, that interest accruing at the Default Rate shall be payable from time to time upon demand by Lender.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto established under ERISA.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Borrower or any ERISA Affiliate or to which any Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five plan years.

“Perfection Certificate” means that certain Perfection Certificate dated as of the date hereof executed by each Borrower.

“Permitted Acquisitions” means any Acquisitions which meet the following criteria:

(a) (1) the Borrowers shall have demonstrated (by delivery of a pro forma compliance certificate satisfactory to the Lender) that immediately before and after giving effect to such Acquisition on a pro forma basis, Borrowers and their Subsidiaries will be in compliance with the financial covenants set forth in Section 7.11 as of the most recent fiscal quarter end with respect to which the Lender has received a Compliance Certificate, (2) the Acquisition is not in the nature of a hostile takeover, and (3) after giving effect to the Acquisition, there would be no breach under Section 7.08; and

(b) any Acquisition does not exceed $100,000; and

(c) aggregate Acquisitions in any period of four consecutive fiscal quarters do not exceed $500,000.

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“Permitted Indebtedness” has the meaning specified in Section 7.01.

“Permitted Investments” has the meaning specified in Section 7.05.

“Permitted Liens” has the meaning specified in Section 7.02.

“Person” means any individual, trustee, corporation, general partnership, limited partnership, limited liability company, joint stock company, trust, unincorporated organization, bank, business association, firm, joint venture, or Governmental Authority.

“Plan” means any employee benefit plan maintained or contributed to by any Borrower or by any trade or business (whether or not incorporated) under common control with such Borrower as defined in Section 4001(b) of ERISA and insured by the Pension Benefit Guaranty Corporation under Title IV of ERISA.

“PT” means Pacific Time.

“Reportable Event” means any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, a withdrawal from a Plan described in Section 4063 of ERISA, or a cessation of operations described in Section 4062(e) of ERISA.

“Requisite Notice” means, unless otherwise provided herein, irrevocable written notice to the intended recipient. Such notices shall be (i) delivered to such recipient at the address or telephone number specified on Schedule 9.02 or as otherwise designated by such recipient by Requisite Notice to Lender, and (ii) if made by Borrowers, given or made by a Senior Officer of Adesto. Any written notice delivered in connection with any Loan Document shall be in the form, if any, prescribed herein or therein. Any notice sent by other than hardcopy shall be promptly confirmed by a telephone call to the recipient and, if requested by Lender, by a manually-signed hardcopy thereof.

“Requisite Time” means, with respect to any of the actions listed below, the time and date set forth below opposite such action:

Prepayment	8:00 a.m. PT	Same date as such prepayment

Payments by Borrowers to Lender	11:00 a.m. PT	On date payment is due

“Restricted Payment” means:

(a) the declaration or payment of any dividend or distribution by any Borrower or any Subsidiary, either in cash, securities or other property, on any shares of Equity Securities of any class of any Borrower or any Subsidiary, including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Securities; and

(b) any other payment or distribution by any Borrower or any Subsidiary in respect of its Equity Securities, either directly or indirectly.

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“Sanctioned Country” means a country subject to any OFAC Sanctions Program.

“SDN List” means the list of Special Designated Nationals and Blocked Persons published by OFAC. The SDN List is available at http://www.treasury.gov/sdn.

“Securities Account Control Agreements” means the respective Securities Account Control Agreements entered into among a Borrower, as customer, the Lender, as secured party, and any account holders with whom such Borrower maintains securities accounts from time to time.

“Securitization” means a public or private offering by Lender or any of its Affiliates or their respective successors and assigns, of securities which represent an interest in, or which are collateralized, in whole or in part, by the Loans.

“Security Documents” means the General Security Agreement, the Intellectual Property Security Agreement, the Stock Pledge Agreement, the Deposit Account Control Agreements, the Securities Account Control Agreements and each Guaranty and any other security agreements executed in connection with this Agreement which recite that they secure the Obligations.

“Senior Indebtedness” means, with respect to any Person at any time, all Indebtedness of such Person other than Subordinated Debt.

“Senior Officer” means, with respect to any Borrower and any Subsidiary, any chief executive officer, the chief financial officer, the chief operating officer or the treasurer of such Borrower or such Subsidiary and any other Person reasonably designated in writing as a “Senior Officer” by such Borrower or Subsidiary.

“Shareholders’ Equity” means, as of any date of determination for Borrowers and their Subsidiaries on a consolidated basis, shareholders’ equity as of that date determined in accordance with GAAP.

“Solvent” means, as to any Person at any time, that (i) the fair value of the property of such Person is greater than the amount of such Person’s liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code; (ii) the present fair saleable value of the property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (iii) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (v) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute unreasonably small capital.

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“Stock Pledge Agreement” means that certain Security and Pledge Agreement, substantially in the form of Exhibit H, dated as of the date hereof, between Borrowers, as Debtors, and Lender, as Secured Party, securing the Obligations of Borrowers, as the same may be amended from time to time.

“Subordinated Debt” means any subordinated debt permitted by Sections 7.01(g) and 7.01(h).

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned or controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of Adesto.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., or any other master agreement (any such master agreement, together with any related schedules, as amended, restated, extended, supplemented or otherwise modified in writing from time to time, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Taxes” has the meaning specified in Section 3.1(a).

“Threshold Amount” means $500,000.

“to the best knowledge of” means, when modifying a representation, warranty or other statement of any Person, that the fact or situation described therein is known by such Person (or, (i) in the case of Borrowers, known by any Senior Officer or executive officer of any Borrower, or, (ii) in the case of any other Person other than a natural Person, known by any officer of such Person) making the representation, warranty or other statement, or with the exercise of reasonable due diligence under the circumstances (in accordance with the standard of what a reasonable Person in similar circumstances would have done) would have been known by such Person (or, (i) in the case of Borrowers, would have been known by any Senior Officer or executive officer of any Borrower, or, (ii) in the case of any other Person other than a natural Person, would have been known by any executive officer of such Person).

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“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

“U.S. Economic Sanctions” means all United States economic sanctions, including but not limited to the Trading with the Enemy Act, the International Emergency Economic Powers Act, CISADA or any similar law or regulation with respect to Iran or any other country, the Sudan Accountability and Divestment Act, any OFAC Sanctions Program, or any economic sanctions regulations administered and enforced by the United States or any enabling legislation or executive order relating to any of the foregoing.

“USA PATRIOT Act” means United States Public Law 107-56, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT Act of 2001), as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Voluntary Redemption Event” means, in respect of any Indebtedness consisting of bonds, debentures, senior or subordinated notes or other debt securities, any redemption, prepayment or call for redemption or prepayment of any or all of such Indebtedness at the election of the issuer and not in connection with any breach by such issuer of any term or covenant contained in any instrument, indenture or agreement evidencing such Indebtedness.

1.02. Use of Certain Terms.

(a) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto or thereto, unless otherwise defined therein.

(b) As used herein, unless the context requires otherwise, the masculine, feminine and neuter genders and the singular and plural include one another.

(c) The words “herein” and “hereunder” and words of similar import when used in any Loan Document shall refer to the Loan Documents as a whole and not to any particular provision thereof. The term “including” is by way of example and not limitation. References herein to a Section, subsection or clause shall, unless the context otherwise requires, refer to the appropriate Section, subsection or clause in this Agreement.

(d) The term “or” is disjunctive; the term “and” is conjunctive. The term “shall” is mandatory; the term “may” is permissive.

1.03. Accounting Terms. All accounting terms not specifically or completely defined in this Agreement shall be construed in conformity with, and all financial data required to be submitted by this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, and applied in a manner consistent with that used

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in preparing Borrowers’ reviewed financial statements for the fiscal year ended December 31, 2014, except as otherwise specifically prescribed herein. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Financial Accounting Standards Board Accounting Standards Codification 825 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of Borrowers or any Subsidiary at “fair value”, as defined therein.

1.04. Rounding. Any financial ratios required to be maintained by Borrowers pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed in this Agreement and rounding the result up or down to the nearest number (with a round-up if there is no nearest number) to the number of places by which such ratio is expressed in this Agreement.

1.05. Exhibits and Schedules. All exhibits and schedules to this Agreement, either as originally existing or as the same may from time to time be supplemented, modified or amended, are incorporated herein by this reference.

1.06. References to Agreements and Laws. Unless otherwise expressly provided herein, (a) references to agreements (including the Loan Documents) and other contractual instruments shall include all amendments, restatements, extensions, supplements and other modifications thereto (unless prohibited by any Loan Document), and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

SECTION 2

EXTENSION OF CREDIT

2.01. Loans; Maximum Amounts. Subject to the terms and conditions set forth in this Agreement, Lender agrees to make Loans to the Borrowers as follows:

(a) Loan. Subject to the terms and conditions set forth in this Agreement, Lender agrees to make a loan to the Borrowers (the “Loan”) in Dollars on the Closing Date in the amount of the Loan Commitment. The Loan Commitment shall expire concurrently with the making of the Loan on the Closing Date. Once prepaid or repaid, the Loan may not be reborrowed. The Loan shall be repaid in accordance with Section 2.02 and Section 2.03.

(b) Notes. Loans shall be evidenced by one or more Notes. The date, amount and maturity of Lender’s Loans and payments and other particulars with respect thereto may be endorsed on schedule(s) attached to its Note by Lender and/or recorded on one or more loan accounts or records maintained by Lender in the ordinary course of business. Such Notes, loan accounts and records shall be conclusive absent manifest error of the amount of such Loans and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of Borrowers to pay any amount owing with respect to the Loans.

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2.02. Prepayments.

(a) Voluntary. Upon Requisite Notice to Lender not later than the Requisite Time therefor, Borrowers may at any time and from time to time voluntarily prepay Loans in part or in full without premium or penalty. Any prepayment of any Loan shall be accompanied by all accrued interest thereon. All voluntary prepayments of the Loan shall be applied pro rata to the then remaining scheduled payments of principal due under the Loan (including, without limitation, the payment due on the maturity thereof).

(b) Mandatory. In addition to the payments required by Section 2.03(b) hereof, Borrowers shall (subject to Section 2.02(c) below) make mandatory prepayments of Loans as set forth below; provided, however, that so long as no Default or Event of Default shall have occurred and be continuing (or, so long as no Default or Event of Default would arise from any of the below described transactions), then the prepayment requirements of Section 2.02(b)(i) and (ii) shall not apply. Subject to Section 2.02(c) below, all such prepayments required under Sections 2.02(b)(i) through (iii) shall be applied pro rata to the remaining scheduled payments of principal due under the Loan (including, without limitation, the payment due on the maturity thereof). To the extent any amounts remain after such application to the Loans, other than any amounts remaining as a result of Lender declining prepayment pursuant to Section 2.02(c), may be retained by Borrowers.

(i) Asset Sales. No later than the fifth Business Day following the date of receipt by any Borrower or any of its domestic Subsidiaries of any Net Asset Sale Proceeds (or on the 271st day if the first proviso hereto applies) if such Net Asset Sale Proceeds are equal to or in excess of $500,000 received in any fiscal year through the applicable date of determination, Borrowers shall prepay, subject to the provisions of Section 2.02(c) below, the Loans in an aggregate amount equal to such Net Asset Sale Proceeds; provided that, so long as no Event of Default shall have occurred and be continuing, Borrowers need not so apply such Net Asset Sale Proceeds so long as any Borrower or one or more of its Subsidiaries invests such Net Asset Sale Proceeds within two hundred seventy (270) days of receipt thereof in assets of the general type used in the business of Borrowers and their Subsidiaries (including acquisitions of assets by way of stock purchase, merger or acquisition of assets of a company or business unit in compliance with Section 7.08); provided, further, pending any such investment all such Net Asset Sale Proceeds shall be invested in Cash or Cash Equivalents and deposited in the Designated Deposit Account and held therein until such time as such Net Asset Sale Proceeds are applied in payment of such investment.

(ii) Insurance/Condemnation Proceeds. No later than the fifth Business Day following the date of receipt by any Borrower or any of its Subsidiaries (or on the 271st day if the first proviso hereto applies), or Lender as loss payee, of any Net Insurance/Condemnation Proceeds equal to or in excess of $100,000 received in any fiscal year through the applicable date of determination, Borrowers shall prepay, subject to the provisions of Section 2.02(c) below, the Loan in an aggregate amount equal to such Net Insurance/Condemnation Proceeds equal to or in excess of $100,000; provided so long as no Event of Default shall have occurred and be continuing, Borrowers need not so apply such Net Insurance/Condemnation Proceeds so long as any Borrower or one or

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more of its Subsidiaries invests such Net Insurance/Condemnation Proceeds within two hundred seventy (270) days of receipt thereof in assets of the general type used in the business of Borrowers and their Subsidiaries, which investment may include the repair, restoration or replacement of the applicable assets thereof; provided, further, pending any such investment all such Net Insurance/Condemnation Proceeds, as the case may be, shall be invested in Cash or Cash Equivalents and deposited in the Designated Deposit Account and held therein until such time as such Net Asset Sale Proceeds are applied in payment of such investment.

(c) Lender’s Right to Decline Certain Mandatory Prepayments. Lender has the right to decline requiring Borrowers to pay to it the mandatory prepayment(s) described in Sections 2.02(b) above. Upon receipt by the Lender of any such prepayment of the Loan, the amount of the prepayment that is available to prepay the Loans (the “Prepayment Amount”) shall be deposited in a cash collateral Account on terms reasonably satisfactory to the Lender and the Borrowers, pending application of such amount on the date on which such prepayment shall be made (the “Prepayment Date”), which date shall be ten (10) Business Days after the date of such receipt. Lender may decline such prepayment by giving written notice to the Borrowers by not later than 11:00 a.m. on the Business Day immediately preceding the Prepayment Date. On the Prepayment Date, an amount equal to that portion of the Prepayment Amount accepted by the Lender to prepay Loans owing to Lender shall be withdrawn from the applicable cash collateral account and applied to prepay Loans owing Lender in the manner described in the first paragraph of Section 2.02(b), for such prepayment.

2.03. Principal and Interest.

(a) Except as otherwise provided hereunder, if not sooner paid, Borrowers agree, jointly and severally, to pay to Lender the outstanding principal amount of each Loan on the Maturity Date.

(b) Borrowers shall pay to Lender monthly installments of principal on the Loan (each such installment in an amount equal to $500,000) beginning on November 1, 2015 and on each Payment Date thereafter through and including the Maturity Date; and

(c) Subject to subsection (d) below, and unless otherwise specified herein, Borrowers shall pay to Lender, on the first day of each calendar month thereafter through and including the Maturity Date, in arrears, interest on the unpaid principal amount of the Loan (before and after default, before and after maturity, before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Laws) from the date borrowed until paid in full (whether by acceleration or otherwise) on each Payment Date at a rate per annum equal to the Interest Rate.

(d) Notwithstanding subsection (c) of this Section, while any Event of Default exists or after acceleration, Borrowers shall pay to Lender interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all Outstanding Obligations, at the Default Rate.

(e) In addition to interest as set forth herein, Borrowers shall pay to Lender a late charge equal to five percent (5%) of any amounts due under the Loan in the event any such amount is not paid when due.

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2.04. Commitment Fee. On the Closing Date, Borrowers shall pay to Lender an amount equal to 0.30% of Lender’s Loan Commitment (the “Commitment Fee”).

2.05. Computation of Interest and Fees. Computation of all types of interest and all fees shall be calculated on the basis of a year of 360 days and the actual number of days elapsed.

2.06. Making Payments.

(a) Except as otherwise provided herein, all payments by Borrowers hereunder shall be made via automatic payment from the Designated Deposit Account. All payments received after the Requisite Time shall be deemed received on the next succeeding Business Day. All payments shall be made in immediately available funds in lawful money of the United States of America. All payments by Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff.

(b) Upon satisfaction of any applicable terms and conditions set forth herein, Lender shall promptly apply any amounts received in accordance with the prior subsection available in like funds as received by wire transfer to Lender at its Lending Office.

(c) If any payment to be made by Borrowers shall come due on a day other than a Business Day, payment shall instead be considered due on the next succeeding Business Day, and such extension of time shall be reflected in computing interest and fees.

(d) If Lender is required at any time to return to Borrowers, or to a trustee, receiver, liquidator, custodian, or any official under any proceeding under Debtor Relief Laws, any portion of a payments made by Borrowers, Lender shall return its share of the amount to be returned.

(e) In addition to interest as set forth herein, Borrowers shall pay to Lender a late charge equal to five percent (5%) of any amounts due under the Loan in the event any such amount is not paid within one (1) day after the date when due.

2.07. Funding Sources. Nothing in this Agreement shall be deemed to obligate Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

2.08. Collateral. The Obligations are secured by the Security Documents.

2.09. Joint and Several.

(a) The obligations of each Borrower under this Agreement and the other Loan Documents shall be joint and several and, to the fullest extent permitted by Applicable Law, shall not be affected by (i) the failure of the Lender, or any of its successors or assigns, or

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any holder of the Notes or any of the Obligations to assert any claim or demand or to exercise or enforce any right, power or remedy against any other Borrower, any Guarantor or other guarantor or the Collateral or otherwise, (ii) any extension or renewal for any period (whether or not longer than the original period) or exchange of any of the Obligations or the release or compromise of any obligation of any nature of any Person with respect thereto, (iii) the surrender, release or exchange of all or any part of any property (including without limitation the Collateral) securing payment, performance and observance of any of the Obligations or the compromise or extension or renewal for any period (whether or not longer than the original period) of any obligations of any nature of any Person with respect to any such property, (iv) the invalidity or unenforceability of any of the Obligations as against any other Borrower, any Guarantor, any other guarantor thereof or any other Person, and (v) any other act, matter or thing which would or might, in the absence of this provision, operate to release, discharge or otherwise prejudicially affect the obligations of Borrowers, other than the indefeasible payment in full of the Obligations.

(b) To the fullest extent permitted by Applicable Law and except to the extent that any of the following are expressly required by the provisions of any of the Loan Documents, each Borrower hereby waives (i) presentment, demand for payment and protest of nonpayment of any of the Obligations, and notices of protest, dishonor or nonperformance, (ii) notice of any Event of Default or Default or the Lender’s inability to enforce performance of the other Borrowers’ or any Guarantor’s (or other guarantor’s) obligations to any holder of Obligations, (iii) demand for performance or observance of, and any enforcement of any provision of, or any pursuit or exhaustion of rights or remedies with respect to any security for the Obligations or against the other Borrowers or any Guarantor or other guarantor of, the Obligations pursuant to this Agreement or any other Loan Document or otherwise, and any requirements of diligence or promptness on the part of the Lender or any holder of the Obligations in connection therewith, (iv) any action or nonaction on the part of the Lender or any holder of Obligations which may impair or prejudice the rights of any Borrower, including without limitation subrogation rights or rights to obtain exoneration, contribution, indemnification or any other reimbursement or compensation from any other Borrower, any Guarantor, any other guarantor or borrowers in respect of the Obligations or any other Person, (v) failure or delay to perfect or continue the perfection of any security interest in any Collateral, (vi) any action which harms or impairs the value of, or any failure to preserve or protect the value of, any Collateral, (vii) any defense based upon an election of remedies by the Lender or the holders of the Obligations, (viii) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal, (ix) any and all demands and notices of every kind and description, including notice of the creation of any of the Obligations, with respect to the foregoing or which may be required to be given by any statute or rule of law and (x) all defenses (other than indefeasible payment in full) which any Borrower may now or hereafter have to the payment of the Obligations which could otherwise be asserted by such Borrower. In addition to the defenses referred to above which have been expressly waived hereunder, each Borrower waives all other defenses (other than indefeasible payment in full) which it may now or hereafter have to the payment by it of the Obligations. No delay or omission on the part of the Lender or any holder of any Obligation or with respect to the Collateral shall operate as a waiver or relinquishment of such right. No action which the Lender, the holder of any Obligation, any Borrower or any Guarantor may take or refrain from taking with respect to the Obligations, including any amendments thereto or

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modifications thereof or waivers with respect thereto, shall affect the provisions of this Agreement or the obligations of the Borrowers hereunder. None of the rights of the Lender or of any holder of any Obligation shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any of them or any Borrower or any Guarantor, by any noncompliance by any Borrower with the terms, provisions and covenants of this Agreement, regardless of any knowledge thereof which the Lender or any holder of the Obligations may have or otherwise be charged with. Each Borrower hereby agrees to waive, and does hereby absolutely and irrevocably waive and relinquish, the benefit and advantage of, and does hereby covenant not to assert, any appraisement, valuation, stay, extension, redemption or similar laws, now or at any time hereafter in force, which might delay, prevent or otherwise impede the performance or enforcement of this Agreement or any other Loan Document or the Obligations. Each Borrower’s obligations under this Section 2.09 shall not be affected by the invalidity or unenforceability of any of the Obligations as against any other Borrower, any Guarantor, any other guarantor thereof or any other Person. For purposes of this Section 2.09, the Obligations shall be due and payable when and as the same shall be so due and payable under the terms of any Loan Document, notwithstanding the fact that the collection or enforcement thereof may be stayed or enjoined under the Bankruptcy Code, as from time to time in effect, or other applicable law, regulation or order.

(c) To the fullest extent permitted by Applicable Law, each Borrower hereby grants to the Lender full power in its sole discretion, without notice to such Borrower, such notice being hereby expressly waived, and without in any way affecting the joint and several liability of such Borrower under this Agreement:

(i) To waive compliance with, and any Event of Default or Default under, and to consent to any amendment to or modification of any term or provision of, or to give any waiver in respect of, this Agreement, any other Loan Document, the Collateral, the Obligations or any guarantee thereof (each as from time to time in effect);

(ii) To grant any one or more extensions or renewals of the Obligations (for any period, no matter how long), or any total or partial release (by operation of law or otherwise), discharge, compromise or settlement with respect to the obligations of any Borrower or any other Person in respect of the Obligations, whether or not rights against the other Borrowers under this Section 2.09 are reserved in connection therewith;

(iii) To take security in any form for the Obligations, and to the extent permitted in any security agreement to consent to (A) the addition to, (B) the substitution, exchange, surrender, release or other disposition of, or (C) deal in any other manner with, all or any part of any property contained in the Collateral whether or not the property, if any, received upon the exercise of such power shall be of a character or value the same as or different from the character or value of any property disposed of, and to obtain, modify or release any present or future guarantees of the Obligations and at any time after the occurrence and during the continuance of an Event of Default to proceed against any of the Collateral or such guarantees in any order;

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(iv) To, at any time after the occurrence and during the continuance of an Event of Default, collect or liquidate any of the Obligations or the Collateral in any manner or to refrain from collecting or liquidating any of the Obligations or the Collateral; and

(v) To make the Loans under this Agreement or any other Loan Document, or otherwise, in such amount as the Lender may determine, even though the condition of the Borrowers (financial or otherwise on an individual or consolidated basis) may have deteriorated since the date hereof.

(d) Each Borrower acknowledges and agrees that it has made such investigation as it deems desirable of the risks undertaken by such Borrower in entering into this Agreement and the other Loan Documents and is fully satisfied that it understands all such risks. Each Borrower hereby waives any obligation which may now or hereafter exist on the part of the Lender or any holder of any Obligation to inform such Person of the risks being undertaken by entering into this Agreement and the other Loan Documents or of any changes in such risks and, from and after the date hereof, each Borrower undertakes to keep itself informed of such risks and any changes therein. Further, each Borrower hereby expressly waives any duty which may now or hereafter exist on the part of the Lender or any holder of any Obligation to disclose to such Borrower any matter related to the business, operations, character, collateral, credit or condition (financial or otherwise) of any Borrower or its Affiliates or its or their properties or management, whether now or hereafter known by the Lender or any holder of any Obligation. Each Borrower represents, warrants and agrees that it assumes sole responsibility for obtaining from each other Borrower all information concerning this Agreement and all other Loan Documents and all other information as to any other Borrower and Affiliates or their properties or management or anything relating to any of the above as such Borrower deems necessary or desirable.

(e) Each Borrower hereby covenants and agrees that (i) it will not enforce or otherwise exercise (except as may be necessary to preserve any such rights, but not to realize upon the same) any rights of reimbursement, subrogation, contribution or other similar rights with respect to the Obligations against the Guarantors or any other guarantor of the Obligations or the other Borrowers, prior to the payment in full of the Obligations and the termination of the Commitments hereunder, and (ii) all debt, claims and obligations now or hereafter owing by the other Borrowers to such Borrower are hereby subordinated to the prior payment in full of the Obligations and are subordinated as a claim against the other Borrowers or any of their assets, whether such claim be in the ordinary course of business or in the event of voluntary or involuntary liquidation, dissolution, insolvency or bankruptcy.

SECTION 3

TAXES, YIELD PROTECTION AND ILLEGALITY

3.01. Taxes.

(a) Any and all payments by Borrowers to or for the account of Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or

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similar charges, and all liabilities with respect thereto (“Taxes”), excluding the following (collectively, “Excluded Taxes”): (i) Taxes imposed or measured by a Lender’s net income, that are imposed on it by the jurisdiction (or any political subdivision thereof) (A) under the Laws of which Lender is organized or maintains a lending office, or (B) with which the Lender otherwise has a present or former connection (other than any such connection arising solely from the Lender having executed, delivered or performed its obligations or received a payment under, or enforced, any Loan Document); (ii) any branch profits Tax imposed by the United States or any similar Tax imposed by another jurisdiction in which any Borrower is located; (iii) any taxes that are attributable to Lender’s failure or inability to comply with the Section 3.1(e) below; (iv) United States withholding Taxes required to be imposed on amounts payable to a Lender pursuant to the Laws in force at the time such Lender becomes a party to this Agreement, except, in the case of a Lender that designates a new Lending Office or becomes a Party to this Agreement pursuant to an assignment, withholding Taxes shall not be Excluded Taxes to the extent that such Taxes were not Excluded Taxes with respect to Lender or its assignor, as the case may be, immediately before such designation of a new Lending Office or assignment; United States withholding taxes imposed by FATCA; and (vi) any penalties, interest, costs and expenses (including Attorney Costs) imposed on Lender arising from the assertion by any Governmental Authority that Lender did not properly withhold any Tax or other amount from payments made in respect of any Foreign Lender If any Borrower is required by any Law to deduct any Taxes other than Excluded Taxes (“Indemnified Taxes”) from or in respect of any sum payable under any Loan Document to Lender, (A) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), Lender receives an amount equal to the sum it would have received had no such deductions been made, (B) such Borrower shall make such deductions, (C) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (D) within thirty (30) days after the date of such payment, such Borrower shall furnish to Lender the original or a certified copy of a receipt evidencing payment thereof.

(b) In addition, Borrowers agree to pay any and all present or future stamp, property, excise, court, or documentary Taxes, charges or similar levies, which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as “Other Taxes”).

(c) If any Borrower shall be required by the Laws of any jurisdiction outside the United States to deduct any Indemnified Taxes from or in respect of any sum payable under any Loan Document to Lender, such Borrower shall also pay to Lender, at the time interest is paid, such additional amount that Lender specifies as necessary to preserve the after-tax yield (after factoring in United States (federal and state) Taxes imposed on or measured by net income, and taking into account any foreign tax credits available under Sections 901 through 903 of the Code or similar credit or exemption under a similar state law attributable to the Borrower’s payment of such Indemnified Taxes) Lender would have received if such deductions (including deductions applicable to additional sums payable under this Section) had not been made. A certificate that the Lender delivers to a Borrower as to any such additional amount shall be conclusive absent manifest error.

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(d) Without duplication of any amounts payable under clauses (a), (b) or (c) above, Borrowers agree to indemnify, defend and hold Lender harmless for (i) the full amount of Indemnified Taxes and Other Taxes (including any Indemnified Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by Lender; and (ii) any liability (including penalties, interest and expenses) arising therefrom or with respect thereto; provided that (A) Borrowers shall not be obligated to indemnify the Lender for any interest or penalties described in clause (ii) above (and such interest and penalties shall be considered Excluded Taxes) to the extent the Lender (1) had actual knowledge of the existence of the Tax, interest, or expense, the non-payment of which gave rise to such interest or penalties, and (2) failed to give the Borrowers notice of such Tax, interest or expense within ten (10) Business Days after the Lender received actual knowledge of the existence thereof; and (B) nothing contained in this subsection (d) shall be deemed to imply any obligation on the part of the Lender to provide the Borrowers with the notice of any such Tax, penalty, interest or expense. Payment under this subsection (d) shall be made within thirty (30) days after the date the Lender makes a demand therefor.

(e) Lender, on or prior to the Closing Date, upon the effectiveness of any assignment or designation of a new Lending office, and from time to time thereafter if reasonably requested in writing by Borrower, shall provide Borrowers with (i), in the case of a Lender that is not a “United States Person” as that term is defined in Section 7701(a)(30) of the Code (“U.S. Person”) (a “Non-U.S. Lender”), a complete and properly executed IRS Form W-8BEN, W-8ECI or W-8IMY (including all required accompanying information), as appropriate, or any successor form prescribed by the IRS (including a United States taxpayer identification number), certifying that such Non-U.S. Lender is entitled to benefits under an income Tax treaty to which the United States is a party that reduces the rate of withholding Tax on payments of interest, certifying that such Non-U.S. Lender is eligible for the “portfolio interest exemption” or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States or (ii) in the case of a Lender that is a U.S. Person, an IRS Form W-9 or any successor form prescribed by the IRS. If a payment made by a Borrower to Lender would be subject to U.S. federal withholding Tax imposed by FATCA if Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), Lender shall deliver to a Borrower at the time or times prescribed by law and at such time or times reasonably requested by such Borrower such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower as may be necessary for such Borrower to comply with its obligations under FATCA and to determine that Lender has complied with Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. In addition, Lender will (A) take all actions reasonably requested in good faith by a Borrower in writing that are consistent with applicable legal and regulatory restrictions to claim any available reductions or exemptions from Indemnified Taxes or Other Taxes and (B) otherwise cooperate with Borrowers to minimize any amounts payable by Borrowers under this Section 3.01; provided that, in each case, any out-of-pocket cost relating directly to such action or cooperation requested by a Borrower shall be borne by Borrowers, and Lender shall not be required to take any action that it determines in its sole good faith discretion may be adverse in any non de minimis respect to it and not indemnified to its satisfaction.

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3.02. Increased Cost and Reduced Return; Capital Adequacy. If Lender determines that any change in or the interpretation of any Laws announced after the date hereof have the effect of reducing the rate of return on the capital of Lender or compliance by Lender (or its Lending Office) or any corporation controlling Lender as a consequence of Lender’s obligations hereunder (taking into consideration its policies with respect to capital adequacy and Lender’s desired return on capital), then from time to time upon demand of Lender, Borrowers shall pay to Lender such additional amounts as will compensate Lender for such reduction; provided, however, that Borrowers shall not be required to pay additional amounts to compensate Lender for (i) any Excluded Taxes or any liabilities excluded from the definition of Indemnified Taxes by Section 3.01, (ii) any reduction in connection with any penalties, interest, costs and expenses (including Attorney Costs) arising from the assertion by any Governmental Authority that Lender did not properly withhold any Tax or other amount from payments made in respect of Lender; or (iii) any change in the rate of applicable Taxes imposed on or measured by net income, and (b) notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to have been implemented after the date hereof.

3.03. Matters Applicable to all Requests for Compensation.

(a) Lender, if claiming compensation under this Section 3, shall deliver to Borrowers a certificate setting forth in reasonable detail the additional amount or amounts to be paid to it hereunder, which shall be conclusive in the absence of clearly demonstrable error. In determining such amount, Lender may use any reasonable averaging and attribution methods.

(b) Borrowers shall not be obligated to pay any amount under this Section 3 which arose prior to the date which is one hundred eighty (180) days preceding the date of such demand or is attributable to periods prior to the date which is one hundred eighty (180) days preceding the date of such demand; provided, however, that in the event any Law is enacted that retroactively imposes any cost or charge upon the Lender that would otherwise be a basis for compensation under Sections 3.01 and 3.02, the Lender may make a demand for such compensation through and including the date which is one hundred eighty (180) days after the date upon which such Law takes effect.

3.04. Survival. All of Borrowers’ obligations under this Section 3 shall survive for a period of one (1) year after the payment in full of all Obligations; provided, however, that the obligation of Borrowers to make any payment under this Section 3 is contingent upon the receipt by Borrowers of the certificate described in Section 3.03(a) within the later of (a) one hundred eighty (180) days after the repayment of all Loans, or (b) in the case of any Law retroactively imposing any cost or charge upon the Lender, one hundred eighty (180) days after the date upon which such Law takes effect.

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SECTION 4

CONDITIONS PRECEDENT TO EXTENSION OF CREDIT

4.01. Conditions of Extension of Credit. The obligation of Lender to make its Loans hereunder is subject to satisfaction of the following conditions precedent:

(a) Unless waived by Lender, Lender’s receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Senior Officer of each Borrower, each dated on, or in the case of third-party certificates, recently before the Closing Date and each in form and substance satisfactory to Lender and its legal counsel:

(i) executed counterparts of this Agreement, sufficient in number for distribution to Lender and Borrowers;

(ii) an executed original Note executed by each Borrower in favor of Lender, in the principal amount equal to the Loan Commitment;

(iii) a notice of borrowing, substantially in the form of Exhibit A, attached hereto (the “Notice of Borrowing”);

(iv) a preferred stock purchase warrant or warrants (such preferred stock purchase warrants issued to the Lender, together with each preferred stock purchase warrant delivered in substitution or exchange for any such preferred stock purchase warrant, herein called the “Warrants”), in the form of Exhibit D hereto, initially exercisable for a number of shares of preferred stock as set forth in the Warrant attached hereto as Exhibit D attached hereto, duly executed and delivered by the authorized officers of the Borrowers;

(v) executed original counterparts of each of the Security Documents together with all filings deemed necessary or desirable by the Lender in order to perfect the Liens created thereby;

(vi) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Senior Officers of each Borrower and each Guarantor as Lender may require to establish the identities of and verify the authority and capacity of each Senior Officer thereof authorized to act as a Senior Officer thereof;

(vii) such evidence as Lender may reasonably require to verify that each Borrower and each Guarantor is duly organized or formed, validly existing, in good standing and qualified to engage in business in such Borrower or such Guarantor’s jurisdiction of organization and in each foreign jurisdiction in which such Borrower or such Guarantor is required to be qualified, including certified copies of each Borrower’s and each Guarantor’s Organization Documents, certificates of good standing and/or qualification to engage in business, tax clearance certificates, and the like;

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(viii) a Perfection Certificate signed by a Senior Officer of each Borrower;

(ix) a certificate signed by a Senior Officer of each Borrower certifying (A) that the representations and warranties made by each Borrower herein and in the other Loan Documents are true and correct on and as of the Closing Date (except to the extent such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date), (B) that each Borrower is in compliance with all the terms and provisions of the Loan Documents to which it is a party, and no Default or Event of Default shall have occurred and be continuing, and (C) that there has been no Material Adverse Effect since December 31, 2014;

(x) the audited consolidated balance sheet of Borrowers and their Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, for the fiscal years ending December 31, 2013 and December 31, 2014;

(xi) Satisfactory completion of Lender’s due diligence including, but not limited to the completion of a collateral field audit conducted by an examiner selected by the Lender;

(xii) [Reserved];

(xiii) [Reserved];

(xiv) Receipt of certificates of insurance required to be maintained under Section 5.14 hereof or under any other Loan Documents, from insurance carriers acceptable to the Lender, which certificates of insurance are in such forms and amounts acceptable to the Lender under insurance policies with loss payable clauses in favor of the Lender; provided, however, that Lender may permit this requirement to be satisfied after the Closing Date for a period not greater than five (5) Business Days; and

(xv) Such other assurances, certificates, documents, consents or opinions as Lender reasonably may require.

(b) the Lender shall have received evidence, satisfactory to the Lender, of (i) repayment or release in full of all liabilities and obligations of the Borrowers under or otherwise with respect to the Existing Indebtedness and termination of the Existing Indebtedness and (ii) release of any and all Liens on the assets of the Borrowers securing the Existing Indebtedness and termination or release of all related mortgages, Uniform Commercial Code financing statements and other filings (as applicable) with respect to such Liens.

(c) Any fees required to be paid on or before the Closing Date shall have been paid.

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(d) Unless waived by Lender, Borrowers shall have paid all Attorney Costs of Lender to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute its reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between Borrowers and Lender).

SECTION 5

REPRESENTATIONS AND WARRANTIES

Borrowers represent and warrant to Lender that:

5.01. Existence and Qualification; Power; Compliance with Laws.

(a) Adesto is a corporation duly incorporated, validly existing and in good standing under the Laws of the state of its incorporation, has the corporate power and authority and the legal right to own, lease and operate its properties and to conduct its business as currently conducted, is duly qualified and in good standing under the Laws of the State of California, and is in compliance with all Laws except to the extent that noncompliance could not be reasonably expected to have a Material Adverse Effect. Artemis is a limited liability company duly formed, validly existing and in good standing under the Laws of the state of its formation, has the limited liability company power and authority and the legal right to own, lease and operate its properties and to conduct its business as currently conducted, is duly qualified and in good standing under the Laws of the State of California, and is in compliance with all Laws except to the extent that noncompliance could not be reasonably expected to have a Material Adverse Effect. Each Guarantor and each Subsidiary of each Borrower is a corporation or other legal entity duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization, has the corporate power and authority and the legal right to own, lease and operate its properties and to conduct its business as currently conducted, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by Law and is in compliance with all Laws except to the extent that noncompliance could not reasonably be expected to have a Material Adverse Effect.

(b) Schedule 5.01 attached hereto lists, as of the Closing Date, each of the Subsidiaries, including a notation identifying each Material Subsidiary and each First Tier Foreign Subsidiary.

5.02. Power; Authorization; Enforceable Obligations. Each Borrower has the corporate power and authority and the legal right to make, deliver and perform each Loan Document to which it is a party and each Borrower has the corporate power and authority to borrow hereunder and has taken all necessary action to authorize the borrowings on the terms and conditions of this Agreement and to authorize the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party. Each Subsidiary party to a Loan Document has the corporate or other organizational power and authority and the legal right to make, deliver and perform each Loan Document to which it is a party and each such Subsidiary has the corporate or other organizational power and authority and has taken all necessary action to authorize the execution, delivery and performance of the Loan Documents to

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which it is a party. No consent or authorization of, filing with, or other act by or in respect of any Governmental Authority, is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the other Loan Documents. The Loan Documents have been duly executed and delivered by each Borrower and each Subsidiary party thereto, and constitute a legal, valid and binding obligation of each such Borrower and each such Subsidiary, enforceable against such Borrower or such Subsidiary in accordance with their respective terms.

5.03. No Legal Bar. The execution, delivery, and performance by each Borrower and each Subsidiary of the Loan Documents to which it is a party and compliance with the provisions thereof have been duly authorized by all requisite action on the part of each such Borrower and each such Subsidiary and do not and will not (a) violate or conflict with, or result in a breach of, or require any consent under (i) any Organization Documents of any Borrower or any of its Subsidiaries, (ii) any material applicable Laws, rules, or regulations or any order, writ, injunction, or decree of any Governmental Authority or arbitrator, or (iii) any material Contractual Obligation of any Borrower or any of its Subsidiaries or by which any of them or any of their property is bound or subject, (b) constitute a default under any such material agreement or instrument, or (c) result in, or require, the creation or imposition of any Lien on any of the properties of any Borrower or any of its Subsidiaries (other than the Liens granted in connection herewith).

5.04. Financial Statements; No Material Adverse Effect; Solvency.

(a) The Existing Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present in all material respects the financial condition of Borrowers and their Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) to the extent required by GAAP, show all material indebtedness and other liabilities, direct or contingent, of Borrowers and their Subsidiaries as of the date thereof, including liabilities for Taxes, material commitments and Indebtedness in accordance with GAAP consistently applied throughout the period covered thereby.

(b) Since the date of the Existing Financial Statements, there has been no event or circumstance which has a Material Adverse Effect.

(c) On the date hereof (but after giving effect to the Loans), each Borrower is, and the Borrowers, collectively, are, Solvent.

5.05. Litigation. Except as disclosed in Schedule 5.05, no litigation, investigation or proceeding of or before an arbitrator or Governmental Authority is pending or, to the knowledge of any Borrower after due and diligent investigation, threatened by or against any Borrower or any of its Subsidiaries or against any of their properties or revenues which could reasonably be expected to have a Material Adverse Effect.

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5.06. No Default. Neither Borrower nor any its Subsidiaries are in default under or with respect to any Contractual Obligation which could reasonably be expected to have a Material Adverse Effect, and no Default or Event of Default has occurred and is continuing or will result from the consummation of this Agreement or any of the other Loan Documents, or the making of the Loans hereunder.

5.07. Ownership of Property; Liens. Each Borrower and its Subsidiaries have valid fee or leasehold interests in all real property which they use in their respective businesses, and, except as disclosed in Schedule 5.07, each Borrower and its respective Subsidiaries have good and marketable title to all their other property, and none of such property is subject to any Lien, except as permitted in Section 7.02.

5.08. Taxes. Each Borrower and its Subsidiaries have filed all material tax returns which are required to be filed, and have paid, or made provision for the payment of, all Taxes with respect to the periods, property or transactions covered by said returns, or pursuant to any assessment received by such Borrower or its Subsidiaries, except (a) such Taxes, if any, as are being contested in good faith by appropriate proceedings and as to which adequate reserves have been established and maintained, and (b) immaterial Taxes; provided, however, that in each case no material item or portion of property of any Borrower or any of its Subsidiaries is in jeopardy of being seized, levied upon or forfeited.

5.09. Margin Regulations; Investment Company Act.

(a) No Borrower is engaged nor will any Borrower engage, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” “margin stock” within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any Loans hereunder will be used for “purchasing” or “carrying” “margin stock” as so defined or for any purpose which violates, or which would be inconsistent with, the provisions of Regulations U or X of such Board of Governors.

(b) Neither Borrower nor any of its Subsidiaries is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

5.10. ERISA Compliance.

(a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination or opinion letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of Borrowers, nothing has occurred which would prevent, or cause the loss of, such qualification. Each Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan. There has been no prohibited transaction (which is not otherwise exempt under Section 4975 of the Code) or violation of the fiduciary responsibility rules under ERISA with respect to any Plan that has or could reasonably be expected to have a Material Adverse Effect.

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(b) (i) No ERISA Event has occurred or, to the best knowledge of Borrowers with respect to any ERISA Affiliate, is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither any Borrower nor any ERISA Affiliate, has incurred or, to the best knowledge of Borrowers with respect to any ERISA Affiliate reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither any Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither any Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

5.11. Intangible Assets. Each Borrower and its Subsidiaries own, or possess the right to use, all trademarks, trade names, copyrights, patents, patent rights, franchises, licenses and other intangible assets that are used in the conduct of their respective businesses as now operated or could obtain such right without causing a Material Adverse Effect, and none of such items, to the best knowledge of Borrowers, conflicts with the valid trademark, trade name, copyright, patent, patent right or intangible asset of any other Person to the extent that such conflict has or could reasonably be expected to have a Material Adverse Effect.

5.12. Compliance With Laws. Each Borrower and its Subsidiaries are in compliance in all material respects with all material Laws that are applicable to such Person.

5.13. Environmental Compliance. Each Borrower and its Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof Borrower has reasonably concluded that such Environmental Laws and claims could not, individually or in the aggregate, have a Material Adverse Effect.

5.14. Insurance. The properties of each Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of any Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where such Borrower or such Subsidiary operates.

5.15. Disclosure. No statement, information, report, representation, or warranty made by any Borrower or any Subsidiary in any Loan Document or furnished to Lender in connection with any Loan Document contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading (it being recognized by Lender that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).

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5.16. [Reserved].

5.17. USA PATRIOT Act, Foreign Assets Control Regulations, Etc.

(a) Neither the Loans contemplated hereunder nor the use of the proceeds thereof will violate the Anti-Terrorism Order, the USA PATRIOT Act, the Trading with the Enemy Act, as amended, or any U.S. Economic Sanctions or any enabling legislation or executive order relating thereto. Each Borrower has provided to Lender all information related to each Loan Party (including but not limited to names, addresses and tax identification numbers (if applicable)) reasonably requested in writing by the Lender, as required by regulatory authorities under applicable “know your customer” rules and regulations and other Anti-Money Laundering Laws, including, without limitation, the USA PATRIOT Act, and each Borrower and its Subsidiaries are in compliance, in all material respects, with the USA PATRIOT Act.

(b) Neither the Borrowers nor any Controlled Entity is a Blocked Person, and neither the Borrowers nor any Controlled Entity has been notified that its name appears or may in the future appear on the SDN List.

(c) Neither the Borrowers nor any Controlled Entity (i) has been found in violation of, charged with, or convicted of, money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes under the Anti-Money Laundering Laws or any U.S. Economic Sanction violations, (ii) is under investigation by any Governmental Authority for possible violation of the Anti-Money Laundering Laws or any U.S. Economic Sanctions, (iii) has been assessed civil penalties under any Anti-Money Laundering Laws or any U.S. Economic Sanctions, or (iv) has had any of its funds seized or forfeited in an action under any Anti-Money Laundering Laws. Each Borrower has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that each Borrower and each Controlled Entity is and will continue to be in compliance with all applicable current and future Anti-Money Laundering Laws and U.S. Economic Sanctions.

(d) No part of the proceeds from the Loans hereunder constitutes or will constitute funds obtained on behalf of any Blocked Person or Sanctioned Country or will otherwise be used by any Borrower or any Controlled Entity, directly or indirectly, (i) in connection with any investment in, or any transactions or dealings with, any Blocked Person or Sanctioned Country, or (ii) otherwise in violation of any U.S. Economic Sanctions.

(e) (i) Neither the Borrowers nor any Controlled Entity (aa) has been charged with, or convicted of bribery or any other anti-corruption related activity under any applicable law or regulation in a U.S. or any non-U.S. country or jurisdiction, including but not limited to the Anti-Corruption Laws, (bb) to the best knowledge of each Borrower after making due inquiry, is under investigation by any U.S. or non-U.S. Governmental Authority for possible violation of Anti-Corruption Laws, (cc) has been assessed civil or criminal penalties under any Anti-Corruption Laws or (dd) has been or is the target of sanctions imposed by the United Nations or the European Union;

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(ii) To the best knowledge of each Borrower after making due inquiry, neither the Borrowers nor any Subsidiary has, within the last five years, directly or indirectly offered, promised, given, paid or authorized the offer, promise, giving or payment of anything of value to a governmental official or a commercial counterparty for the purposes of: (aa) influencing any act, decision or failure to act by such governmental official in his or her official capacity or such commercial counterparty, (bb) inducing a governmental official to do or omit to do any act in violation of the governmental official’s lawful duty, or (cc) inducing a governmental official or a commercial counterparty to use his or her influence with a government or instrumentality to affect any act or decision of such government or entity; in each case in order to obtain, retain or direct business or to otherwise secure an improper advantage in violation of any applicable law or regulation or which would cause any holder to be in violation of any law or regulation applicable to such holder; and

(f) Neither the Loans contemplated hereunder nor the use of the proceeds thereof will violate the Anti-Terrorism Order, the USA PATRIOT Act, the Trading with the Enemy Act, as amended, or any U.S. Economic Sanctions or any enabling legislation or executive order relating thereto. Each Borrower has provided to Lender all information related to each Loan Party (including but not limited to names, addresses and tax identification numbers (if applicable)) reasonably requested in writing by the Lender, as required by regulatory authorities under applicable “know your customer” rules and regulations and other Anti-Money Laundering Laws, including, without limitation, the USA PATRIOT Act, and the Borrower and its Subsidiaries are in compliance, in all material respects, with the USA PATRIOT Act.

(g) Neither the Borrowers nor any Controlled Entity is a Blocked Person, and neither the Borrowers nor any Controlled Entity has been notified that its name appears or may in the future appear on the SDN List.

(h) Neither the Borrowers nor any Controlled Entity (i) has been found in violation of, charged with, or convicted of, money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes under the Anti-Money Laundering Laws or any U.S. Economic Sanction violations, (ii) is under investigation by any Governmental Authority for possible violation of the Anti-Money Laundering Laws or any U.S. Economic Sanctions, (iii) has been assessed civil penalties under any Anti-Money Laundering Laws or any U.S. Economic Sanctions, or (iv) has had any of its funds seized or forfeited in an action under any Anti-Money Laundering Laws. Each Borrower has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that each Borrower and each Controlled Entity is and will continue to be in compliance with all applicable current and future Anti-Money Laundering Laws and U.S. Economic Sanctions.

(i) No part of the proceeds from the Loans hereunder constitutes or will constitute funds obtained on behalf of any Blocked Person or Sanctioned Country or will otherwise be used by the Borrower or any Controlled Entity, directly or indirectly, (i) in connection with any investment in, or any transactions or dealings with, any Blocked Person or Sanctioned Country, or (ii) otherwise in violation of any U.S. Economic Sanctions.

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(j) (i) Neither the Borrowers nor any Controlled Entity (aa) has been charged with, or convicted of bribery or any other anti-corruption related activity under any applicable law or regulation in a U.S. or any non-U.S. country or jurisdiction, including but not limited to the Anti-Corruption Laws, (bb) to the best knowledge of Borrower after making due inquiry, is under investigation by any U.S. or non-U.S. Governmental Authority for possible violation of Anti-Corruption Laws, (cc) has been assessed civil or criminal penalties under any Anti-Corruption Laws or (dd) has been or is the target of sanctions imposed by the United Nations or the European Union;

(ii) To the best knowledge of each Borrower after making due inquiry, neither the Borrowers nor any Subsidiary has, within the last five years, directly or indirectly offered, promised, given, paid or authorized the offer, promise, giving or payment of anything of value to a governmental official or a commercial counterparty for the purposes of: (aa) influencing any act, decision or failure to act by such governmental official in his or her official capacity or such commercial counterparty, (bb) inducing a governmental official to do or omit to do any act in violation of the governmental official’s lawful duty, or (cc) inducing a governmental official or a commercial counterparty to use his or her influence with a government or instrumentality to affect any act or decision of such government or entity; in each case in order to obtain, retain or direct business or to otherwise secure an improper advantage in violation of any applicable law or regulation or which would cause any holder to be in violation of any law or regulation applicable to such holder; and

(iii) No part of the proceeds from the Loans hereunder will be used, directly or indirectly, for any improper payments, including bribes, to any governmental official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage. Each Borrower has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Borrowers and each Subsidiary is and will continue to be in compliance with all applicable current and future Anti-Corruption Laws.

SECTION 6

AFFIRMATIVE COVENANTS

So long as any Obligation remains unpaid or unperformed (or, in the case of Sections 6.12, 6.13, 6.14, 6.15 and 6.17, within the time period specified therein), Borrowers shall, and shall (except in the case of Borrowers’ reporting covenants set forth in Sections 6.01 and 6.02(a)-(c) and Borrowers’ covenants set forth in Sections 6.12, 6.13 and 6.14), cause each Subsidiary, to:

6.01. Financial Statements. Deliver to Lender, in form and detail satisfactory Lender:

(a) (i) as soon as available, but in any event within 95 days after the end of each fiscal year of Borrowers (starting with the fiscal year ended December 31, 2014, provided that for the fiscal year ended December 31, 2014 only, Borrowers shall deliver the following on or before June 15, 2015), a consolidated balance sheet of Borrowers and their Subsidiaries as at the end of such fiscal year, and the related

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consolidated statements of income and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, and (ii) as soon as available, but in any event within 95 days after any fiscal year, a consolidated balance sheet of Borrowers and their Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, audited and accompanied by a report and opinion of an independent certified public accountant, which report and opinion shall be prepared in accordance with GAAP and shall not be subject to any qualifications or exceptions as to the scope of the audit and accompanied by a Compliance Certificate as required under Section 6.02(a) hereof;

(b) as soon as available, but in any event within 45 days after the end of each of the first three (3) fiscal quarters of each fiscal year of Borrowers (starting with the fiscal quarter ended March 31, 2015), a consolidated balance sheet of Borrowers and their Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income and cash flows for such fiscal quarter and for the portion of Borrowers’ fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and accompanied by a Compliance Certificate as required under Section 6.02(a) hereof;

(c) as soon as available, but in any event within 10 days after the end of each calendar month, a monthly Asset Coverage Ratio Report (as required by Section 7.11), a monthly cash report, monthly accounts receivable and payable reports with agings and monthly inventory report, all in reasonable detail.

(d) such other financial reports as Lender may reasonably request from Borrowers, including without limitation, annual projections, as approved by the Board of Directors of each Borrower, for the Borrowers’ next fiscal year to be delivered within 60 days after the end of each fiscal year of Borrowers; and

(e) Reports required to be delivered pursuant to clauses (a) and (b) of this Section 6.01 shall be deemed to have been delivered on the date on which Borrowers posts such reports on Borrowers’ website on the Internet at the website address listed on Schedule 9.02 hereof or when such report is posted on the Securities and Exchange Commission’s website at www.sec.gov ; provided that (x) Borrowers shall deliver paper copies of the reports referred to in such clauses (a) and (b) of this Section 6.01 to Lender if Lender requests Borrowers to deliver such paper copies until written request to cease delivering paper copies is given by Lender, (y) Borrowers shall notify Lender of the posting of any such new material, and (z) in every instance Borrowers shall provide paper copies of the Compliance Certificates required by clause (a) of Section 6.02 to Lender.

6.02. Certificates, Notices and Other Information. Deliver to Lender, in form and detail satisfactory to Lender:

(a) concurrently with the delivery of the financial statements referred to in Sections 6.01(a), (b) and (c) (as to (c) regarding the Asset Coverage Ratio only), a duly completed Compliance Certificate signed by a Senior Officer of each Borrower;

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(b) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of any Borrower, and copies of all annual, regular, periodic and special reports and registration statements which any Borrower may file or be required to file with the Securities and Exchange Commission under Sections 13 or 15(d) of the Exchange Act, and not otherwise required to be delivered to Lender pursuant hereto;

(c) promptly after the occurrence thereof, notice of any Default or Event of Default;

(d) notice of any change in accounting policies or financial reporting practices by any Borrower or any Subsidiary that is material to Borrowers or to Borrowers and their Subsidiaries on a consolidated basis;

(e) promptly after the commencement thereof, notice of any litigation, investigation or proceeding affecting any Borrower where the reasonably expected damages to such Borrower exceed the Threshold Amount, or in which injunctive relief or similar relief is sought, which relief could reasonably be expected to have a Material Adverse Effect;

(f) promptly after the occurrence thereof, notice of any Reportable Event with respect to any Plan or the intent to terminate any Plan, or the institution of proceedings or the taking or expected taking of any other action to terminate any Plan or withdraw from any Plan;

(g) promptly after the occurrence thereof, notice of any Material Adverse Effect; and

(h) promptly, such other data and information as from time to time may be reasonably requested by Lender. Notwithstanding any provision of this Agreement to the contrary, so long as no Default or Event of Default shall have occurred and be continuing, neither any Borrower nor any of its Subsidiaries shall be required to disclose, permit the inspection, examination, photocopying or making extracts of, or discuss, any document, information or other matter that (i) constitutes non-financial trade secrets or non-financial proprietary information, or (ii) the disclosure of which to Lender, or its designated representative, is then prohibited by law or any agreement binding on any Borrower or any of its Subsidiaries that was not entered into by any Borrower or any such Subsidiary for the purpose of concealing information from the Lender.

Each notice pursuant to this Section shall be accompanied by a statement of a Senior Officer of such Borrower setting forth details of the occurrence referred to therein and, if applicable, stating what action such Borrower has taken and proposes to take with respect thereto.

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The annual reports, proxies, financial statements or other communications required by Section 6.02(b) above shall be deemed to have been delivered on the date on which Borrower posts such reports on Borrowers’ website on the Internet at the website address listed on Schedule 9.02 hereof or when such report is posted on the Securities and Exchange Commission’s website at www.sec.gov; provided that (y) Borrowers shall deliver paper copies of the reports referred to in Section 6.02(b) to Lender if Lender requests Borrowers to deliver such paper copies until written request to cease delivering paper copies is given by Lender, and (z) Borrowers shall notify Lender of the posting of any such new material.

6.03. Payment of Taxes and Claims. Pay and discharge when due all federal, state and other material Taxes, assessments, governmental charges, levies and claims for sums that have become due and payable, except for any such tax, assessment, charge, levy or claim which is being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP and no item or portion of property of any Borrower or any of its Subsidiaries is in jeopardy of being seized, levied upon or forfeited as a result thereof.

6.04. Preservation of Existence. Preserve and maintain its existence, licenses, permits, rights, franchises and privileges necessary or desirable in the normal conduct of its business, except (i) as permitted by Section 7.03, or (ii) where failure to do so would not reasonably be expected to have a Material Adverse Effect.

6.05. Maintenance of Properties. Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good order and condition, subject to wear and tear in the ordinary course of business, and not permit any waste of its properties, except where failure to do so would not reasonably be expected to have a Material Adverse Effect.

6.06. Maintenance of Insurance. Maintain liability and casualty insurance with responsible insurance companies satisfactory to the Lender in such amounts and against such risks as is customary for similarly situated businesses.

6.07. Compliance With Laws.

(a) Comply with the requirements of all applicable Laws and orders of any Governmental Authority including, without limitation, ERISA, Environmental Laws, the Anti-Money Laundering Laws, U.S. Economic Sanctions and the Anti-Corruption Laws, noncompliance with which would reasonably be expected to have a Material Adverse Effect.

(b) Conduct its operations and keep and maintain its property in material compliance with all Environmental Laws.

(c) Prevent itself or any Affiliate from (i) becoming a Blocked Person, (ii) using any part of the proceeds of the Loan, directly or indirectly, to lend, contribute, provide, or otherwise make available to fund any activity or business with or related to any Blocked Peron or Sanctioned Country, or in any other manner that will result in any violation or breach by any Person of any U.S. Economic Sanctions and (iii) using any part of the proceeds of the Loan, directly or indirectly, for any payment to any payment to any governmental official or

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employee, political party, official of a political party, candidate for political officer, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the Anti-Corruption Laws.

6.08. Inspection Rights. Permit Lender to perform an annual collateral field audit of Borrower’s accounts receivable, inventory and equipment. In addition, at any time during regular business hours and as often as reasonably requested upon reasonable notice (but not more often than twice in a calendar year unless an Event of Default exists), permit Lender, or any employee, agent or representative thereof, to examine, audit and make copies and abstracts from Borrowers’ records and books of account and to visit and inspect its properties, including, but not limited to, an annual collateral field audit on accounts receivable and inventory, and to discuss its affairs, finances and accounts with any of its officers and key employees, and, upon request, furnish promptly to Lender true copies of all financial information and internal management reports made available to their board of directors (or any committee thereof). Notwithstanding any provision of this Agreement to the contrary, so long as no Default or Event of Default shall have occurred and be continuing, neither any Borrower nor any of its Subsidiaries shall be required to disclose, permit the inspection, examination, photocopying or making extracts of, or discuss, any document, information or other matter that (i) constitutes non-financial trade secrets or non-financial proprietary information, or (ii) the disclosure of which to Lender, or its designated representative, is then prohibited by law or any agreement binding on any Borrower or any of its Subsidiaries that was not entered into by any Borrower or any such Subsidiary for the purpose of concealing information from the Lender. Borrowers shall, however, furnish to Lender such information concerning Borrowers’ intellectual property (including, without limitation, application and registration numbers for any filings in connection with such intellectual property) as is reasonably necessary to permit Lender to perfect a security interest in such intellectual property.

6.09. Keeping of Records and Books of Account. Keep adequate records and books of account reflecting all financial transactions in conformity with GAAP, consistently applied, and in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over any Borrower or any applicable Subsidiary.

6.10. Compliance with ERISA. Cause, and cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code.

6.11. Compliance With Agreements. Promptly and fully comply with all Contractual Obligations to which any one or more of them is a party, except for any such Contractual Obligations (a) the nonperformance of which would not cause a Default or Event of Default, (b) then being contested by any of them in good faith by appropriate proceedings, or (c) if the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

6.12. [Reserved].

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6.13. Material Subsidiaries.

(a) In the event that any Borrower or any Domestic Subsidiary creates or acquires a domestic Material Subsidiary, such Borrower (or Domestic Subsidiary) shall within forty-five (45) days (unless a longer period is agreed to by Lender) (i) cause such Material Subsidiary (aa) to execute and deliver a Guaranty, in form and substance satisfactory to Lender, in favor of Lender, and (bb) to execute and deliver a security agreement, substantially in the form of the Security Agreement, granting a security interest in its assets to secure the Guaranty; (ii) pledge to Lender the ownership interests in such Material Subsidiary pursuant to a pledge agreement substantially in the form of the Stock Pledge Agreement; and (iii) deliver to Lender the outstanding share certificates to the extent such equity interests are certificated (or other evidence of its equity) evidencing such pledged ownership interests; provided, however, in no event shall (1) the aggregate amount of assets for all domestic Subsidiaries that are not a Guarantor and party to a security agreement referred to in this subsection (a) exceed 20% of the total assets of such Borrower and its Subsidiaries as of the last day of the most recent fiscal year of the Borrower for which the Borrower has delivered audited financial statements and (2) the aggregate amount of revenues for all domestic Subsidiaries that are not a Guarantor and party to a security agreement exceed 20% of the total revenues of such Borrower and its Subsidiaries for the most recent fiscal year of Borrowers for which the Borrowers have delivered audited financial statements and such Borrower shall, from time to time, cause such additional domestic Subsidiaries to execute and deliver the documents referred to in this subsection (a) and comply with the other provisions of this subsection (a) as required to comply with this proviso.

(b) In the event that any Borrower creates or acquires a First Tier Foreign Subsidiary, such Borrower shall within ninety (90) days (unless a longer period is agreed to by Lender) (i) pledge to Lender sixty-six percent (66%) of the ownership interests in such foreign Material Subsidiary owned by such Borrower pursuant to a pledge agreement substantially in the form of the Stock Pledge Agreement; (ii) deliver to Lender the outstanding shares certificates (or other evidence of its equity) evidencing such pledged ownership interests; and (iii) take such further actions as Lender requests to perfect the security interest in such pledged ownership interests.

6.14. Use of Proceeds. Use the proceeds of the Loans for lawful general corporate purposes including working capital, to repay certain Indebtedness of the Borrower and for capital expenditures and other expenses not otherwise in contravention of this Agreement.

6.15. Post-Closing Requirement.

(a) Within thirty (30) days of the Closing Date, Borrowers will provide a completed Lender’s Loss Payable endorsement naming Lender as a Lender’s Loss Payee, in form and substance satisfactory to Lender.

(b) Within sixty (60) days of the Closing Date, obtain an executed Landlord’s Agreement from the landlord of each of the Borrowers’ offices in Sunnyvale, CA and Grass Valley, CA, in form and substance reasonably satisfactory to Lender.

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6.16. Deposit Accounts. (a) At all times maintain its primary deposit accounts, including the Designated Deposit Account, with Opus Bank, and (b) direct that all customer payments be paid into a lockbox account at Opus Bank. Notwithstanding the foregoing, Borrowers and their Subsidiaries shall be permitted to maintain Cash in accounts outside of the United States, in an aggregate amount not to exceed the equivalent of US$500,000.

6.17. Insurance. Cause the Lender to be named as loss payee on all property insurance policies, and the Lender to be named as additional insured on all liability insurance policies, obtained or maintained by or on behalf of any Borrower or any of its Subsidiaries. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 30 days prior written notice to the Lender in the event of cancellation of the policy for any reason whatsoever and a clause specifying that the interests of the Lender shall not be impaired or invalidated by any act or neglect by any Borrower or any of its Subsidiaries. If the Borrowers fail to provide and pay for such insurance, the Lender may, at its option, but shall not be required to, procure the same and charge the Borrowers therefor.

6.18. Lockbox Account and Bridge Bank. Cause all monies deposited into, or held in, any lockbox account maintained for Borrowers at Bridge Bank (including without limitation, the account ending in 9984) to be swept daily into the deposit accounts governed by the Deposit Account Control Agreement dated as of the date hereof by and between Borrowers, Lender and Bridge Bank.

SECTION 7

NEGATIVE COVENANTS

So long as any Obligations remain unpaid or unperformed, no Borrower shall, nor shall it permit any Subsidiary to, directly or indirectly:

7.01. Indebtedness. Create, incur, assume or suffer to exist any Indebtedness except for the following (“Permitted Indebtedness”):

(a) Indebtedness under this Agreement;

(b) Indebtedness outstanding on the date hereof and listed on Schedule 7.01 and any refinancings, refundings, renewals or extensions thereof, provided that (i) the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to the premium or other amount paid, and fees and expenses incurred, in connection with such refinancing and by an amount equal to any utilized commitments thereunder, (ii) the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such refinancing, refunding, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to such Borrower and its Subsidiaries or the Lender than the terms of any agreement or instrument governing the Indebtedness being refinanced, refunded, renewed or extended and (iii) the weighted average life of the principal payments pursuant to such refinanced, refunded, renewed or extended Indebtedness shall be no shorter than the weighted average life of such payments pursuant to such Indebtedness immediately prior to such refinancing, refunding, renewal or extension;

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(c) Ordinary Course Indebtedness;

(d) Indebtedness of Borrowers under any letter of credit facility (a “Permitted LC Agreement”); provided that (A) the sum at any time of the aggregate face amount of all letters of credit issued and outstanding under all Permitted LC Agreements, plus the aggregate amount of all unremedied drawings under such letters of credit, does not exceed $2,000,000, and (B) the Indebtedness of Borrowers under any Permitted LC Agreement is at all times either unsecured or secured by Liens permitted pursuant to Section 7.02;

(e) Indebtedness of Borrowers and their Subsidiaries under loans and Capital Leases incurred by any Borrower or any of its Subsidiaries to finance the acquisition by such Person of real property, improvements, fixtures, equipment or other fixed assets (together with attachments, ascensions, additions, “soft costs” and proceeds thereof), provided that in each case, (i) such Indebtedness is incurred by such Person at the time of, or not later than six (6) months after, the acquisition by such Person of the property so financed, (ii) such Indebtedness does not exceed the purchase price of the property so financed, and (iii) the aggregate outstanding principal amount of such Indebtedness does not exceed $500,000 at any time;

(f) Indebtedness of Borrowers and their Subsidiaries under initial or successive refinancings, refundings, renewals or extensions of any Indebtedness permitted by subsections (d) and (e) above or this clause (f), provided that (i) the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to the premium or other amount paid, and fees and expenses incurred, in connection with such refinancing, and (ii) the weighted average life of the principal payments pursuant to such refinanced, refunded, renewed or extended Indebtedness shall be no shorter than the weighted average life of such payments pursuant to such Indebtedness immediately prior to such refinancing, refunding, renewal or extension;

(g) unsecured Indebtedness of any Borrower to any of such Borrower’s Subsidiaries, Indebtedness of any of Borrower’s Subsidiaries to any Borrower or Indebtedness of any of any Borrower’s Subsidiaries to any of such Borrower’s other Subsidiaries; provided that any such Indebtedness shall be unsecured and expressly subordinated to the indefeasible payment in full in cash of the Obligations on terms satisfactory to the Lender;

(h) Subordinated Debt of any Borrower to any Person, provided that (A) such Indebtedness contains subordination provisions no less favorable to Lender than those set forth in Schedule 7.10 or as otherwise approved by the Lender and (B) the aggregate principal amount of all Subordinated Debt of Borrowers outstanding does not exceed $10,000,0000 at any time; and (C) the maturity date of the Subordinated Debt shall not be earlier than 120 days after following the Maturity Date of the Loans;

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(i) [Reserved]; and

(j) Other unsecured Indebtedness not included in (a) through (i) above and not exceeding, in the aggregate outstanding principal amount at any time, $500,000.

7.02. Liens. Incur, assume or suffer to exist, any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for the following (“Permitted Liens”):

(a) Liens existing on the date hereof and listed on Schedule 7.01 and any renewals or extensions thereof, provided that the property covered thereby is not increased and any renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.01(b);

(b) Ordinary Course Liens;

(c) Liens on Cash or Cash Equivalents securing reimbursement obligations of Borrowers under letters of credit in an aggregate amount of all such cash and cash equivalents not to exceed $1,000,000;

(d) Liens on the property or assets of any corporation which becomes a Subsidiary of any Borrower after the date of this Agreement, provided that (i) such Liens exist at the time such corporation became a Subsidiary or such assets were acquired, and (ii) such Liens were not created in contemplation of such acquisition by such Borrower;

(e) Liens securing Indebtedness and any related obligations of any Borrower or any of its Subsidiaries which constitutes Permitted Indebtedness under Section 7.01(e);

(f) Rights of vendors or lessors under conditional sale agreements, Capital Leases or other title retention agreements, provided that in each case, (i) such rights secure or otherwise relate to Permitted Indebtedness, (ii) such rights do not extend to any property other than property acquired with the proceeds of such Permitted Indebtedness (together with accessions, additions, replacements and proceeds thereof), and (iii) such rights do not secure any Indebtedness other than Permitted Indebtedness;

(g) [Reserved];

(h) Liens incurred in connection with leases, subleases, licenses and sublicenses granted to Persons not interfering in any material respect with the business of Borrowers and their Subsidiaries and any interest or title of a lessee or licensee under any such leases, subleases, licenses or sublicenses; and

(i) Liens not otherwise permitted hereunder on the property or assets of any Borrower and any of its Subsidiaries securing (i) borrowed money Indebtedness, or (ii) all obligations of Borrowers arising other than in connection with any securitization which are evidenced by bonds, debentures, notes or other similar instruments; provided that, in each case, the aggregate outstanding principal amount of all Indebtedness secured by such Liens does not exceed at any time $300,000.

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7.03. Fundamental Changes. Merge or consolidate with or into any Person or liquidate, wind-up or dissolve itself, or permit or suffer any liquidation or dissolution or sell all or substantially all of its assets, except that:

(a) any Subsidiary may merge with (i) any Borrower, provided that such Borrower shall be the continuing or surviving corporation, (ii) any one or more Subsidiaries, provided that if such Subsidiary is a Guarantor, such Subsidiary shall be the continuing or surviving corporation, and (iii) any joint venture, partnership or other Person, so long as such joint venture, partnership and other Person will, as a result of making such merger and all other contemporaneous related transactions, become a Subsidiary and a Guarantor (if the Subsidiary which merged with such joint venture, partnership or other Person was a Guarantor);

(b) any Subsidiary may sell or transfer all or substantially all of its assets (through voluntary liquidation, dissolution or winding up or otherwise), to any Borrower or to another Subsidiary; provided that if, either immediately prior to or after giving effect (on a pro forma basis) to such proposed sale or transfer (i) an Event of Default shall have occurred and be continuing or (ii) the Leverage Ratio (determined on a pro forma basis after giving effect to such transaction) is greater than 2.00 to 1.00, no Guarantor shall make any such sale or transfer to any Subsidiary which is not also a Guarantor or does not concurrently therewith become a Guarantor;

(c) any Borrower may merge into or consolidate with any other Person, provided that (i) such Borrower is the surviving corporation, and (ii) immediately after giving effect to such merger or consolidation, no Default or Event of Default shall have occurred and be continuing; and

(d) any Subsidiary may merge or consolidate with or into any other Person or sell all or substantially all of its assets to the extent such transaction is a Disposition otherwise permitted under Section 7.04 or an Investment otherwise permitted under Section 7.05 and immediately after giving effect to such merger or consolidation, (i) no Default or Event of Default shall have occurred and be continuing, and (ii) Borrowers are in compliance with the provisions of Section 7.11(a) determined on a pro forma basis after giving effect to such transaction.

To the extent any Subsidiary is a Guarantor, the surviving entity of any merger permitted hereunder shall execute such documentation as is satisfactory to Lender to ratify or otherwise assume the obligations under such Guaranty.

7.04. Dispositions. Make any Dispositions, except:

(a) Ordinary Course Dispositions and other Dispositions permitted by this Agreement;

(b) Dispositions permitted by Section 7.03; and

(c) Dispositions not otherwise prohibited hereunder, provided that the book value of the property so disposed in any such Dispositions from and after the Closing Date shall not at any time exceed $300,000.

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7.05. Investments. Make any Investments, except for the following (“Permitted Investments”):

(a) Investments existing on the Closing Date and listed on Schedule 7.05 attached hereto;

(b) Ordinary Course Investments;

(c) Investments permitted by Section 7.01 or Section 7.03;

(d) Investments in the nature of Permitted Acquisitions;

(e) Investments of Borrowers and their Subsidiaries in Swap Contracts, provided that all such arrangements are entered into in connection with bona fide hedging operations and not for speculation;

(f) Investments not otherwise permitted hereunder, provided that the aggregate amount of such other Investments (less any return on any such Investments) does not at any time exceed $100,000.

7.06. Restricted Payments. Make any Restricted Payments, except as follows:

(a) (i) Borrowers may pay dividends or other distributions payable solely in shares of capital stock of any Borrower or any Subsidiary or (ii) a Subsidiary may pay dividends or other distributions to any Borrower or to another Subsidiary; provided that the total of all such dividends or other distributions to Subsidiaries which are not Guarantors shall not exceed $300,000 over the life of this Agreement, and provided further that if (1) a Default or Event of Default shall have occurred and be continuing or (2) the Leverage Ratio (determined on a pro forma basis after giving effect to such transaction) is greater than 2.00 to 1.00, no such dividends or other distributions shall be paid by any Guarantor to any Subsidiary which is not also a Guarantor; provided, however, that this clause (a) shall not restrict dividends or other distributions from Subsidiaries which are not Guarantors to other Subsidiaries which are not Guarantors;

(b) any Borrower may distribute rights pursuant to a shareholder rights plan or redeem such rights, provided that such redemption is in accordance with the terms of such shareholder rights plan;

(c) any Borrower may make Restricted Payments in connection with or pursuant to any of its (i) Employee Benefits Plans or in connection with the employment, termination or compensation of its service providers, employees, officers or directors, and (ii) to repurchase Equity Securities of a Borrower which a shareholder is selling whether such repurchase is pursuant to a repurchase right or otherwise, provided, however, that with respect to (c)(ii) above, such Restricted Payments may not exceed $1,000,000 in the aggregate at any time there are Outstanding Obligations; and

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(d) any Subsidiary of any Borrower may declare or pay any ratable dividends in respect of its Equity Securities or purchase or redeem shares of its Equity Securities or make distributions to shareholders not otherwise permitted hereunder, provided that (i) the aggregate amount paid or distributed in any period of four consecutive quarters (excluding any amounts covered by subsection (b) above) does not exceed 5% of Consolidated Tangible Net Worth as determined as of the fiscal quarter immediately preceding the date of determination; and (ii) when combined with the amount of all purchases of Equity Securities made under Section 7.06(e), the total of all such dividends, purchases or redemptions shall not exceed the sum of $100,000 in the aggregate over the life of this Agreement; provided, further, that the provisions of this clause (f), shall not restrict any Subsidiary from declaring or paying dividends to any Borrower or to any wholly owned Subsidiary of Borrower.

7.07. ERISA. At any time engage in a transaction which could be subject to Sections 4069 or 4212(c) of ERISA, or permit any Pension Plan to (a) engage in any non-exempt “prohibited transaction” (as defined in Section 4975 of the Code); (b) fail to comply with ERISA or any other applicable Laws; or (c) incur any material “accumulated funding deficiency” (as defined in Section 302 of ERISA), which, with respect to each event listed above, has a Material Adverse Effect.

7.08. [Reserved].

7.09. Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate (other than transactions among Borrowers or any of its Subsidiaries and any Subsidiary) of Borrowers other than arm’s-length transactions with Affiliates that are otherwise permitted hereunder, except as follows:

(a) reasonable and customary fees in the industry paid to members of the board of directors (or similar governing body) of such Borrower or its Subsidiaries; and

(b) reasonable compensation arrangements and benefit plans for officers and employees of such Borrower and its Subsidiaries entered into or maintained in the ordinary course of business, provided that such transactions in no instance shall have a Material Adverse Effect on any Borrower or any Subsidiary.

7.10. Certain Indebtedness Payments, Etc. Pay, prepay, redeem, purchase, defease or otherwise satisfy in any manner prior to the scheduled payment thereof (y) any Subordinated Debt except as otherwise permitted under this Section 7.10 or (z) during any period when an Event of Default has occurred and is continuing, any Indebtedness of Borrowers and their Subsidiaries; amend, modify or otherwise change the terms of any document, instrument or agreement evidencing Subordinated Debt such that such amendment, modification or change would (a) cause the outstanding aggregate principal amount of all such Subordinated Debt so amended, modified or changed to be increased as a consequence of such amendment, modification or change, (b) cause the subordination provisions applicable to such Subordinated

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Debt to be less favorable to Lender than those set forth on Schedule 7.10, (c) increase the interest rate applicable thereto, (d) accelerate the scheduled payment thereof, or (e) change any default or event of default with respect thereto (other than to eliminate any such event of default or increase any grace period related thereto) or confer any additional rights on the holders of such Subordinated Debt (or a trustee or other representative on their behalf) which would be adverse to Lender.

7.11. Financial Covenants.

(a) Asset Coverage Ratio. Permit the Asset Coverage Ratio, reported in accordance with Section 6.01(c) and determined as of the last day of any fiscal month of Borrowers, to be less than as set forth below:

Date	Ratio

Closing Date to September 30, 2015	1.00:1.00

After September 30, 2015	1.10:1.00

(b) Minimum Consolidated EBITDA. Permit Consolidated EBITDA (measured on a trailing three month basis) to be less than as set forth below:

Quarter Ending	Minimum EBITDA
September 30, 2015	$1
December 31, 2015	$1
March 31, 2016	$1
June 30, 2016	$250,000
September 30, 2016 and thereafter	$500,000

provided, however that this Section 7.11(b) shall not apply if, at all times during the applicable quarter, Cash held in the Designated Deposit Account is greater than 125% of the current outstanding principal amount of the Loan; provided, further, that if for any fiscal quarter it is ultimately determined that Cash held in the Designated Deposit Account was less than 125% of the outstanding principal amount of the Loan for such fiscal quarter then compliance with the above stated minimum Consolidated EBITDA shall be required.

7.12. Accounting Changes. Change (i) its fiscal year, or (ii) its accounting practices except as permitted by GAAP, in each case, except to the extent required in order to conform the fiscal year or accounting practices of a Subsidiary with those of Borrowers.

7.13. Organization Documents. Amend or modify its Organization Documents in a manner adverse to the Lender.

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7.14. Burdensome Agreements. Enter into any Contractual Obligation (other than this Agreement, the other Loan Documents and Indebtedness of foreign Subsidiaries permitted pursuant to Section 7.01) that (a) limits the ability (i) of any Subsidiary to make Restricted Payments to any Borrower or any Guarantor or otherwise transfer property to any Borrower or any Guarantor, (ii) of any Subsidiary to Guarantee the Indebtedness of any Borrower or (iii) of any Borrower or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person, except with respect to specific property encumbered to secure payment of particular Indebtedness incurred to finance the acquisition thereof and permitted pursuant to Section 7.01(e); or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person.

SECTION 8

EVENTS OF DEFAULT AND REMEDIES

8.01. Events of Default. Any one or more of the following events shall constitute an Event of Default:

(a) Borrowers fail to pay any principal on any Outstanding Obligation (other than fees) as and on the date when due; or

(b) Borrowers fail to pay any interest on any Outstanding Obligation or fails to pay any other fees or amount payable to Lender under any Loan Document within five (5) Business Days after the date due; or

(c) Any default occurs in the observance or performance of any agreement contained in Section 7; or

(d) Any default occurs in the observance or performance of any agreement contained in Section 6.01 and such default continues for ten (10) days after receipt of Lender’s written notice informing Borrower that delivery of an item is late; or

(e) The occurrence of an Event of Default (as such term is or may hereafter be specifically defined in any other Loan Document) under any other Loan Document; or a Borrower fails to perform or observe any other covenant or agreement (not specified in subsections (a), (b) (c) or (d) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after receipt of Lender’s written notice; or

(f) Any representation or warranty in any Loan Document proves to have been incorrect in any material respect when made or deemed made; or

(g) (i) any Borrower or any Material Subsidiary (x) defaults in any payment when due of principal of or interest on any Indebtedness (other than Indebtedness hereunder) having an aggregate principal amount in excess of the Threshold Amount which remains uncured beyond any applicable cure period, or (y) defaults in the observance or performance of any other agreement or covenant relating to any Indebtedness (other than Indebtedness hereunder) or contained in any instrument or

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agreement evidencing, securing or relating thereto, or any other event shall occur, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, any Guaranty Obligation in excess of the Threshold Amount to become payable or cash collateral in respect thereof to be demanded on account of such default or other event; or (ii) any Borrower is unable or admits in writing its inability to pay its debts generally as they mature; or

(h) Any Loan Document (or the subordination provisions of any Subordinated Debt), at any time after its execution and delivery and for any reason other than the agreement of Lender or satisfaction in full of all the Obligations, ceases to be in full force and effect or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any respect; or any Borrower or any Guarantor denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

(i) (i) A final judgment against any Borrower or any Material Subsidiary is entered for the payment of money in excess of the Threshold Amount, or any non-monetary final judgment is entered against any Borrower or any Material Subsidiary which has a Material Adverse Effect and, in each case if such judgment remains unsatisfied without procurement of a stay of execution within thirty (30) calendar days after the date of entry of judgment; or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person representing an obligation for the payment of money which is (singly or in the aggregate with all other such writs or warrants or similar process) in excess of the Threshold Amount and is not released, vacated or fully bonded (A) within thirty (30) calendar days after its issue or levy or (B) if earlier, five (5) days prior to the date of any proposed sale.

(j) any Borrower or any of its Material Subsidiaries institutes or consents to the institution of any proceeding under Debtor Relief Laws, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of that Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under Debtor Relief Laws relating to any such Person or to all or any part of its property is instituted without the consent of that Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or

(k) (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount; (ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds the Threshold Amount; or (iii) any Borrower or any ERISA Affiliate fails to pay

Adesto Technologies Corporation	Credit Agreement

when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

(l) There occurs (i) any Change of Control, or (ii) any event relating to a change in the corporate ownership, control or governance of any Borrower or any Subsidiary as issuer (“Issuer”) of any notes, bonds, debentures, Subordinated Debt or other debt securities, the result of which is to cause Indebtedness evidenced by any such notes, bonds, debentures, Subordinated Debt or other debt securities to be subject to mandatory redemption or repurchase by Issuer, provided the outstanding amount of such outstanding Indebtedness exceeds the Threshold Amount.

8.02. Certain Financial Covenant Defaults. In the event that, after taking into account any extraordinary charge to earnings taken or to be taken as of the end of any fiscal period of Borrowers (a “Charge”), and if solely by virtue of such Charge, there would exist an Event of Default due to breach of Section 7.11 as of such fiscal period end date, such Event of Default shall be deemed to arise upon the earlier of (i) the date after such fiscal period end date on which any Borrower announces publicly it will take, is taking or has taken such Charge (including an announcement in the form of a statement in a report filed with the SEC) or, if such announcement is made prior to such fiscal period end date, the date that is such fiscal period end date, and (ii) the date Borrowers deliver to Lender its audited annual or unaudited quarterly financial statements in respect of such fiscal period reflecting such Charge as taken.

8.03. Remedies Upon Event of Default. Without limiting any other rights or remedies of Lender provided for elsewhere in this Agreement, or the other Loan Documents, or by applicable Law, or in equity, or otherwise:

(a) Upon the occurrence, and during the continuance, of any Event of Default other than an Event of Default described in Section 8.01(j): Lender may declare all or any part of the unpaid principal of all Loans, all interest accrued and unpaid thereon and all other amounts payable under the Loan Documents to be immediately due and payable, whereupon the same shall become and be immediately due and payable, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by each Borrower; and/or

(b) Upon the occurrence of any Event of Default described in Section 8.01(j):

(i) all obligations of Lender shall automatically terminate without notice to or demand upon Borrowers, which are expressly waived by each Borrower; and

(ii) the unpaid principal of all Loans, all interest accrued and unpaid thereon and all other amounts payable under the Loan Documents shall be immediately due and payable, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by each Borrower.

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(c) Upon the occurrence of any Event of Default, Lender, without notice to (except as expressly provided for in any Loan Document) or demand upon Borrowers, which are expressly waived by each Borrower (except as to notices expressly provided for in any Loan Document), may proceed to protect, exercise and enforce their rights and remedies under the Loan Documents against Borrowers and such other rights and remedies as are provided by Law or equity (including, without limitation, the provisions of the applicable Uniform Commercial Code).

(d) The order and manner in which Lender’s rights and remedies are to be exercised shall be determined by Lender in its sole and absolute discretion. Regardless of how Lender may treat payments for the purpose of its own accounting, for the purpose of computing the Obligations hereunder, payments shall be applied first, to costs and expenses (including Attorney Costs) incurred by Lender, second, to the payment of accrued and unpaid interest on the Loans to and including the date of such application, third, to the payment of the unpaid principal of the Loans, and fourth, to the payment of all other amounts (including fees) then owing to Lender under the Loan Documents. No application of payments will cure any Event of Default, or prevent acceleration, or continued acceleration, of amounts payable under the Loan Documents, or prevent the exercise, or continued exercise, of rights or remedies of Lender hereunder or thereunder or at Law or in equity.

SECTION 9

MISCELLANEOUS

9.01. Amendments; Consents. No amendment, modification, supplement, extension, termination or waiver of any provision of this Agreement or any other Loan Document, no approval or consent thereunder, no consent to any departure by Borrowers therefrom and no release of collateral in which Lender has a security interest prior to payment in full of the Obligations shall be effective unless in writing signed Lender, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

9.02. Transmission and Effectiveness of Communications and Signatures.

(a) Modes of Delivery. Except as otherwise provided in any Loan Document, notices, requests, demands, directions, agreements and documents delivered in connection with the Loan Documents (collectively, “communications”) shall be transmitted by Requisite Notice to the number and address set forth on Schedule 9.02, may be delivered by the following modes of delivery, and shall be effective as follows:

Mode of Delivery	Effective on earlier of actual receipt and:

Courier:	Scheduled delivery date

Facsimile:	When transmission in legible form complete

Mail:	Fourth Business Day after deposit in U.S. mail first class postage pre-paid

Personal delivery:	When received

Telephone:	When conversation completed

Adesto Technologies Corporation	Credit Agreement

provided, however, that communications delivered to Lender pursuant to Section 2 must be in writing and shall not be effective until actually received by Lender.

(b) Reliance by Lender. Lender shall be entitled to rely and act on any communications purportedly given by or on behalf of any Borrower even if (i) such communications (A) were not made in a manner specified herein, (B) were incomplete or (C) were not preceded or followed by any other notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any subsequent related communications provided for herein. Each Borrower shall indemnify Lender from any loss, cost, expense or liability as a result of relying on any communications permitted herein.

(c) Effectiveness of Facsimile Documents and Signatures. Documents and agreements delivered from time to time in connection with the Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as hardcopies with manual signatures and shall be binding on Borrowers and Lender. Lender may also request that any such documents and signature be confirmed by a manually-signed hardcopy thereof; provided, however, that the failure to request or deliver any such manually-signed hardcopy shall not affect the effectiveness of any facsimile documents or signatures.

9.03. Attorney Costs, Expenses and Taxes. Each Borrower, jointly and severally, agrees (a) to pay or reimburse Lender for all reasonable costs and expenses incurred in connection with the development, preparation, negotiation and execution of the Loan Documents, and the development, preparation, negotiation and execution of any amendment, waiver, consent, supplement or modification to, any Loan Documents, and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including all reasonable Attorney Costs, and (b) to pay or reimburse Lender for all costs and expenses incurred in connection with any refinancing, restructuring, reorganization (including a bankruptcy reorganization), collection and enforcement or attempted enforcement, or preservation of any rights under any Loan Documents, and any other documents prepared in connection herewith or therewith, or in connection with any refinancing, or restructuring of any such documents in the nature of a “workout” or of any insolvency or bankruptcy proceeding, including Attorney Costs. The foregoing costs and expenses shall include all reasonable search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by Lender and the cost of independent public accountants and other outside experts retained by Lender. Such costs and expenses shall also include administrative costs of Lender reasonably attributable to the administration of the Loan Documents. Any amount payable by Borrowers under this Section shall bear interest from the tenth day following the date of demand for payment at the Default Rate, unless waived by Lender. The agreements in this Section shall survive repayment of all Obligations.

Adesto Technologies Corporation	Credit Agreement

9.04. Binding Effect; Assignment.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Lender. Lender may from time to time sell the Loan and the Loan Documents (or any interest therein) and may grant participations in the Loan. Each Borrower agrees to cooperate with Lender’s efforts to do any of the foregoing and to execute all documents reasonably required by Lender in connection therewith which do not materially adversely affect Borrowers’ rights under the Loan Documents.

(b) Certain Pledges. Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release Lender from any of its obligations hereunder or substitute any such pledgee or assignee for Lender as a party hereto.

9.05. Set-off. In addition to any rights and remedies of Lender or any assignee or participant of Lender thereof (each, a “Proceeding Party”) provided by law, upon the occurrence and during the continuance of any Event of Default, each Proceeding Party is authorized at any time and from time to time, without prior notice to Borrowers, any such notice being waived by each Borrower to the fullest extent permitted by law, to proceed directly, by right of set-off, banker’s lien, or otherwise, against any assets of any Borrower and its Subsidiaries which may be in the hands of such Proceeding Party (including all general or special, time or demand, provisional or other deposits and other indebtedness owing by such Proceeding Party to or for the credit or the account of any Borrower) and apply such assets against the Obligations, irrespective of whether such Proceeding Party shall have made any demand therefor and although such Obligations may be unmatured. Lender agrees promptly to notify Borrowers after any such set-off and application made by Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

9.06. [Reserved].

9.07. [Reserved].

9.08. No Waiver; Cumulative Remedies.

(a) No failure by Lender to exercise, and no delay by Lender in exercising, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

(b) The rights, remedies, powers and privileges herein or therein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law. Any decision by Lender not to require payment of any interest (including Default Interest), fee, cost or other amount payable under any Loan Document or to calculate any amount payable by a particular method on any occasion shall in no way limit or be deemed a waiver of Lender’s right to require full payment thereof, or to calculate an amount payable by another method that is not inconsistent with this Agreement, on any other or subsequent occasion.

Adesto Technologies Corporation	Credit Agreement

9.09. Usury. Notwithstanding anything to the contrary contained in any Loan Document, the interest and fees paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If Lender shall receive interest or a fee in an amount that exceeds the Maximum Rate, the excessive interest or fee shall be applied to the principal of the Outstanding Obligations or, if it exceeds the unpaid principal, refunded to Borrowers. In determining whether the interest or a fee contracted for, charged, or received by Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations.

9.10. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.11. Integration. This Agreement, together with the other Loan Documents and any letter agreements referred to herein, comprises the complete and integrated agreement of the parties on the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control and govern; provided that the inclusion of supplemental rights or remedies in favor of Lender in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

9.12. Nature of Lender’s Obligations. Nothing contained in this Agreement or any other Loan Document and no action taken by Lender pursuant hereto or thereto may, or may be deemed to, make Lender a partnership, an association, a joint venture or other entity, either with any Borrower or any Affiliate of Borrower.

9.13. Survival of Representations and Warranties; Termination of Agreement. All representations and warranties made hereunder and in any Loan Document, certificate or statement delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery thereof but shall terminate when this Agreement terminates. Such representations and warranties have been or will be relied upon by Lender, notwithstanding any investigation made by Lender or on its behalf. This Agreement shall terminate when all costs and expenses (including Attorney Costs) incurred by or otherwise owing to Lender have been paid, accrued and unpaid interest on the Loans has been paid, the unpaid principal on the Loans has been paid and all other amounts and Obligations then owing (including, but not limited to, fees and indemnities) to Lender under the Loan Documents have been paid.

9.14. Indemnity by Borrower. Each Borrower agrees to indemnify, defend, save and hold harmless Lender and its respective Affiliates, directors, officers, agents, attorneys and

Adesto Technologies Corporation	Credit Agreement

employees (collectively, the “Indemnitees”) from and against: (a) any and all claims, demands, actions or causes of action that are asserted against any Indemnitee by any Person (other than Lender) relating directly or indirectly to a claim, demand, action or cause of action that such Person asserts or may assert against any Borrower, any of its Affiliates or any its officers or directors; (b) any and all claims, demands, actions or causes of action arising out of or relating to, the Loan Documents, any predecessor loan documents, the Loan Commitments, the use or contemplated use of the proceeds of any Loan, property that is the subject of any Material Lease or any other collateral given to secure the obligations of Borrowers under this Agreement, or the relationship of Borrowers and Lender under this Agreement; (c) any administrative or investigative proceeding by any Governmental Authority arising out of or related to a claim, demand, action or cause of action described in subsection (a) or (b) above; and (d) all liabilities, claims, actions, loss, damages, including, without limitation, foreseeable and unforeseeable consequential damages, costs and expenses (including sums paid in settlement of claims and all consultant, expert and legal fees and expenses of Indemnitees’ counsel) directly or indirectly arising out of or resulting from any Hazardous Substance being present at any time in or around any part of the property that is the subject of any Material Lease, or in the soil, groundwater or soil vapor on or under the property that is the subject of any Material Lease, including those incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work, or any resulting damages or injuries to the person or property of any third parties or to any natural resources; (e) any and all liabilities, losses, costs or expenses (including Attorney Costs) that any Indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action, cause of action or proceeding, or as a result of the preparation of any defense in connection with any foregoing claim, demand, action, cause of action or proceeding, in all cases, whether or not an Indemnitee is a party to such claim, demand, action, cause of action or proceeding, including those liabilities caused by an Indemnitee’s own negligence (all the foregoing, collectively, the “Indemnified Liabilities”); provided that no Indemnitee shall be entitled to indemnification for any loss caused by its own gross negligence or willful misconduct or for any loss asserted against it by another Indemnitee. This Section 9.14 shall survive termination of this Agreement.

9.15. Nonliability of Lender.

Each Borrower acknowledges and agrees that:

(a) Any inspections of any property of any Borrower made by or through Lender are for purposes of administration of the Loan Documents only, and Borrowers are not entitled to rely upon the same (whether or not such inspections are at the expense of any Borrower);

(b) By accepting or approving anything required to be observed, performed, fulfilled or given to Lender pursuant to the Loan Documents, Lender shall not be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance or approval thereof shall not constitute a warranty or representation to anyone with respect thereto by Lender;

Adesto Technologies Corporation	Credit Agreement

(c) The relationship between Borrowers and Lender is, and shall at all times remain, solely that of borrower and lender; Lender shall not under any circumstance be deemed to be in a relationship of confidence or trust or a fiduciary relationship with any Borrower or its Affiliates, or to owe any fiduciary duty to any Borrower or its Affiliates; Lender does not undertake or assume any responsibility or duty to any Borrower or its Affiliates to select, review, inspect, supervise, pass judgment upon or inform any Borrower or its Affiliates of any matter in connection with their property or the operations of such Borrower or its Affiliates; each Borrower and its Affiliates shall rely entirely upon their own judgment with respect to such matters; and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by Lender in connection with such matters is solely for the protection of Lender and neither any Borrower nor any other Person is entitled to rely thereon; and

(d) Lender shall not be responsible or liable to any Person for any loss, damage, liability or claim of any kind relating to injury or death to Persons or damage to property caused by the actions, inaction or negligence of any Borrower and/or its Affiliates and each Borrower hereby indemnifies and holds Lender harmless from any such loss, damage, liability or claim.

9.16. No Third Parties Benefited. This Agreement is made for the purpose of defining and setting forth certain obligations, rights and duties of Borrowers and Lender in connection with the Loans, and is made for the sole benefit of Borrowers and Lender, and Lender’s successors and assigns. Except as provided in Sections 10.04 and 10.13, no other Person shall have any rights of any nature hereunder or by reason hereof.

9.17. Severability. Any provision of the Loan Documents that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

9.18. Confidentiality. Lender shall use any confidential non-public information concerning Borrowers and their Subsidiaries that is furnished to Lender by or on behalf of Borrowers and their Subsidiaries in connection with the Loan Documents (collectively, “Confidential Information”) solely for the purpose of evaluating and providing products and services to them and administering and enforcing the Loan Documents, and it will hold the Confidential Information in confidence. Notwithstanding the foregoing, Lender may disclose Confidential Information (a) to their Affiliates or any of their or their Affiliates’ directors, officers, employees, advisors, or representatives (collectively, the “Representatives”) whom it determines need to know such information for the purposes set forth in this Section; (b) to any bank or financial institution or other entity to which Lender has assigned or desires to assign an interest or participation in the Loan Documents or the Obligations, provided that any such foregoing recipient of such Confidential Information agrees to keep such Confidential Information confidential as specified herein; (c) to any governmental agency or regulatory body having or claiming to have authority to regulate or oversee any aspect of Lender’s business or that of its Representatives in connection with the exercise of such authority or claimed authority; (d) to the extent necessary or appropriate to effect or preserve Lender’s or any of their Affiliates’

Adesto Technologies Corporation	Credit Agreement

security (if any) for any Obligation or to enforce any right or remedy or in connection with any claims asserted by or against Lender or any of their Representatives under the Loan Documents; (e) pursuant to any subpoena or any similar legal process so long as Borrowers are, or have been, given notice of such legal process and the opportunity to seek a protective order; (f) to a Person that is an investor or prospective investor in a Securitization that agrees that its access to information regarding Borrowers and the Loans is solely for purposes of evaluating an investment in such Securitization; provided that any such recipient of such Confidential Information agrees to keep such Confidential Information confidential as specified herein; and (g) to a Person that is a trustee, collateral manager, servicer, noteholder or secured party in a Securitization in connection with the administration, servicing and reporting on the assets serving as collateral for such Securitization; provided that any such recipient of such Confidential Information agrees to keep such Confidential Information confidential as specified herein. For purposes hereof, the term “Confidential Information” shall not include information that (x) is in Lender’s possession prior to its being provided by or on behalf of the Borrowers, provided that such information is not known by Lender to be subject to another confidentiality agreement with, or other legal or contractual obligation of confidentiality to, Borrowers, (y) is or becomes publicly available (other than through a breach hereof by Lender), or (z) becomes available to Lender on a non-confidential basis, provided that the source of such information was not known by Lender to be bound by a confidentiality agreement or other legal or contractual obligation of confidentiality with respect to such information.

9.19. Further Assurances. Each Borrower and its Subsidiaries shall, at their expense and without expense to Lender, do, execute and deliver such further acts and documents as Lender from time to time reasonably requires for the assuring and confirming unto Lender of the rights hereby created or intended now or hereafter so to be, or for carrying out the intention or facilitating the performance of the terms of any Loan Document (including, without limitation, any matters set forth in any supplement agreement regarding post-closing deliveries or filings entered into with the Lender).

9.20. Headings. Section headings in this Agreement and the other Loan Documents are included for convenience of reference only and are not part of this Agreement or the other Loan Documents for any other purpose.

9.21. Time of the Essence. Time is of the essence of the Loan Documents.

9.22. Governing Law.

(a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

(b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES FOR THE CENTRAL DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF

Adesto Technologies Corporation	Credit Agreement

THIS AGREEMENT, BORROWERS AND LENDER EACH CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. BORROWERS AND LENDER EACH IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED HERETO. BORROWERS AND LENDER EACH WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

9.23. Judicial Reference Waiver of Jury Trial. In all the Loan Documents the sections regarding “Jury Trial Waiver” are hereby deleted in their entirety and all claims in connection with the Loan Documents shall be determined by a consensual general judicial reference, pursuant to the provisions of California Code of Civil Procedure §§ 638 et seq., as such statutes may be amended or modified from time to time, and as more fully set forth in Exhibit E.

9.24. PATRIOT Act Notification. Lender hereby notifies Borrowers (and each Subsidiary) that, pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies Borrowers (and, to the extent requested, each Subsidiary), which information includes the name and address of Borrowers (and, to the extent requested, each Subsidiary) and other information that will allow Lender to identify Borrowers (and, to the extent requested, each Subsidiary) in accordance with the USA PATRIOT Act.

9.25. Entire Agreement. This Agreement and the other Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

ADESTO TECHNOLOGIES CORPORATION, a California corporation, as a Borrower			ARTEMIS ACQUISITION LLC, a California limited liability company, as a Borrower

				By:	Adesto Technologies Corporation, as sole member and manager of Artemis Acquisition LLC
By:	/s/ Narbeh Derhacobian
	Name:	Narbeh Derhacobian
	Its:	President & CEO
			By:	/s/ Narbeh Derhacobian
				Name:	Narbeh Derhacobian
				Its:	President & CEO

OPUS BANK, as Lender

			By:	/s/ Kevin McBride
				Name:	Kevin McBride
				Its:	Senior Managing Director

EXHIBIT A

FORM OF NOTICE OF BORROWING

Date:             ,

To:	OPUS BANK,

as Lender

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement dated as of April 30, 2015 by and among ADESTO TECHNOLOGIES CORPORATION, a California corporation (“Adesto”), ARTEMIS ACQUISITION LLC, a California limited liability company (“Artemis”, and, together with Adesto, collectively, the “Borrowers”), and OPUS BANK, a California Commercial Bank, as Lender (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”), the terms defined therein being used herein as therein defined).

The undersigned hereby requests a Borrowing of Loans:

1. On

2. In the amount of USD $15,000,000

The foregoing request complies with the requirements of Section 2.01 of the Agreement. The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the above date, before and after giving effect to the Loan:

(a) The representations and warranties made by Borrowers in Section 5 of the Agreement are and will be correct on and as of the date of this Loan, except to the extent that such representations and warranties specifically refer to any earlier date; and

(b) No Default or Event of Default has occurred and is continuing on the date hereof or after giving effect to this Loan.

ADESTO TECHNOLOGIES CORPORATION, a California corporation, as a Borrower	ARTEMIS ACQUISITION LLC, a California limited liability company, as a Borrower

By: Adesto Technologies Corporation, as sole member and manager of Artemis Acquisition LLC

By:	By:
Name:	Name:
Its:	Its:

Credit Agreement	A-1	Loan #:
Form of Request for Extension of Credit

EXHIBIT B

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date:             ,

To:	OPUS BANK,

as Lender

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement dated as of April 30, 2015, by and among ADESTO TECHNOLOGIES CORPORATION, a California corporation (“Adesto”), ARTEMIS ACQUISITION LLC, a California limited liability company (“Artemis”, and, together with Adesto, collectively, the “Borrowers”), and OPUS BANK, a California Commercial Bank, as Lender (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”, the terms defined therein being used herein as therein defined).

The undersigned Responsible Officer hereby certifies as of the date hereof that [he/she] is the [Responsible Officer] of each Borrower, and that, as such, [he/she] is authorized to execute and deliver this Certificate to Lender on the behalf of Borrowers, and that:

[1. Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of Borrowers ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section, and the monthly accounts receivable and payable reports with agings, the monthly cash report, and the monthly inventory report required by Section 6.01(c) of the Agreement for the calendar month ended as of the above date.] [Use for fiscal year-end Financial Statements]

[1. Attached hereto as Schedule 1 are the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of Borrowers ended as of the above date. Such financial statements fairly present the financial condition, results of operations and changes in financial position of Borrowers and their Subsidiaries in accordance with GAAP as at such date and for such periods, subject only to normal year-end audit adjustments and the absence of footnotes, and the monthly accounts receivable and payable reports with agings, the monthly cash report, and the monthly inventory report required by Section 6.01(c) of the Agreement for the calendar month ended as of the above date.] [Use for fiscal quarter-end Financial Statements]

[1. Attached hereto as Schedule 1 are the monthly accounts receivable and payable reports with agings, the monthly cash report, and the monthly inventory report required by Section 6.01(c) of the Agreement for the calendar month ended as of the above date.] [Use for calendar month-end Financial Reports]

2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his supervision, a detailed review of the transactions and conditions (financial or otherwise) of Borrowers and their Subsidiaries during the accounting period covered by the attached financial information.

Credit Agreement	B-1
Form of Compliance Certificate

3. A review of the activities of Borrowers and their Subsidiaries during such fiscal period has been made under my supervision with a view to determining whether during such fiscal period each of Borrowers and their Subsidiaries performed and observed all its respective Obligations under the Loan Documents, and to the best knowledge of the undersigned during such fiscal period, Borrowers and their Subsidiaries performed and observed each covenant and condition of the Loan Documents applicable to it.

4. The following financial covenant analyses and information set forth on Schedule 2 attached hereto are true and accurate on and as of the date of this Certificate.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of                     .

ADESTO TECHNOLOGIES CORPORATION, a California corporation, as a Borrower	ARTEMIS ACQUISITION LLC, a California limited liability company, as a Borrower

By: Adesto Technologies Corporation, as sole member and manager of Artemis Acquisition LLC

By:	By:
Name:	Name:
Its:	Its:

Credit Agreement	B-2
Form of Compliance Certificate

For the Quarter ended                      (“Statement Date”)

SCHEDULE 2

to the Compliance Certificate

Fiscal Month Ending

I.	Section 7.11(a) – Minimum Asset Coverage Ratio.	/ /

A.	Sum of:

1.	Cash held in the Designated Deposit Account:	$

2.	Eligible Receivables:	$

3.	Sum of Line I.A.I and I.A.2:	$

B.	Senior Indebtedness:

C.	Asset Coverage Ratio (Line I.A.3 divided by Line I.B.):	to 1.00

Minimum Permitted:

For each month ended on or before September 30, 2015

1.00 to 1.00

For each month ended after September 30, 2015

1.10 to 1.00

[II.	Section 7.11(b) – Minimum Consolidated EBITDA[1]	Fiscal Quarter Ending

/ /

A.	Consolidated EBITDA

[1]	If during the relevant period any Borrower or any Subsidiary shall have made any Permitted Acquisition, Consolidated EBITDA for such period shall be calculated after giving pro forma effect to such Permitted Acquisition as if such Permitted Acquisition occurred on the first day of such period.

Credit Agreement	B-3
Form of Compliance Certificate

1.	Consolidated Net Income, provided that there shall be excluded from such Consolidated Net Income the following: (i) all gains and all losses realized by Borrowers and their Subsidiaries upon the sale or other disposition (including, without limitation, pursuant to sale and leaseback transactions) of property or assets that are not sold or otherwise disposed of in the ordinary course of business, or pursuant to the sale of any capital stock held by any Borrower or any Subsidiary; and (ii) all items of gain or income that are properly classified as extraordinary in accordance with GAAP or are unusual or non-recurring	$

2.	Consolidated Interest Charges: The sum of:

(a)    all interest, premium payments, fees, charges and related expenses payable by Borrowers and their Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP,

$

	(b) the portion of rent payable by Borrowers and their Subsidiaries with respect to such period under Capital Leases that is treated as interest in accordance with GAAP, and	$

	(c) the portion of rent under any Synthetic Lease Obligation that would be treated as interest in accordance with GAAP if the Synthetic Lease Obligation were treated as a Capital Lease under GAAP.	$

3.	The amount of Taxes, based on or measured by income, used or included in the determination of such Consolidated Net Income for such period:	$

4.	The amount of depreciation and amortization expense deducted in determining such Consolidated Net Income, including any impairment of intangible/goodwill as defined under FAS 142 and FAS 144:	$

5.	Any non-cash stock, stock option or restricted stock based compensation charges for such period determined in accordance with GAAP:	$

6.	Cash charges related to restructuring, discontinued operations, and extraordinary items, including, but not limited to, facilities and personnel reductions or exit of a business or products, in an amount not to exceed $300,000 in the aggregate for the period beginning on the Closing Date and ending on the final Maturity Date:	$

Credit Agreement	B-4
Form of Compliance Certificate

7.	Other non-cash extraordinary or non-recurring charges:	$

8.	Consolidated EBITDA
	(Sum of Lines II.A.1-II.A.7):[2]	$

Minimum Permitted:

Quarter Ending	Minimum EBITDA
September 30, 2015	$1
December 31, 2015	$1
March 31, 2016	$1
June 30, 2016	$250,000
September 30, 2016 and thereafter	$500,000

]3

[2]	provided that the items contained in (2) through (7) above shall be added to (1) only to the extent they have been deducted in calculating, and therefore form no portion of, Consolidated Net Income
[3]	7.11(b) shall not apply if, at all times during the applicable quarter, Cash held in the Designated Deposit Account is greater than 125% of the current outstanding principal amount of the Loan; provided, that if for any fiscal quarter it is ultimately determined that Cash held in the Designated Deposit Account was less than 125% of the outstanding principal amount of the Loan for such fiscal quarter then compliance with the above stated minimum Consolidated EBITDA shall be required. This can be skipped if 7.11(b) does not apply.

Credit Agreement	B-5
Form of Compliance Certificate

EXHIBIT C

FORM OF NOTE

USD $15,000,000	, 201

FOR VALUE RECEIVED, the undersigned, jointly and severally hereby promise to pay to the order of OPUS BANK, a California Commercial Bank (the “Lender”), on the Maturity Date (as defined in the Credit Agreement referred to below) the principal amount of FIFTEEN MILLION AND NO/100 DOLLARS (USD $15,000,000.00]), or such lesser principal amount of Loans (as defined in the Credit Agreement referred to below) payable by Borrowers to Lender on such Maturity Date under that certain Credit Agreement, dated as of April 30, 2015, among ADESTO TECHNOLOGIES CORPORATION, a California corporation (“Adesto”), ARTEMIS ACQUISITION LLC, a California limited liability company (“Artemis”, and, together with Adesto, collectively, the “Borrowers”), the Lenders from time to time party thereto, Opus Bank, as Lender, (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined).

Borrowers shall make scheduled prepayments on this Note as set forth in Section 2.03(b) of the Credit Agreement. Borrowers shall also make such prepayments on this Note as are required by Section 2.02 of the Credit Agreement.

Each Borrower, jointly and severally, promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates, and payable at such times as are specified in the Credit Agreement.

All payments of principal and interest shall be made to Lender for the account of Lender in United States dollars in immediately available funds at Lender’s payment office.

If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

This Note is one of the “Notes” referred to in the Credit Agreement. Reference is hereby made to the Credit Agreement for rights and obligations of payment and prepayment, events of default and the right of Lender to accelerate the maturity hereof upon the occurrence of such events. Loans made by Lender shall be evidenced by one or more loan accounts or records maintained by Lender in the ordinary course of business. Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

Each Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

Credit Agreement	C-1	Loan #:
Form of Note

Each Borrower, jointly and severally, agrees to pay all collection expenses, court costs and Attorney Costs (whether or not litigation is commenced) which may be incurred by Lender in connection with the collection or enforcement of this Note.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

ADESTO TECHNOLOGIES CORPORATION, a California corporation, as a Borrower	ARTEMIS ACQUISITION LLC, a California limited liability company, as a Borrower

By: Adesto Technologies Corporation, as sole member and manager of Artemis Acquisition LLC

By:	By:
Name:	Name:
Its:	Its:

Credit Agreement	C-2	Loan #:
Form of Note

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made by

Credit Agreement	C-3	Loan #:
Form of Note

EXHIBIT D

FORM OF WARRANT

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF APPLICABLE STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

ADESTO TECHNOLOGIES CORPORATION

WARRANT TO PURCHASE

PREFERRED STOCK

Warrant No.: E-2	Issued on April 30, 2015

This certifies that for good and valuable consideration, Opus Bank or its assigns and transferees, is entitled, subject to the terms and conditions of this Warrant, to purchase from Adesto Technologies Corporation, a California corporation (the “Company”), at any time prior to 5:00 p.m. Pacific time on April 30, 2022 (the “Expiration Date”) up to 1,052,632 shares of Warrant Stock (as defined below) at the Warrant Price (as defined below), upon surrender of this Warrant at the principal offices of the Company, together with a duly executed subscription form in the form attached hereto as Exhibit A and concurrent payment of the full Warrant Price for the shares of Warrant Stock so purchased in accordance with the terms hereof. The Warrant Price and the number and character of shares of Warrant Stock purchasable under this Warrant are subject to adjustment as provided herein.

1. DEFINITIONS. The following definitions shall apply for purposes of this Warrant:

1.1 “Affiliate” shall mean any individual, firm, corporation, partnership, association, limited liability company, trust or any other entity of a Holder who, directly or indirectly, controls, is controlled by or is under common control with such Holder, including, without limitation, any partner, officer, director, member, manager or employee of such Holder (or of any such entity that is an Affiliate of such Holder) and any investment fund now or hereafter existing that is controlled by or under common control with one or more managers or general partners of or shares the same management company with such Holder

1.2 “Change of Control” means a Deemed Liquidation Event, as defined in the Restated Articles.

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1.3 “Common Stock” means shares of the Company’s common stock.

1.4 “Holder” means any person who shall at the time be the registered holder of this Warrant.

1.5 “Restated Articles” means the Company’s Amended and Restated Articles of Incorporation, as amended, restated or supplemented from time to time.

1.6 “Rights Agreement” means that certain Fourth Amended and Restated Investors’ Rights Agreement, dated August 19, 2013, by and among the Company and the parties listed on Schedule A thereto, as amended, restated, modified and supplemented from time to time.

1.7 “Warrant Price means $0.7125 per share. The Warrant Price (including as specified in the foregoing clauses (a) and (b)) is subject to adjustment as provided herein.

1.8 “Warrant Stock” means the Company’s Series E Preferred Stock of. The number and character of shares of Warrant Stock are subject to adjustment as provided herein and the term “Warrant Stock” shall include stock and other securities and property at any time receivable or issuable upon exercise of this Warrant in accordance with its terms.

2. EXERCISE.

2.1 Method of Exercise. Subject to the terms and conditions of this Warrant, the Holder may exercise this Warrant in whole or in part, at any time or from time to time, on any business day before the Expiration Date, for up to 1,052,632 shares of Warrant Stock, by surrendering this Warrant at the principal offices of the Company, with the subscription form attached hereto as Exhibit A duly executed by the Holder, and (i) payment (by cash, wire transfer of funds, or check) in an amount equal to the product obtained by multiplying (1) the number of shares of Warrant Stock to be purchased by the Holder by (2) the Warrant Price or adjusted Warrant Price, if applicable, therefor as determined in accordance with the terms hereof, or (ii) solely contingent upon and immediately prior to a Change of Control, in accordance with the procedures set forth in Section 2.2 below.

2.2 Cashless Exercise.

(a) Solely contingent upon and immediately prior to a Change of Control, in lieu of exercising this Warrant for cash, wire transfer funds or check, the Holder may elect to receive, without payment by the Holder of any additional consideration, a number of shares of Warrant Stock equal to “X”, computed using the formula set forth below, by surrender of this Warrant in accordance with Section 2.1 hereof together with notice of such election, in which event the Company shall issue to the Holder such number of shares of Warrant Stock:

	X	=	Y(A-B)
A

Where:	X	=	The number of shares of Warrant Stock to be issued to the Holder pursuant to this election;

	Y	=	The number of shares of Warrant Stock in respect of which this election is made;

	A	=	The Fair Market Value (the “Fair Market Value”) of one share of Warrant Stock (taking into consideration, among other things, the number of shares of Common Stock into which one share of Warrant Stock are then convertible in accordance with the Restated Charter) at the time this election is made; and

	B	=	The Warrant Price (as adjusted to the date of the issuance).

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(b) For purposes of this Section 2.2, the Fair Market Value as of a particular date shall be equal to the consideration per share of Warrant Stock that a holder of Warrant Stock would receive in the Change of Control pursuant to the terms of the definitive agreement governing such Change of Control.

2.3 Partial Exercise. Upon a partial exercise of this Warrant, the number of shares of Warrant Stock issuable upon exercise of this Warrant immediately prior to such exercise shall be reduced by the aggregate number of shares of Warrant Stock issued upon such exercise of this Warrant. The Company will promptly issue to Holder an amended Warrant stating the remaining number of shares of Warrant Stock that are available. All other terms and conditions of that amended Warrant shall be identical to those contained in this Warrant.

2.4 No Fractional Shares. No fractional shares may be issued upon any exercise of this Warrant, and any fractions shall be rounded down to the nearest whole number of shares. If upon any exercise of this Warrant a fraction of a share results, the Company will pay the cash value of any such fractional share.

2.5 Restrictions on Exercise. This Warrant may not be exercised if the issuance of the Warrant Stock upon such exercise would constitute a violation of any applicable federal or state securities laws or other laws or regulations. As a condition to the exercise of this Warrant, the Holder shall execute the subscription form attached hereto as Exhibit A, confirming and acknowledging that the representations and warranties of the Holder set forth in Section 6 of this Warrant are true and correct as of the date of exercise.

3. ISSUANCE OF STOCK. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date that this Warrant, a duly completed and executed Form of Subscription in the form attached hereto as Exhibit A and (except as otherwise provided in Section 2.2) payment of the full Warrant Price in accordance with this Warrant have been delivered to the Company, whereupon the person entitled to receive the shares of Warrant Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As soon as practicable on or after such date, but conditioned upon the receipt of this Warrant by the Company, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of whole shares of Warrant Stock issuable upon such exercise, together with payment of any fractional shares pursuant to Section 2.4.

4. CHANGE OF CONTROL. No less than ten (10) business days prior to the closing of any Change of Control, the Company shall provide Holder with written notice of the proposed Change of Control together with a copy of the executed definitive agreement providing for such Change of Control (or if the closing is occurring simultaneously with signing the definitive agreement, the current draft of such definitive agreement), and all schedules and exhibits thereto, and an expected capitalization table for the Company as of immediately prior to the Change of Control. During such notice period, Holder may exercise this Warrant in accordance with its terms, and may elect to make such exercise contingent upon the closing of the Change of Control. Subject to prior exercise of this Warrant as provided in the preceding sentence, this Warrant shall automatically expire and be of no further force and effect without any action by the Company or the Holder as of immediately prior to the closing of a Change of Control.

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5. ADJUSTMENT PROVISIONS. The number and character of shares of Warrant Stock issuable upon exercise of this Warrant (or any shares of stock or other securities or property at the time receivable or issuable upon exercise of this Warrant) and the Warrant Price therefor, are subject to adjustment upon the occurrence of the following events between the date this Warrant is issued and the date it is exercised:

5.1 Adjustment for Stock Splits, Stock Dividends, Recapitalizations, etc. The Warrant Price of this Warrant and the number of shares of Warrant Stock issuable upon exercise of this Warrant (or any shares of stock or other securities at the time issuable upon exercise of this Warrant) shall each be adjusted by multiplying the Warrant Price of such share of Warrant Stock in effect immediately prior to such Common Stock Event by a fraction, (a) the numerator of which shall be the number of shares of Common Stock on a fully diluted basis issued and outstanding immediately prior to such Common Stock Event, and (b) the denominator of which shall be the number of shares of Common Stock on a fully diluted basis issued and outstanding immediately after such Common Stock Event, and the product so obtained shall thereafter be the Warrant Price for such share of Warrant Stock. The Warrant Price for a share of Warrant Stock shall be readjusted in the same manner upon the happening of each subsequent Common Stock Event. As used herein, the term “Common Stock Event” shall mean at any time or from time to time, any stock dividend, stock split, reverse stock split, reclassification, recapitalization or other similar event affecting the number of outstanding shares of Warrant Stock or Common Stock (or such other stock or securities).

5.2 Adjustment for Other Dividends and Distributions. In case the Company shall make or issue, or shall fix a record date for the determination of eligible holders entitled to receive, a dividend or other distribution payable with respect to the Warrant Stock or Common Stock that is payable in (a) securities of the Company (other than issuances with respect to which adjustment is made under Section 5.1), or (b) assets, then, and in each such case, the Holder, upon exercise of this Warrant at any time after the consummation, effective date or record date of such event, shall receive, in addition to the shares of Warrant Stock issuable upon such exercise prior to such date, the securities or such other assets of the Company to which the Holder would have been entitled upon such date if the Holder had exercised this Warrant on the date of such event (or such record date, as applicable) and had they thereafter, during the period from the date of such event (or such record date, as applicable) to and including the exercise date, retained such securities receivable by them as aforesaid during such period (all subject to further adjustment as provided in this Warrant).

5.3 Adjustment for Reorganization, Consolidation, Merger. Other than any reorganization, consolidation or merger that constitutes a Change of Control, in case of any reorganization of the Company (or of any other corporation, the stock or other securities of which are at the time receivable on the exercise of this Warrant), after the date of this Warrant, or in case, after such date, the Company (or any such corporation) shall consolidate with or merge into another corporation or convey all or substantially all of its assets to another corporation and then distribute the proceeds to its stockholders, then, and in each such case, the Holder, upon the exercise of this Warrant (as provided in Section 2), at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the stock or other securities and property of the Company, or of such successor or purchasing corporation resulting from such reorganization, merger or consolidation, receivable upon the exercise of this Warrant prior to such consummation, the stock or other securities or property to which the Holder would have been entitled upon the consummation of such reorganization, consolidation, merger or conveyance if the Holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in this Warrant, and the successor or purchasing corporation in such reorganization, consolidation, merger or conveyance (if other than the Company) shall duly execute and deliver to the Holder a supplement hereto acknowledging such corporation’s obligations under this Warrant; and in each such case, the terms of this Warrant shall be applicable to the shares of stock or other securities or property receivable upon the exercise of this Warrant after the consummation of such reorganization, consolidation, merger or conveyance.

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5.4 Conversion of Stock. In case all (a) the authorized Warrant Stock is converted, pursuant to the Restated Articles, into Common Stock or other securities or property, or (b) the Warrant Stock otherwise ceases to exist or to be authorized by the Restated Articles (each, a “Stock Event”), then Holder, upon exercise of this Warrant at any time after such Stock Event, shall receive, in lieu of the number of shares of Warrant Stock and other securities and property that Holder would have been entitled to receive upon exercise of this Warrant immediately prior to such Stock Event, the stock and other securities and property that Holder would have been entitled to receive upon the Stock Event, if, immediately prior to such Stock Event, Holder had exercised this Warrant.

5.5 Adjustment for Issuance of Additional Shares. In the event that the Company shall issue shares of its capital stock at a price per share less than the Warrant Price after the date hereof, the price at which the Warrant Stock may be exercised shall be subject to the same adjustment, if any, to the price at which shares of the applicable Warrant Stock may be converted into shares of Common Stock as provided for in the Restated Articles.

5.6 Notice of Adjustments. The Company shall promptly give written notice of each adjustment or readjustment of the Warrant Price or the number of shares of Warrant Stock or other securities issuable upon exercise of this Warrant. The notice shall describe the adjustment or readjustment and show in reasonable detail the facts on which the adjustment or readjustment is based.

5.7 No Change Necessary. The form of this Warrant need not be changed because of any adjustment in the Warrant Price or in the number of shares of Warrant Stock issuable upon its exercise.

5.8 Reservation of Stock. If at any time the number of shares of Warrant Stock or other securities issuable upon exercise of this Warrant shall not be sufficient to effect the exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Warrant Stock or other securities issuable upon exercise of this Warrant as shall be sufficient for such purpose.

6. REPRESENTATIONS, WARRANTIES AND COVENANTS OF HOLDER. Holder hereby represents and warrants to, and agrees with, the Company, that:

6.1 Purchase for Own Account. The Warrant and the Warrant Stock (collectively, the “Securities”) will be acquired for investment for Holder’s own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Act, and such Holder has no present intention of selling, granting any participation in, or otherwise distributing the same. If not an individual, such Holder also represents that such Holder has not been formed for the specific purpose of acquiring the Securities.

6.2 Disclosure of Information. Holder has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Securities. Holder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Holder or to which Holder had access.

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6.3 Investment Experience. Holder understands that the purchase of the Securities involves substantial risk. Holder has experience as an investor in securities of companies in the development stage and acknowledges that Holder is able to fend for itself, can bear the economic risk of Holder’s investment in the Securities and has such knowledge and experience in financial or business matters that Holder is capable of evaluating the merits and risks of this investment in the Securities and protecting its own interests in connection with this investment.

6.4 Restricted Securities. Holder understands that the Securities are characterized as “restricted securities” under the Act and Rule 144 promulgated thereunder inasmuch as they are being acquired from the Company in a transaction not involving a public offering, and that under the Act and applicable regulations thereunder such securities may be resold without registration under the Act only in certain limited circumstances. In this connection, Holder is familiar with Rule 144 of the Act, as presently in effect, and understands the resale limitations imposed thereby and by the Act. Holder understands that the Company is under no obligation to register any of the securities sold hereunder except as provided in the Rights Agreement. Holder understands that no public market now exists for any of the Securities and that it is uncertain whether a public market will ever exist for the Securities.

6.5 No Solicitation. At no time was Holder presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Securities.

6.6 Further Limitations on Disposition. Without in any way limiting the representations set forth above, Holder further agrees not to make any disposition of all or any portion of the Securities unless and until:

(a) there is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(b) Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with reasonable description of the material terms of the circumstances surrounding the proposed disposition, and, at the expense of Holder or its transferee, with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such securities under the Act.

Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be required: (i) for any transfer of the Securities in compliance with SEC Rule 144 or Rule 144A; (ii) for any transfer of any the Securities by a Holder that is a partnership, limited liability company or a corporation to (A) a partner of such partnership, member of such limited liability company or stockholder of such corporation, (B) a controlled Affiliate of such partnership, limited liability or corporation, (C) a retired partner of such partnership, (D) the estate of any such partner, member or stockholder; or (iii) for the transfer by gift, will or intestate succession by Holder to his or her spouse or lineal descendants or ancestors or any trust for any of the foregoing; provided, that, in each of the foregoing cases the transfer was without additional consideration and the transferee agrees in writing to be subject to the terms of this Section 6 to the same extent as if the transferee were an original Holder hereunder.

6.7 Legends. Such Holder understands and agrees that the certificates evidencing the Securities will bear legends substantially similar to those set forth below in addition to any other legend that may be required by applicable law, by the Restated Charter or the Company’s bylaws, each as may be amended from time to time, or by any agreement between the Company and such Holder:

(a) THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH,

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THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

(b) THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP PERIOD OF 180 DAYS OR MORE AFTER THE EFFECTIVE DATE OF THE ISSUER’S REGISTRATION STATEMENT FILED UNDER THE ACT, AS AMENDED, AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE ISSUER’S PRINCIPAL OFFICE. AS A RESULT OF SUCH AGREEMENT, THESE SHARES MAY NOT BE TRADED PRIOR TO 180 DAYS AFTER THE EFFECTIVE DATE OF THE INITIAL PUBLIC OFFERING OF THE COMMON STOCK OF THE ISSUER HEREOF. SUCH LOCK-UP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES.

The legend set forth in (a) above shall be removed by the Company from any certificate evidencing the Securities upon delivery to the Company of an opinion of counsel, reasonably satisfactory to the Company, that a registration statement under the Act is at that time in effect with respect to the legended security or that such security can be freely transferred in a public sale without such a registration statement being in effect and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which the Company issued the Securities.

The legend set forth in (b) above shall be removed by the Company from any certificate evidencing the Securities at the expiration of any market stand-off period.

6.8 Market Stand-Off Agreement. Holder hereby agrees that it takes the Securities subject to the restrictions and limitations set forth in Section 2.14 of the Rights Agreement.

7. NO RIGHTS OR LIABILITIES AS SHAREHOLDER. This Warrant does not by itself entitle the Holder to any voting rights or other rights as a shareholder of the Company nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to receive dividend rights or otherwise until this Warrant shall have been exercised and the shares of Warrant Stock issuable upon the exercise hereof shall have become deliverable, as provided herein. In the absence of affirmative action by the Holder to purchase Warrant Stock by exercise of this Warrant, no provisions of this Warrant, and no enumeration herein of the rights or privileges of the Holder, shall cause the Holder to be a shareholder of the Company for any purpose.

8. REGISTRATION UNDER THE ACT. The original Holder of this Warrant is entitled, with respect to the shares of Warrant Stock issued upon the exercise hereof or the shares of Common Stock or other securities issued upon conversion of such shares of Warrant Stock as the case may be, to certain registration rights and other rights and is subject to certain obligations under the Rights Agreement. Notwithstanding anything herein to the contrary, the rights and obligations under the Rights Agreement that the original Holder of this Warrant is entitled to may only be assigned, conveyed or transferred, in whole or in part, in accordance with the restrictions on transfer set forth in the Rights Agreement.

9. LOST, STOLEN, MUTILATED OR DESTROYED WARRANT. If this Warrant is lost, stolen, mutilated or destroyed, the Company shall, upon receipt from the Holder of (a) an affidavit of loss or similar instrument (and, in the case of a mutilated Warrant, the accompanying surrender thereof),

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satisfactory to the Company, and (b) at the sole discretion of the Company, a bond as indemnity against any claim that may be made against the Company with respect to the Warrant alleged to be lost, stolen, mutilated or destroy, issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed.

10. NOTICES OF CORPORATE ACTION. In the event of: (a) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, (b) any voluntary or involuntary dissolution, liquidation or winding-up of the Company, (c) the Company making or issuing, or fixing a record date for the determination of eligible holders entitled to receive, a dividend or other distribution payable with respect to shares of capital stock of the Company, or (d) a Stock Event (each, a “Corporate Action”), the Company will provide 5 days prior written notice to the Holder specifying the expected date on which any record is to be taken for the purpose of such Corporate Action and the date or expected date on which any such Corporate Action is to be consummated.

11. MISCELLANEOUS.

11.1 Costs And Attorneys’ Fees. In the event that any action, suit or other proceeding is instituted concerning or arising out of this Warrant or any transaction contemplated hereunder, the prevailing party shall recover all of such party’s costs and attorneys’ fees incurred in each such action, suit or other proceeding, including any and all appeals or petitions therefrom.

11.2 Governing Law. This Warrant shall be governed by and construed under the internal laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California, without reference to principles of conflict of laws or choice of laws. Any action or proceeding relating to this Warrant or to the enforcement of any provision of this Warrant may be brought or otherwise commenced in any state court located in the County of Santa Clara, State of California, or in the federal courts located in the Northern District of California. The Parties: (a) expressly and irrevocably consent and submit to the jurisdiction of each state court located in the County of Santa Clara, State of California (and each appellate court located in such county), and each federal court located in the Northern District of California, in connection with any such action or proceeding; (b) agree that service of any process, summons, notice or document by U.S. mail addressed as set forth in Section 11.3 shall constitute effective service of such process, summons, notice or document for purposes of any such action or proceeding; (c) agree that each state court located in the County of Santa Clara, State of California, and each federal court located in the Northern District of California, shall be deemed to be a convenient forum; and (d) agree not to assert (by way of motion, as a defense or otherwise), in any such action or proceeding commenced in any state court located in the County of Santa Clara, State of California, or in any federal court located in the Northern District of California, any claim that such party is not subject personally to the jurisdiction of such court, that such action or proceeding has been brought in an inconvenient forum, that the venue of such action or proceeding is improper or that this Warrant or the subject matter of this Warrant may not be enforced in or by such court.

11.3 Notices. Any and all notices required or permitted to be given to a party pursuant to the provisions of this Warrant will be in writing and will be effective and deemed to provide such party sufficient notice under this Warrant on the earliest of the following: (a) at the time of personal delivery, if delivery is in person; (b) at the time of transmission by facsimile, addressed to the other party at its facsimile number specified herein (or hereafter modified by subsequent notice to the parties hereto), with confirmation of receipt made by both telephone and printed confirmation sheet verifying successful transmission of the facsimile; (c) one (1) business day after deposit with an express overnight courier for United States deliveries, or two (2) business days after such deposit for deliveries outside of the United States, with proof of delivery from the courier requested; or (d) three (3) business days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries. All notices for

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delivery outside the United States will be sent by facsimile or by express courier. Notices by facsimile shall be machine verified as received. All notices not delivered personally or by facsimile will be sent with postage and/or other charges prepaid and properly addressed to the party to be notified at the address or facsimile number as follows, or at such other address or facsimile number as such other party may designate by one of the indicated means of notice herein to the other parties hereto as follows:

(a) if to Holder, at Holder’s address set forth on the signature page hereto.

(b) if to the Company, marked “Attention: Chief Executive Officer,” at 1250 Borregas Avenue, Sunnyvale, CA 94089.

With a copy (which shall not constitute notice) to:

Fenwick & West LLP

Silicon Valley Center

801 California Street

Mountain View, CA 94041

Facsimile: (650) 938-5200

Attention: Mark Leahy

11.4 Amendment; Waiver. Any term of this Warrant may be amended, and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and Holder. Any amendment or waiver effected in accordance with this Section 11.4 shall be binding upon the Company and Holder.

11.5 Severability. If any provision of this Warrant is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Warrant and the remainder of this Warrant shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Warrant. Notwithstanding the forgoing, if the value of this Warrant based upon the substantial benefit of the bargain for any party is materially impaired, which determination as made by the presiding court or arbitrator of competent jurisdiction shall be binding, then both parties agree to substitute such provision(s) through good faith negotiations.

11.6 Titles and Headings. The titles, captions and headings of this Warrant are included for ease of reference only and will be disregarded in interpreting or construing this Warrant. Unless otherwise specifically stated, all references herein to “sections” and “exhibits” will mean “sections” and “exhibits” to this Warrant.

11.7 Counterparts. This Warrant may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement.

11.8 Facsimile Signatures. This Warrant may be executed and delivered by facsimile and upon such delivery the facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

11.9 Terms Binding. By acceptance of this Warrant, the Holder accepts and agrees to be bound by all the terms and conditions of this Warrant.

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11.10 Entire Agreement. This Warrant and the documents referred to herein, together with all the Exhibits hereto, constitute the entire agreement and understanding of the parties with respect to the subject matter of this Warrant, and supersede any and all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.

11.11 Transfer and Exchange of Warrants. This Warrant may be assigned, in whole or in part, at any time and from time-to-time by Holder to a maximum of 5 Affiliates; provided that any subsequent assignee of this Warrant agrees in writing to be subject to the terms and conditions of this Warrant, including without limitation, Section 6, to the same extent as if such assignee were an original Holder hereunder. Upon the surrender of any Warrant, properly endorsed, for registration of transfer or for exchange at the principal office of the Company, the Company at its expense will execute and deliver to or upon the order of the Holder thereof a new Warrant or Warrants of like tenor, in the name of such Holder or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Warrant Stock called for on the face or faces of the Warrant or Warrants so surrendered.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties hereto have executed this WARRANT TO PURCHASE PREFERRED STOCK as of the date first written above.

COMPANY:

ADESTO TECHNOLOGIES CORPORATION

By:
Name:	Narbeh Derhacobian
Title:	President and Chief Executive Officer

AGREED AND ACKNOWLEDGED:

OPUS BANK

By:
Name:
Title:

Address:

with a copy to:

[SIGNATURE PAGE TO WARRANT TO PURCHASE PREFERRED STOCK]

11

EXHIBIT A

FORM OF SUBSCRIPTION

(To be completed and signed only upon exercise of Warrant)

To: Adesto Technologies Corporation (the “Company”)

We refer to that certain Warrant to Purchase Preferred Stock, Warrant No. E-2, issued on April 30, 2015 (the “Warrant”).

On the terms and conditions set forth in the Warrant, the undersigned Holder hereby elects to purchase                  shares of Series E Preferred Stock of the Company (the “Warrant Stock”), pursuant to the terms of the attached Warrant, and concurrently with delivery of this Form of Subscription, tenders payment of the purchase price for such shares in full pursuant to Section 2.1 of the Warrant or contingent upon and immediately prior to a Change of Control, elects to receive shares of Warrant Stock in accordance with Section 2.2 of the Warrant.

In exercising the Warrant, the undersigned Holder hereby confirms and acknowledges that the representations and warranties set forth in Section 6 of the Warrant as they apply to the undersigned Holder continue to be true and complete as of this date. Please issue a certificate or certificates representing such shares of Warrant Stock in Holder’s name and deliver such certificate(s) to Holder at the address set forth below:

(Address)

(City, State, Zip Code)

(Federal Tax Identification Number)

IN WITNESS WHEREOF, the undersigned Holder has executed and delivered this FORM OF SUBSCRIPTION as of the date set forth below.

Date:

By:
Name:
Title:

EXHIBIT E

JUDICIAL REFERENCE AND WAIVER OF JURY TRIAL

1. DEFINED TERMS. Initially capitalized terms shall have the meanings given to such terms in the agreement. In addition, the following term when used in this agreement shall have the meaning set forth below (such meaning to be equally applicable to both the singular and plural forms of the term defined):

(a) “Claim” means any claim, cause of action, dispute or controversy between or among the Parties, whether sounding in contract, tort or otherwise, which arises out of or relates to: (i) any of the Loan Documents, (ii) any negotiations, communications, alleged promises, or representations relating to any of the Loan Documents, whether or not incorporated into the Loan Documents or (iii) any indebtedness incorporated into or evidenced by any of the Loan Documents.

2. CLAIMS SUBJECT TO JUDICIAL REFERENCE; CONDUCT OF REFERENCE.

(a) Each Claim shall be determined by a consensual general judicial reference (the “Reference”) pursuant to the provisions of California Code of Civil Procedure §§ 638 et seq., as such statutes may be amended or modified from time to time.

(b) Upon a written request of Lender or Borrower, or upon an appropriate motion by Lender or Borrower, any pending action relating to any Claim and every Claim shall be heard by a single Referee who shall then try all issues (including any and all questions of law and questions of fact relating thereto), and issue findings of fact and conclusions of law and report a statement of decision. The Referee’s statement of decision will constitute the conclusive determination of the Claim. The Lender or Borrowers agree that the Referee shall have the power to issue all legal and equitable relief appropriate under the circumstances before him/her.

(c) The parties shall promptly and diligently cooperate with one another and the Referee, and shall perform such acts as may be necessary to obtain prompt and expeditious resolution of all Claims in accordance with the terms of this Agreement.

(d) Lender or Borrowers may file the Referee’s findings, conclusions and statement with the clerk or judge of any appropriate court, file a motion to confirm the Referee’s report and have judgment entered thereon. If the report is deemed incomplete by such court, the Referee may be required to complete the report and resubmit it.

(e) Lender or Borrowers will have such rights to assert such objections as are set forth in California Code of Civil Procedure §§ 638 et seq.,

(f) The Reference shall be closed to the public and confidential. All records relating to the Reference shall be permanently sealed when the order thereon become final.

Credit Agreement	E-1
Judicial Reference and Waiver of Jury Trial

3. SELECTION OF REFEREE; POWERS.

(a) The Lender and Borrowers shall select a single neutral referee (the “Referee”), who shall be a retired judge or justice of the courts of the State of California, or a federal court judge, in each case, with at least ten years of judicial experience in civil matters. The Referee shall be appointed in accordance with California Code of Civil Procedure Section 638 (or pursuant to comparable provisions of federal law if the dispute falls within the exclusive jurisdiction of the federal courts).

(b) If within ten (10) days of the request or motion for the Reference, Lender or Borrowers cannot agree upon a Referee, either Party may request or move that the Referee be appointed by the court. The Referee shall determine all issues relating to the applicability, interpretation, legality and enforceability of this Agreement.

4. PROVISIONAL REMEDIES, SELF-HELP AND FORECLOSURE.

(a) No provision of this agreement shall limit the right of Lender or Borrowers to (i) exercise self-help remedies including, without limitation, set-off, (ii) initiate judicial or non-judicial foreclosure against any real or personal property collateral, (iii) exercise any judicial or power of sale rights, or (iv) obtain or oppose provisional or ancillary remedies, including without limitation, injunctive relief, writs of possession, the appointment of a receiver, and/or additional or supplementary remedies from a court of competent jurisdiction before, after or during the pendency of the Reference.

(b) The exercise of, or opposition to, any such remedy does not waive the right of Lender or Borrowers to the Reference pursuant to this agreement.

5. COSTS AND FEES.

(a) Promptly following the selection of the Referee, the Lender and Borrowers shall advance equal portions of the estimated fees and costs of the Referee.

(b) In the statement of decision issued by the Referee, the Referee shall award costs, including reasonable attorneys’ fees, to the prevailing party, if any, and may order the Referee’s fees to be paid or shared by the Lender or Borrowers in such manner as the Referee deems just.

Credit Agreement	E-2
Judicial Reference and Waiver of Jury Trial

EXHIBIT F

FORM OF GENERAL SECURITY AGREEMENT

GENERAL SECURITY AGREEMENT

(Personal Property)

Dated as of April 30, 2015

From

ADESTO TECHNOLOGIES CORPORATION

and

ARTEMIS ACQUISITION LLC,

as Debtors,

to

OPUS BANK,

as Lender and Secured Party

GENERAL SECURITY AGREEMENT

(Personal Property)

THIS GENERAL SECURITY AGREEMENT (Personal Property) (this “Security Agreement”) is made as of April 30, 2015, by and between ADESTO TECHNOLOGIES CORPORATION, a California corporation (“Adesto”), ARTEMIS ACQUISITION LLC, a California limited liability company (“Artemis”, and, together with Adesto, collectively, the “Debtor”), and OPUS BANK, a California Commercial Bank (“Opus” or “Lender”) as Lender under that certain Credit Agreement of even date among Debtors and Lender (the “Credit Agreement”).

RECITALS

A. Concurrently herewith, Debtor is entering into the Credit Agreement, pursuant to which the Lender shall provide Debtor with a senior term loan facility (the “Facility”).

B. It is a prerequisite to the Lender’s entering into the Credit Agreement that Debtor enter into this Security Agreement and grant to Lender the security interest hereafter provided to secure the Obligations.

C. Debtor as owner of the assets encumbered hereby, desires to enter into this Security Agreement to secure payment and performance of the Obligations.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

1. GENERAL.

1.1 Definitions. For purposes of this Security Agreement, the following terms shall have the meanings specified below. In addition, terms not defined below which are defined in Division 8 or Division 9 of the UCC or in the Credit Agreement shall have the meaning specified therein.

(a) Account Debtors. The term “Account Debtors” means all Persons who now are or hereafter become in any way obligated, liable, or responsible for any payment of any kind in connection with any or all of the Accounts.

(b) Accounts. The term “Accounts” shall have the meaning provided in the UCC and shall include, without limitation, all presently existing and hereafter arising accounts (as defined in the UCC), contract rights, royalties, and other forms of obligations owing to Debtor arising out of (i) the sale or lease of goods, (ii) the sale or licensing of software, patents, trademarks, copyrights and other intellectual property or technology, (iii) the rendering of services (whether or not earned by performance), or (iv) any credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Debtor.

(c) Intentionally Omitted.

GENERAL SECURITY AGREEMENT

(d) Bankruptcy Code. The term “Bankruptcy Code” shall mean the Bankruptcy Reform Act of 1978 (11 U.S.C. § 101-1330) as now enacted or hereafter modified.

(e) Certificates of Ownership. The term “Certificates of Ownership” shall mean all of Debtor’s certificates of title.

(f) Collateral. The term “Collateral” shall mean the personal property assets identified as “Collateral” in Exhibit A to this Security Agreement.

(g) Intentionally Omitted.

(h) Copyrights. The term “Copyrights” shall have the meaning provided in the UCC and shall include, without limitation, all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held.

(i) Debtor’s Books. The term “Debtor’s Books” shall mean all of Debtor’s books and records including, but not limited to, minute books, ledgers, records indicating, summarizing or evidencing Debtor’s assets, liabilities, the Collateral, the Obligations, and all information relating thereto; records indicating, summarizing or evidencing Debtor’s business operations or financial condition; and all computer programs, disc or tape files, printouts, runs, and other computer prepared information and the equipment containing such information.

(j) Deposit Account. The term “Deposit Accounts” shall have the meaning provided in the UCC.

(k) Intentionally Omitted.

(l) Equipment. The term “Equipment” shall have the meaning provided in the UCC, wherever located, and shall include, without limitation, machinery, machine tools, motors, controls, attachments, parts, tools, and accessories incidental thereto, computer and office equipment, furniture, furnishings, fixtures, motor vehicles, trailers and rolling stock; and all substitutions, replacements, accessories, additions, attachments, improvements, accessions, Proceeds and products of the foregoing.

(m) Event of Default. The term “Event of Default” shall have the meaning given to such term in Section 5 of this Security Agreement.

(n) General Intangibles. The term “General Intangibles” shall have the meaning provided in the UCC, and shall include without limitation, all interests or claims on insurance policies; all interests in any partnership; all Intellectual Property Collateral; trade names, trade name rights; trademarks, trademark rights; copyrights, patents, and all applications therefor; licenses, permits, franchises, and like privileges or rights issued by any Governmental Authority; income tax refunds; customer lists; route lists, purchase orders, computer programs,

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GENERAL SECURITY AGREEMENT

computer disks, computer tapes; design rights, payments of insurance, claims and causes of action; and all guaranty claims which are not classified as supporting obligations, co-op memberships, leasehold interests in personal property, security interests or other security held by or granted to the Debtor to secure payment by an account debtor of any of the Accounts.

(o) Intentionally Omitted.

(p) Intellectual Property Collateral. The term “Intellectual Property Collateral” shall mean all of the following assets now owned or hereafter acquired:

(i) Copyrights, Trademarks, Patents, and Mask Works;

(ii) Licenses or other rights to use any of the Copyrights, Patents, Trademarks, or Mask Works, and all license fees and royalties arising from such use to the extent permitted by such license or rights;

(iii) Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

(iv) Any and all design rights which may be available to Debtor now or hereafter existing, created, acquired or held;

(v) Any and all claims for damages by way of past, present and future infringement of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

(vi) All “domain names” of Debtor;

(vii) All amendments, renewals and extensions of any of the Copyrights, Trademarks, Patents, or Mask Works;

(viii) All contracts and contract rights relating to any of the foregoing; and

(ix) All Proceeds of the foregoing.

(q) Inventory. The term “Inventory” shall have the meaning provided in the UCC, and shall include, without limitation, merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or at any time hereafter owned by or in the custody or possession, actual or constructive, of Debtor, including such inventory as is temporarily out of its custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above.

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GENERAL SECURITY AGREEMENT

(r) Lender. The term “Lender” shall have the meaning given to such term in the preamble to this Security Agreement.

(s) Lender Expenses. The term “Lender Expenses” means all costs and expenses incurred by Lender in connection with this Security Agreement or the transactions contemplated hereby which are subject to payment or reimbursement by Debtor pursuant to Section 9.03 of the Credit Agreement.

(t) Licenses. The term “Licenses” shall mean all licenses or other rights to use any of the Copyrights, Patents, Trademarks, or Mask Works and all license fees and royalties arising from such use to the extent permitted by such license or right.

(u) Intentionally Omitted.

(v) Intentionally Omitted.

(w) Mask Works. The term “Mask Works” shall have the meaning provided in the UCC and shall include without limitation all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired.

(x) Intentionally Omitted.

(y) Negotiable Collateral. The term “Negotiable Collateral” shall mean all of Debtor’s present and future letters of credit (of which it is a beneficiary), notes, drafts, instruments, securities, documents of title, and chattel paper.

(z) Intentionally Omitted.

(aa) Patents. The term “Patents” shall have the meaning provided in the UCC and shall include without limitation all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

(bb) Priority Liens. The term “Priority Liens” shall mean and refer to (i) Liens on any of Debtor’s personal property the purchase price and related acquisition costs of which are financed by third-party lenders or lessors as permitted by the Credit Agreement; (ii) Liens in existence on the date any asset becomes Collateral, to the extent such asset is taken, with the express written consent of Lender, subject to such Lien; (iii) Liens that are Permitted Liens that must be perfected by possession or control and the third-party to whom such Lien is granted has possession or control of the Collateral relating thereto and such third-party has not entered into any agreement altering such priority; (iv) Liens (including tax liens) in favor of any Governmental Authority which pursuant to statute or law creating such Lien and other applicable law, have priority over the Liens granted under this Security Agreement; (v) Liens set forth on Exhibit C hereto and (vi) Liens permitted under clauses (c), (d), (e), (i) and (k) of the definition of “Ordinary Course Liens” in the Credit Agreement.

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GENERAL SECURITY AGREEMENT

(cc) Proceeds. The term “Proceeds” shall have the meaning provided in the UCC and shall include without limitation whatever is received upon the sale, lease, exchange, collection or other disposition of Collateral or proceeds, including, without limitation, proceeds of insurance covering Collateral, tax refunds, and any and all accounts, notes, instruments, chattel paper, equipment, money, deposit accounts, securities accounts, goods, or other tangible and intangible property of Debtor resulting from the sale or other disposition of the Collateral, and the proceeds thereof.

(dd) Security Agreement. The term “Security Agreement” shall mean this Security Agreement, any concurrent or subsequent rider to this Security Agreement and any extensions, supplements, amendments or modifications to this Security Agreement and/or to any such rider.

(ee) Trademarks. The term “Trademarks” shall have the meaning provided in the UCC and shall include without limitation any trademarks and service marks, whether registered or not, application to register and registrations of the same and like protections, and the entire goodwill of the business of Debtor connected with and symbolized by such trademarks.

(ff) UCC. The term “UCC” shall mean the Uniform Commercial Code of the State of California, as presently in force and effect and any replacements therefore as and when such replacements become effective.

1.2 Accounting Terms. All accounting terms and computations shall be based upon generally accepted accounting principles consistently applied.

2. SECURITY INTEREST.

2.1 Security Interest.

(a) As security for the prompt and complete payment and performance of all the Obligations, Debtor hereby grants to Lender a first priority security interest (subject to Priority Liens) in all of Debtor’s right, title interest in, to and under the Collateral described in Exhibit A. Notwithstanding the foregoing, the security interest granted herein shall not extend to and the term “Collateral” shall not include (i) any General Intangibles of the Debtor (whether owned or held as licensee or lessee or otherwise including, for the avoidance of doubt, leasehold interests as lessee or sublessee under real property leases and subleases) to the extent that the granting of a security interest therein would be contrary to applicable law or create a default under any agreement governing such property, right or license (but only if such restrictions are enforceable as a matter of law); or (ii) any equipment financed by another lender or lessor under documentation that prohibits the granting of a second lien thereon executed prior to the date of this Agreement or which is subject to a Permitted Lien.

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GENERAL SECURITY AGREEMENT

(b) Lender’s security interest in the Collateral shall attach to the Collateral without further act on the part of the Lender or Debtor.

(c) Except for Priority Liens, in which case Lender’s security interest shall be junior to third parties holding such Priority Liens, such security interest constitutes a valid, and upon the filing of UCC financing statements and copyright filings with the appropriate governmental authorities, first priority, security interest in the presently existing Collateral, and will constitute a valid, security interest in Collateral acquired after the date hereof.

2.2 Security Documents; Attorney-In-Fact.

(a) Lender may file all financing statements and continuation statements as it may deem necessary to perfect and maintain perfected Lender’s security interest. Debtor shall execute and deliver, or cause to be executed and delivered, to Lender, concurrently with Debtor’s execution of this Security Agreement, and at any time or times hereafter at the request of Lender, all documents which Lender may reasonably request, in form satisfactory to Lender, to perfect and maintain perfected Lender’s security interests in the Collateral and in order to fully consummate all of the transactions contemplated under this Security Agreement.

(b) Debtor hereby irrevocably makes, constitutes and appoints Lender to act on Debtor’s behalf as Debtor’s true and lawful attorney with power to sign the name of Debtor on any of the above-described documents or on any other similar documents which need to be executed, recorded, and/or filed in order to perfect or continue perfected Lender’s security interest in the Collateral.

(c) The appointment of Lender as Debtor’s attorney, and each and every one of Lender’s rights and powers, being coupled with an interest, are irrevocable so long as any Obligations remain unpaid or unperformed.

3. REPRESENTATIONS AND WARRANTIES. In addition to the representations and warranties of Debtor set forth in the Credit Agreement, which are incorporated herein by reference, Debtor represents and warrants that as of the date hereof:

3.1 State of Incorporation: Place of Business. Adesto is a corporation validly existing and in good standing under the laws of the State of California; Artemis is limited liability company validly existing and in good standing under the laws of the State of California; Debtor’s chief executive office and principal place of business is located at 1250 Borregas Avenue, Sunnyvale, California 94089.

3.2 Tangible Collateral. Tangible Collateral is in good operating condition and repair, normal wear and tear excepted.

3.3 No Offsets. To the best of Debtor’s knowledge, each account, account receivable and right to payment and each instrument, document, chattel paper and other agreement constituting or evidencing Collateral is (or will be when arising or issued) a valid, genuine and legally enforceable obligation, subject to no defense, set off or counterclaim (other than those arising in the ordinary course of business) of the account debtor or other obligor named therein or in Debtor’s records pertaining thereto as being obligated to pay such obligation.

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GENERAL SECURITY AGREEMENT

3.4 Warranties and Representations Cumulative. The warranties, representations and agreements set forth herein shall be cumulative and in addition to any and all other warranties, representations and agreements which Debtor shall give, or cause to be given, to Lender, either now or hereafter.

4. COVENANTS. Debtor hereby covenants and agrees that during the term hereof and until all Obligations are fully paid:

4.1 Accounts.

(a) Debtor will not discount any Accounts owed by customers (including, without limitation, rights to payment evidenced by chattel paper or an instrument, commercial tort claims, investment property, and letter of credit rights) or evidence of Indebtedness except (i) to Lender or (ii) for such discounts as are customarily provided (1) for prompt payment or settlement of delinquent accounts or (2) in the ordinary course of business consistent with the past business practices of the Debtor.

(b) Debtor will not sell any Account (including, without limitation, Accounts, rights to payment evidenced by chattel paper or an instrument, commercial tort claims, investment property, and letter of credit rights) or evidence of indebtedness except in the ordinary course of business.

4.2 Notifications. Debtor shall promptly notify Lender of any material loss or material damage to any material item of Collateral.

4.3 Good Repair. Debtor shall (i) maintain, preserve and protect the Collateral necessary in the operation of its business in good order and condition, subject to ordinary wear and tear in the ordinary course of business, (ii) not permit any waste of the Collateral, except where failure to do so would not reasonably be expected to have a Material Adverse Effect and (iii) keep and maintain the Collateral in material compliance with all environmental laws.

4.4 Inspection. At any time during regular business hours and as often as reasonably requested upon reasonable notice, but not more often than once per quarter if no Event of Default exists, permit Lender, or any employee, agent or representative thereof, to examine, audit and make copies and abstracts from Debtor’s records and books of account related to the Collateral and to visit and inspect its properties and to discuss its affairs, finances and accounts with any of its officers and key employees, and, upon request, furnish promptly to Lender true copies of all financial information and internal management reports made available to their board of directors (or any committee thereof). Notwithstanding any provision of this Security Agreement to the contrary, so long as no Event of Default shall have occurred and be continuing, Debtor shall not be required to disclose, permit the inspection, examination, photocopying or making extracts of, or discuss, any document, information or other matter that

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GENERAL SECURITY AGREEMENT

(i) constitutes non-financial trade secrets or non-financial proprietary information, or (ii) the disclosure of which to Lender, or their designated representative, is then prohibited by law or any agreement binding on Debtor that was not entered into by Debtor for the purpose of concealing information from Lender. Debtor shall, however, furnish to Lender such information concerning Debtor’s intellectual property (including, without limitation, application and registration numbers for any filings in connection with such intellectual property) as is reasonably necessary to permit Lender to perfect a security interest in such intellectual property.

4.5 Reports. Upon the Lender’s request but in no event more than once in any twelve (12) consecutive months unless an Event of Default exists, Debtor shall deliver to Lender such reports and information available to Debtor’s management concerning the Collateral as Lender may reasonably request. All reports and information provided to Lender by Debtor shall be complete and accurate in all material respects at the time provided.

4.6 Delivery. Debtor shall, if Lender at any time so requests (whether the request is made before or after the occurrence of an Event of Default), promptly deliver to Lender any instrument, document, chattel paper or Certificate of Ownership constituting Collateral, duly endorsed or assigned by Debtor.

4.7 Use. Debtor shall not use or keep any Collateral, or permit it to be used or kept, negligently or for any unlawful purpose or in violation of any Laws or orders of any Governmental Authority applicable to Debtor, its assets, its business and the Collateral, the noncompliance with which would reasonably be expected to have a Material Adverse Effect.

4.8 Fixtures. Debtor shall not permit any material item of tangible Collateral to become part of or to be affixed to any real property without first assuring to the reasonable satisfaction of Lender that: (i) Lender’s Lien will be prior and senior to any interest or lien then held or thereafter acquired by any mortgagee or encumbrancer of such real property or the owner or purchaser of any interest therein; and (ii) Lender shall have the right to remove any Collateral from such real property at any time and without any unreasonable restraint or impediment.

4.9 Statutes. To the extent that the UCC is superseded by another statute, Debtor shall take such action as is reasonably requested by Lender to enforce, perfect, protect, implement, continue, maintain and preserve Lender’s right hereunder and under the other Loan Documents and the priority of the Lender’s lien.

4.10 Deposit Accounts. For all Deposit Accounts that Debtor now or hereafter maintains with any financial institutions other than Lender (“Third Party Bank”), Debtor shall promptly execute a Deposit Account Control Agreement in substantially the form set forth in Exhibit B or other form reasonably acceptable to Lender and shall promptly execute, and obtain the execution of, such Deposit Account Control Agreement by the respective Third Party Bank; provided, however, that this provision shall not apply to Deposit Accounts maintained outside of the United States so long as the amounts so held in such funds do not exceed, in the aggregate, US$500,000 at any time; provided, further, that such funds held outside of the United States shall not be included in the definition of “Consolidated Cash Balance” for purposes of determining compliance with Section 7.11(b) of the Credit Agreement.

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GENERAL SECURITY AGREEMENT

4.11 Securities Accounts. For all Securities Accounts that Debtor now or hereafter maintains with any institutions other than Lender (“Third Party Institution”), Debtor shall promptly execute a Securities Account Control Agreement in a form reasonably acceptable to Lender and shall promptly obtain the execution of such Securities Account Control Agreement by the respective Third Party Institution. Debtor shall not hold any assets in any Securities Account maintained by Debtor that would not be subject to Lender’s perfected security interest, unless (i) Debtor executes and causes the execution of an account control agreement such that Lender’s security interest in such assets are perfected by such agreement, or (ii) Debtor has executed such other agreements or documents as are necessary to provide and perfect a lien on such assets.

4.12 Equipment. Without limiting the generality of this Section 4, upon Lender’s request, Debtor shall provide the Lender with complete and accurate schedules containing (i) a description of each material item of Equipment; and (ii) such other information regarding the Equipment as the Lender may reasonably require.

4.13 Letters of Credit. To the extent that Debtor holds as beneficiary any Letters of Credit, at the request of Lender, whether or not an Event of Default has occurred, Debtor will use its reasonable efforts to obtain the issuing bank’s consent to the Lender’s lien on such Letter of Credit and recognition of Lender’s right to draw on such Letter of Credit, in the place of Debtor and in accordance with the terms of such Letter of Credit, during the continuance of the Event of Default, in connection with Lender’s exercise of available remedies.

4.14 Lawsuits. To the extent the Debtor hereafter holds or acquires a cause of action for any claim in any material amount, at the request of Lender, whether or not an Event of Default has occurred, Debtor will execute such documents as Lender may request to grant and reflect Lender’s lien on such cause of action.

4.15 Inventory.

(a) Debtor shall not make any Disposition except in the ordinary course of business or as set forth in the Credit Agreement

(b) Without limiting the generality of Section 4.4 above, Debtor shall maintain records containing entries of all material reportable transactions relating to the Inventory, including accurate records showing (i) the current Inventory stock held by Debtor; (ii) the cost and sales records of the Inventory; and (iii) the kinds, types, qualities and quantities of the Inventory.

(c) Lender shall not be directly or indirectly liable or responsible in any way or under any circumstances to Debtor or any other party (i) for the safe keeping of the Inventory; (ii) any loss of, damage to or destruction of the Inventory occurring or arising in any manner from any cause (other than loss or damage arising from Lender’s gross negligence or willful misconduct); (iii) any decrease in the value of the Inventory; or (iv) any act or omission by any carrier, warehouse operator, bailee, forwarding agent, or other party dealing with all or part of the Inventory.

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GENERAL SECURITY AGREEMENT

4.16 Accounts.

(a) Upon Lender’s request exercised no more often than three (3) times during any period of twelve (12) consecutive months, Debtor shall furnish Lender access to copies of all contracts, orders, invoices, shipping instructions, delivery receipts, bills of lading, and other similar documents for any goods, the sale or disposition of which gives rise to an Account (collectively the “Accounts Receivable Documentation”). Upon Lender’s request, Debtor shall also furnish Lender with an aged accounts receivable report. Lender shall have the right from time to time to verify the validity, amount and any other matters relating to any or all of the Accounts directly with the respective Account Debtors in any manner, in Debtor’s name.

(b) Prior to the occurrence of an Event of Default, Debtor shall collect the Accounts, at Debtor’s sole cost and expense. Upon the occurrence and during the continuation of an Event of Default, upon the request of Lender (i) Lender shall have the exclusive right to make all collections on the Accounts and (ii) Debtor shall deliver any amounts collected on such Accounts to Lender, as directed by Lender.

(c) All checks, drafts, money orders, notes, instruments, documents, and other non-cash proceeds of the Accounts delivered to Lender in payment or on account of the Obligations shall not constitute payment except as provided in the UCC.

(d) Debtor shall at all times in all material respects perform and discharge all obligations of Debtor to each Account Debtor in accordance with the terms of all documents, contracts, invoices, and other agreements between Debtor and such Account Debtor.

(e) Without Lender’s prior written consent, Debtor shall not compromise, adjust, or grant any discount, credit, allowance, or extension of time for payment to any Account Debtors except in the ordinary course of Debtor’s business.

4.17 Article 8 Opt Out. No Debtor shall take any action to cause any membership interest, partnership interest, or other equity interest issued by it or any of its Subsidiaries to be or become a “security” within the meaning of, or to be governed by Article 8 of the UCC as in effect under the laws of any state having jurisdiction and shall not itself, and shall not cause or permit any of its Subsidiaries to, “opt in” or to take any other action seeking to establish any such membership interest, partnership interest or other equity interest as a “security” or to become certificated unless certificates evidencing such membership interest, partnership interest or other equity interest are pledged and delivered to the Lender, together with all assignments separate from certificate and other documents as the Lender shall reasonably request.

4.18 Further Assurances. At any time and from time to time Debtor shall execute and deliver such further instruments and take such further action as may reasonably be requested by Lender to effect the purposes of this Security Agreement and to maintain, preserve and protect the Collateral and Lender’s security interest therein.

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GENERAL SECURITY AGREEMENT

5. EVENTS OF DEFAULT. The occurrence of any Event of Default under the Credit Agreement shall constitute an Event of Default under this Security Agreement at the option of Lender.

6. LENDER’S RIGHTS AND REMEDIES. The exercise of remedies hereunder shall be made by Lender upon the terms and conditions contained herein or as set forth in Section 8.03 of the Credit Agreement. If an Event of Default shall have occurred and is continuing and has not been cured or waived in accordance with the terms hereof or the terms of the Credit Agreement, Lender shall have the following rights and powers and may, at Lender’s option, without notice of its election and without demand to the extent permitted by Section 8.03 of the Credit Agreement, do any one or more of the following, all of which are hereby authorized by Debtor:

6.1 UCC Rights. Lender shall have all of the rights and remedies of a secured party under the UCC and under all other applicable laws.

6.2 Protection of Collateral. Lender may, without notice to or demand upon Debtor or any guarantor, make such payments and do such acts as Lender considers necessary or reasonable to protect its security interest in the Collateral, to pay, purchase, contest or compromise any encumbrance, charge or lien which in the opinion of Lender appears to be prior or superior to Lender’s security interest and to pay all expenses incurred in connection therewith.

6.3 Possession of Collateral. During the existence of any Event of Default, Lender, without a breach of the peace, may enter any of the premises of Debtor and search for, take possession of, remove, keep or store any or all of the Collateral. If Lender seeks to take possession of any or all of the Collateral by court process, Debtor irrevocably and unconditionally agrees that a receiver may be appointed by a court for such purpose without regard to the adequacy of the security for the Obligations. Lender shall have the right to remain on Debtor’s premises or cause a custodian to remain thereon in exclusive control of such premises without charge for as long as Lender deems necessary in order to complete the enforcement of its rights under this Security Agreement. If Lender seeks possession of any or all of the Collateral by court process, Debtor irrevocably waives (a) any bond and any surety or security relating thereto required by any statute, court rule or otherwise as an incident or condition to such possession; (b) any demand for possession prior to the commencement of any suit or action to recover possession; and (c) any requirement that Lender retain possession of and not dispose of such Collateral until after trial or final judgment.

6.4 Preparation of Collateral. Lender may complete processing, manufacturing or repair all or any part of the Collateral prior to a disposition and, for such purpose and for the purpose of removal, Lender shall have the right to use Debtor’s premises, vehicles, hoists, lifts, cranes, equipment and all other property without charge. Lender may sell, ship, reclaim, lease or otherwise dispose of all or any part of the Collateral in its condition at the time Lender obtains possession of such Collateral or after further manufacturing, processing, or repair.

11

GENERAL SECURITY AGREEMENT

6.5 Foreclose on Collateral. Lender may sell, lease or otherwise dispose of the Collateral at either public or private sales, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Debtor’s premises) as is commercially reasonable in the opinion of Lender. It is not necessary that the Collateral be present at any such sale or that Lender have obtained possession of the Collateral.

(a) Lender shall give the Debtor and each holder of a security interest in the Collateral who has filed with Lender a written request for notice, a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Collateral, the time on or after which the private sale or other disposition is to be made. The notice shall be personally delivered or mailed, postage prepaid, to Debtor as provided in Section 12.2 of this Security Agreement, at least ten (10) calendar days before the date fixed for the sale, or at least ten (10) calendar days before the date on or after which the private sale or other disposition is to be made, unless the Collateral is perishable or threatens to decline speedily in value or is to be sold on a recognized market. Notice to parties other than Debtor claiming an interest in the Collateral shall be sent to such addresses as they have furnished to Lender. If the sale is to be a public sale, Lender shall also give notice of the time and place by publishing a notice one time at least ten (10) calendar days before the date of the sale in a newspaper of general circulation in the county in which the sale is to be held.

(b) In taking such action Lender shall have a license to use any trademarks, trade names or all Intellectual Property in disposing of the assets.

6.6 Accounts. With respect to the Accounts, and without limiting Lender’s rights above:

(a) Lender may direct any or all Account Debtors to make payment directly to Lender or to a specified agent of Lender.

(b) Lender may demand, collect, receive and give receipts for any and all money and other property due or to become due in connection with the Accounts, in Lender’s or Debtor’s name.

(c) Lender may file any claim and take any other action in any court of law or equity which Lender determines to be appropriate for the purpose of collecting any or all of the Accounts; provided, however, that Lender shall not be obligated in any manner to make any demand or to make any inquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim or take any action to collect or enforce the payment of any or all of the Accounts.

(d) Debtor, at Lender’s request, shall, and Lender, at Lender’s option may, give notice in form acceptable to Lender, to the Account Debtors: (i) of Debtor’s grant of a security interest in the Accounts to Lender; and (ii) of such additional information and instructions concerning Lender’s rights under this Security Agreement as Lender in Lender’s good faith business judgment determines to be necessary or appropriate.

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GENERAL SECURITY AGREEMENT

(e) Debtor shall, promptly following Lender’s request, deliver to Lender the originals of all Accounts Receivable Documentation together with the originals of all instruments, chattel paper, security agreements, guaranties, and other documents and property evidencing or securing the Accounts in the same form as received by Debtor, each of which shall be properly endorsed by Debtor to Lender, with recourse.

(f) Lender shall have the right to settle, accept reduced amounts, adjust disputes and claims directly with, and give releases on behalf of Debtor to Account Debtors, upon such terms as Lender, in Lender’s good faith business judgment, determines to be appropriate.

(g) Except as otherwise provided by the UCC and except for any of the following arising from Lender’s or any Lender’s gross negligence or willful misconduct, Lender shall not be directly or indirectly liable or responsible in any way or under any circumstances to Debtor or any other party for: (i) any shortage or discrepancy in, damage to, or loss or destruction of, any goods, the sale or other disposition of which gives rise to an Account; (ii) any act, omission, error or delay of any kind by Lender in settling, failing to settle, collecting, or failing to collect any Account, including any act or omission which results in the loss or impairment of the Debtor’s Account, including any act or omission which results in the loss or impairment of the Debtor’s rights against any third person; (iii) settling any Account for less than the full amount hereof; (iv) any failure or delay by Lender in enforcing or collecting any payment under any Account; or (v) the performance or observance of any or all of Debtor’s duties, obligations, representations, or the warranties under any other agreement or document relating to any or all of the Collateral, including the Accounts.

(h) If for any reason Debtor receives any payment in connection with any of the Accounts following the occurrence and during the continuance of an Event of Default, Debtor: (i) shall immediately pay or deliver such payment to Lender in the original form in which received by Debtor; (ii) shall endorse to Lender, with recourse, all checks, drafts, money orders, notes, and other instruments or documents representing such payment; (iii) shall not commingle such payment with any of Debtor’s other funds or property; and (iv) shall hold such payment separate and apart from Debtor’s other funds and property in an express trust for Lender until paid or delivered to Lender.

6.7 Deposit and Investment Accounts. Lender may deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Deposit Account Control Agreement, Securities Account Control Agreement or similar agreement providing control of any Collateral.

6.8 Collection. Lender may take possession of and endorse and collect any or all notes, checks, drafts, money orders, or other instruments of payment relating to the Collateral (including payments made under or with respect to any policy of insurance).

6.9 Postponement. Any public sale of any or all of the Collateral may be postponed from time to time by public announcement at the time and place last scheduled for the sale.

13

GENERAL SECURITY AGREEMENT

6.10 Discharge of Other Claims. Lender’s sale or disposition of any or all of the Collateral shall transfer to the purchaser all of the Debtor’s rights in such Collateral and discharge all security interests and liens subordinate to Lender’s security interest in the Collateral, and the purchaser shall acquire such Collateral free of all such subordinate interests and liens.

6.11 Information. Without limiting the generality of this Section 6, it shall conclusively be deemed to be commercially reasonable for Lender to direct any prospective purchaser of any or all of the Collateral to Debtor to ascertain all information concerning the status of the Collateral.

6.12 Other Disposition. The Lender’s disposition of any or all of the Collateral in any manner which differs from the procedures specified above shall not be deemed to be commercially unreasonable to the extent such disposition complies with the applicable provisions of the UCC.

6.13 Judicial Action. Lender may reduce Lender’s claims for breach of any of the Obligations to judgment and foreclose or otherwise enforce its security interest in any or all of the Collateral by any available judicial procedure. If Lender has reduced its claims for breach of any of the Obligations to judgment, the Lien of any levy which may be made on any or all of the Collateral by virtue of any execution based upon such judgment shall relate back to the date of Lender’s perfection of its security interest in such Collateral. A judicial sale pursuant to such execution shall constitute a foreclosure of Lender’s security interest by judicial procedure, and Lender may purchase at such sale and thereafter hold the Collateral free of all rights of Debtor therein.

6.14 Receiver. Lender may obtain the appointment of a receiver to take possession of and, at the option of Lender, to collect, sell or dispose of all or part of the Collateral.

6.15 Discharge Claims. Lender may discharge claims, demands, liens, security interests, encumbrances and taxes affecting any or all of the Collateral and take such other actions as Lender determines to be necessary or appropriate to protect the Collateral and Lender’s security interest therein. Lender, without releasing Debtor or any other party from any of the Obligations, may perform any of the Obligations in such manner and to such extent as Lender determine to be necessary or appropriate to protect the Collateral and Lender’s security interest therein.

6.16 Proceeds of Sale. The proceeds of any sale or disposition of the Collateral by Lender shall be applied in the following order of priority:

(a) First, to all liabilities, obligations, costs, and expenses, including reasonable attorneys’ fees and costs, incurred by Lender in exercising any of its rights or remedies under this Security Agreement, including the costs and expenses of retaking, holding, and selling any or all of the Collateral and the costs and expenses of enforcing and collecting upon any or all of the Accounts;

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GENERAL SECURITY AGREEMENT

(b) Second, to the payment of the Obligations in such order and amounts as Lender may determine in Lender’s discretion as more fully set forth in the Credit Agreement;

(c) Third, to (i) the satisfaction of Indebtedness secured by any subordinate Lien in the Collateral if written demand therefor is received by Lender before distribution of any such proceeds; and (ii) to the satisfaction of any subordinate attachment lien or execution lien if notice of the levy of attachment or execution is received by Lender before distribution of any such proceeds. If requested by Lender the holder of a subordinate security interest in the Collateral shall furnish Lender with proof of its interest in the Collateral acceptable to Lender, and unless such holder does so, Lender shall have no obligation to comply with such holder’s demand; and

(d) Fourth, the surplus, if any, shall be paid to Debtor.

6.17 Remedies Cumulative. The remedies of Lender, as provided herein, shall be cumulative and concurrent, and may be pursued singularly, successively or together, at the sole discretion of Lender, and may be exercised as often as occasion therefor shall arise. No act of omission or commission by Lender, including specifically any failure to exercise any right, remedy or recourse, shall be deemed to be a waiver or release of the same, such waiver or release to be effected only through a written document executed by Lender and then only to the extent specifically recited therein. A waiver or release with reference to any one event shall not be construed as continuing, as a bar to, or as a waiver or release of, any subsequent right, remedy or recourse as to a subsequent event.

7. LIABILITY FOR DEFICIENCY. Debtor shall at all times remain liable for any deficiency remaining on the Obligations for which Debtor is liable after any disposition of any or all of the Collateral and after Lender’s application of any proceeds to the Obligations.

8. POWER OF ATTORNEY. Debtor hereby irrevocably (until the Obligations are paid in full) appoints Lender, with full power of substitution, as Debtor’s attorney-in-fact, coupled with an interest, with full power, in Lender’s own name or in the name of Debtor to do any or all of the following at any time after the occurrence and during continuation of an Event of Default:

(a) Endorse any checks, drafts, money orders, notes, and other instruments or documents representing or evidencing the Collateral, or proceeds of the Collateral;

(b) Pay or discharge claims, demands, liens, security interests, encumbrances, or taxes affecting or threatened against any or all of the Collateral;

(c) Collect or receive payment of all Accounts, General Intangibles, instruments or other Collateral;

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GENERAL SECURITY AGREEMENT

(d) Execute any invoices relating to any Account, any draft against any Account Debtor, any notice to any Account Debtor, any proof of claim in bankruptcy, any notice of lien, claim of mechanic’s, materialman’s or other lien, or assignment or satisfaction of mechanic’s, materialman’s or other lien relating to any item of Collateral;

(e) Grant any extension of time to pay any Account, compromise claims and settle Accounts for less than face value thereof, and execute all releases and other documents in connection therewith;

(f) Commence, prosecute or defend any action or proceeding relating to any of the Collateral;

(g) Receive and open all mail addressed to Debtor and, in the exercise of such right, Lender shall have the right, in Debtor’s name, to notify the Post Office authorities to change the address for the delivery of mail addressed to Debtor to such other address as Lender may designate, including Lender’s address. Lender shall promptly turn over to Debtor all of such mail not relating to the Collateral;

(h) Direct any financial institution which is a participant with Lender in extensions of credit to or for the benefit of Debtor, or which is an institution with which any deposit account or securities account is maintained, to pay to, Lender all monies on deposit by Debtor with said financial institution which are payable by said financial institution to Debtor, regardless of any loss of interest, charge or penalty as a result of payment before maturity;

(i) Settle and adjust, and give releases of, any insurance claim that relates to any of the Collateral, obtain payment of claim, and make all determinations and decisions with respect to any such policy of insurance, and endorse Debtor’s name on any check, draft, instrument or other item of payment or the proceeds of such policies of insurance;

(j) Instruct any accountant or other third person having custody or control of any books or records belonging or relating to the Collateral to give Lender full rights of access with respect thereto;

(k) Execute on behalf of Debtor any document exercising, transferring or assigning any option to purchase, sell or otherwise dispose of or to lease, as lessor or lessee, any real or personal property;

(l) Sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as though Lender were the owner thereof for all purposes; and

(m) Execute on behalf of Debtor any and all documents and instruments (including notices of assignment) required under the Federal Assignment of Claims Act for the direct payment of Accounts to Lender.

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GENERAL SECURITY AGREEMENT

9. WAIVERS.

9.1 Application of Payments. After the occurrence and during the continuation of a Default, Debtor waives the right to direct (to the extent permitted by the Loan Documents) the application of any and all payments or collections at any time or times hereafter received by Lender on account of any Obligations, and Debtor agrees that Lender shall have the continuing exclusive right to apply and reapply such payments or collections to the Obligations in any manner as Lender may deem advisable.

9.2 Notices of Demand, Etc. Debtor waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, documents, instruments, chattel paper, and guaranties at any time held by Lender on which Debtor may in any way be liable.

9.3 Confidentiality of Accounting. Debtor waives the right to assert a confidential relationship, if any, Debtor may have with any accounting firm and/or service bureau in connection with any information requested by Lender pursuant to or in accordance with this Security Agreement, and agrees that Lender may contact directly any such accounting firm and/or service bureau in order to obtain such information.

10. ACTIONS. Lender shall have the right, but not the obligation, to commence, appear in, or defend any action or proceeding which affects or which Lender determines may affect: (a) the Collateral; (b) Debtor’s or Lender’s rights or obligations under the Loan Documents; (c) Debtor’s or Lender’s rights under this Security Agreement; or (d) the Loans.

11. INDEMNITY. Debtor agrees to defend, indemnify and hold harmless Lender and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party related to or in connection with the transactions contemplated by this Security Agreement, or the Collateral and (b) all losses or expenses in any way suffered, incurred or paid by Lender as a result of or in any way arising out of, following or consequential to the transactions between Lender and Debtor, under this Security Agreement or the Collateral (including without limitation, reasonable attorneys fees and reasonable expenses), except for losses arising from or out of Lender’s gross negligence or willful misconduct.

12. MISCELLANEOUS.

12.1 Taxes and Other Expenses Regarding the Collateral. If Debtor fails to pay promptly when due to any Person, monies which Debtor is required to pay by reason of any provision in this Security Agreement, Lender may, but need not, pay the same and charge Debtor’s account therefor, and Debtor shall promptly reimburse Lender therefor. All such sums shall be Lender Expenses hereunder. Any payments made by Lender shall not constitute: (a) an agreement by Lender to make similar payments in the future, or (b) a waiver by Lender of any Event of Default. Lender need not inquire as to, or contest the validity of, any such expense, tax, security interest, encumbrance or lien and the receipt of the usual official notice for the payment thereof shall he conclusive evidence that the same was validly due and owing.

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GENERAL SECURITY AGREEMENT

12.2 Notices. Any notice, demand or request required hereunder shall be made in the, manner set forth in the Credit Agreement.

12.3 Release of Collateral. Lender shall promptly file UCC termination statements and any other instruments as necessary upon any Disposition by Debtor of any items or item of Collateral, to the extent such Disposition is permitted under the Credit Agreement.

12.4 Term; Termination. This Security Agreement shall continue in full force and effect as long as any of the Obligations (other than inchoate indemnity obligations) are outstanding. When such Obligations cease to be outstanding, this Agreement and the security interests granted hereby shall terminate. After such termination Lender shall promptly take, at Debtor’s sole cost and expense, all reasonable and customary action and execute such documents in accordance therewith as requested by Debtor to evidence and more fully effect such terminations.

12.5 Course of Dealing. No course of dealing, nor any failure to exercise, nor any delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

12.6 Amendment. This Security Agreement may be modified only by a written agreement signed by Debtor and the Lender.

12.7 Agreement Binding, Assignment. This Security Agreement shall be binding and deemed effective when executed by Debtor and Lender. This Security Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Debtor may not assign this Security Agreement or any rights hereunder without Lender’s prior written consent and any prohibited assignment shall be absolutely void. No consent to an assignment by Lender shall release Debtor or any guarantor from their obligations to Lender. Lender reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, any Lender’s rights and benefits hereunder to the extent and in the manner provided for in Section 9.04 of the Credit Agreement. In connection therewith, Lender may disclose all documents and information which Lender now have or hereafter may have relating to Debtor or Debtor’s business, subject to Debtor’s reasonable confidentiality requirements and the provisions of Section 9.3 hereof.

12.8 Article and Section Headings. Article and section headings and article and section numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each article and section applies equally to this entire Security Agreement.

12.9 Conflict or Credit Agreement Modifications. To the extent that there is an explicit conflict between the terms of the Credit Agreement and this Security Agreement, the terms of the Credit Agreement shall control. Any future changes or modifications to the Credit Agreement shall apply to and modify this Security Agreement, to the extent that such change or modification would reasonably be construed to apply to this Security Agreement.

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GENERAL SECURITY AGREEMENT

12.10 Construction. Neither this Security Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Lender or Debtor, whether under any rule of construction or otherwise. On the contrary, this Security Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

12.11 Time of Essence. Time is of the essence of each provision of this Security Agreement.

12.12 No Third Party Beneficiaries. This Security Agreement and the Loan Documents are entered into for the sole protection and benefit of Lender, Debtor and guarantors (if any), as applicable, and their respective permitted successors and assigns. No other Person shall have any rights or causes of action under this Security Agreement or the Loan Documents.

12.13 Performance of Covenants. Debtor shall perform all of its covenants under this Security Agreement at its sole cost and expense.

12.14 No Waiver by Lender. No waiver by the Lender of any of its rights or remedies in connection with the Loan Documents shall be effective unless such waiver is in writing and signed by the Lender as required by the Credit Agreement.

12.15 Reserved.

12.16 Severability. Each provision of this Security Agreement shall be severable from every other provision of this Security Agreement for the purpose of determining the legal enforceability of any specific provision.

12.17 Integration. Except as to currently existing obligations of Debtor to Lender, all prior agreements, understandings, representations, warranties, and negotiations between the parties whether written or oral, if any, relating to the subject matter hereof are merged into this Security Agreement.

12.18 Successors. This Security Agreement shall be binding upon and inure to the benefit of Debtor and the Lender and their respective permitted successors and assigns.

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GENERAL SECURITY AGREEMENT

12.19 Counterparts. This Security Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute the same instrument.

12.20 Choice of Law. The validity of this Security Agreement, its construction, interpretation and enforcement, and the rights of the parties hereunder and concerning the Collateral, shall be determined under, governed by and construed in accordance with the laws of the State of California. The parties agree that all actions or proceedings arising in connection with this Security Agreement shall be tried and litigated only in the state courts or federal courts located in the city and county of San Francisco, California.

[Signature page follows]

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GENERAL SECURITY AGREEMENT

IN WITNESS WHEREOF, Debtor has executed and delivered this Security Agreement, and Lender has accepted this Security Agreement, on the date first hereinabove written.

ADESTO TECHNOLOGIES CORPORATION, a California corporation, as a Debtor	ARTEMIS ACQUISITION LLC, a California limited liability company, as a Borrower

By:	By:	Adesto Technologies Corporation, as sole member and manager of Artemis Acquisition LLC
Name:
Its:

By:
Name:
Its:

OPUS BANK, as Lender

By:
Name:
Its:

GENERAL SECURITY AGREEMENT

EXHIBIT A TO SECURITY AGREEMENT

The Collateral shall consist of all right, title and interest of the Debtor in and to the following whether or not in Debtor’s possession:

(a) All goods and Equipment now owned or hereafter acquired, including, without limitation, all fixtures, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

(b) All Inventory, now owned or hereafter acquired;

(c) All Negotiable Collateral;

(d) All non-negotiable warehouse receipts and other documents now or hereafter issued with respect to any or all of the Inventory;

(e) All contract rights and General Intangibles now owned or hereafter acquired, including, without limitation, goodwill;

(f) All now existing and hereafter arising Accounts, contract rights, Instruments (as defined in the UCC), documents, Chattel Paper (as defined in the UCC) and all other obligations now or hereafter owing to Debtor;

(g) All documents, securities, investment property, letters of credit, certificates of deposit, now owned or hereafter acquired;

(h) All Intellectual Property Collateral now owned or hereafter acquired;

(i) All securities accounts, investment property, securities now owned or hereafter acquired; provided, that any Collateral consisting of equity interests in a Subsidiary formed under the laws of a jurisdiction outside of the United States shall be limited to sixty-five percent (65%) of such securities owned by Debtor;

(j) All Deposit Accounts wherever maintained.

(k) All money, cash equivalents maintained with Lender;

(l) All Supporting Obligations as defined in the UCC;

(m) The following patents and patent applications:

GENERAL SECURITY AGREEMENT

Patents Licensed from Axon Technologies Corporation

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*	Confidential Treatment Requested

GENERAL SECURITY AGREEMENT

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*	Confidential Treatment Requested

GENERAL SECURITY AGREEMENT

Patents Licensed from Qimonda

Document	Title	Published
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*	Confidential Treatment Requested

GENERAL SECURITY AGREEMENT

Adesto Owned and Issued Patents

Adesto Ref	Document	Title	Published

Adesto-1001	US7442605	Resistively switching memory	10/28/2008

Adesto-1002	US7829134	Method for producing memory having a solid electrolyte material region	11/9/2010

Adesto-1002	US8062694	Method for producing memory having a solid electrolyte material region	11/22/2011

Adesto-1003	US7737428	Memory component with memory cells having changeable resistance and fabrication method therefor	6/15/2010

Adesto-1004	US7718537	Method for manufacturing a CBRAM semiconductor memory	5/18/2010

Adesto-1005	US7483293	Method for improving the thermal characteristics of semiconductor memory cells	1/27/2009

Adesto-1006	US7511294	Resistive memory element with shortened erase time	3/31/2009

Adesto-1007	US7749805	Method for manufacturing an integrated circuit including an electrolyte material layer	7/6/2010

Adesto-1008	US7772614	Solid electrolyte memory element and method for fabricating such a memory element	8/10/2010 Abandoned

Adesto-1010	US7700398	Method for fabricating an integrated device comprising a structure with a solid electrolyte	4/20/2010

Adesto-1011	US7215568	Resistive memory arrangement	5/8/2007

Adesto-1011	US7561460	Resistive memory arrangement	7/14/2009

Adesto-1012	US7746683	NOR and NAND memory arrangement of resistive memory elements	6/29/2010

Adesto-1013	US7538411	Integrated circuit including resistivity changing memory cells	5/26/2009

Adesto-1014	US7655939	Memory cell, memory device and method for the production thereof	2/2/2010

Adesto-1015	US8115282	MEMORY CELL DEVICE AND METHOD OF MANUFACTURE	2/14/2012

Adesto-1016	US7515454	CBRAM cell and CBRAM array, and method of operating thereof	4/7/2009

Adesto-1017	US7658773	Method for fabricating a solid electrolyte memory device and solid electrolyte memory device	2/9/2010

Adesto-1019	US7888228	Method of manufacturing an integrated circuit, an integrated circuit, and a memory module	2/15/2011

Adesto-1020	US7732888	Integrated circuit, method for manufacturing an integrated circuit, memory cell array, memory module, and device	6/8/2010

GENERAL SECURITY AGREEMENT

Adesto-1021	US6946882	Current sense amplifier	9/20/2005

Adesto-1022	US7214587	Method for fabricating a semiconductor memory cell	5/8/2007 Abandoned

Adesto-1023	US7215564	Semiconductor memory component in cross-point architecture	5/8/2007 Abandoned

Adesto-1024	US7257014	PMC memory circuit and method for storing a datum in a PMC memory circuit	8/14/2007

Adesto-1025	US7277312	Integrated semiconductor memory with an arrangement of nonvolatile memory cells, and method	10/2/2007

Adesto-1026	US7327603	Memory device including electrical circuit configured to provide reversible bias across the PMC memory cell to perform erase and write functions	2/5/2008

Adesto-1026	US7715226	Memory device including electrical circuit configured to provide reversible bias across the PMC memory cell to perform erase and write functions	5/11/2010

Adesto-1027	US7337282	Memory system and process for controlling a memory component to achieve different kinds of memory characteristics on one and the same memory component	2/26/2008

Adesto-1028	US7368314	Method for fabricating a resistive memory	5/6/2008

Adesto-1029	US7372716	Memory having CBRAM memory cells and method	5/13/2008

ADTO-00101	US8107273	Integrated circuits having programmable metallization cells (PMCs) and operating methods therefor	1/31/2012

ADTO-01200	US7359236	Read, write and erase circuit for programmable memory devices	4/15/2008

ADTO-01201	US7483294	Read, write, and erase circuit for programmable memory devices	1/27/2009

ADTO-01300	US7514706	Voltage reference circuit using programmable metallization cells	4/7/2009

ADTO-01400	US7426131	Programmable memory device circuit	9/16/2008

Adesto-1009	US8531863	Method for operating an integrated circuit having a resistivity changing memory cell	9/10/2013

Adesto-1015US_CON	US8952493	MEMORY CELL DEVICE AND METHOD OF MANUFACTURE	2/10/2015

Adesto-1015US_DIV	US8420481	Memory cell device and method of manufacture	4/16/2013

Adesto-1018	US8268664	Methods of manufacturing a semiconductor device; Method of manufacturing a memory cell; Semiconductor device; Semiconductor processing device; Integrated circuit having a memory cell	9/18/2012

GENERAL SECURITY AGREEMENT

Adesto-0001CON	METHODS OF PROGRAMMING AND ERASING PROGRAMMABLE METALLIZATION CELLS (PMCs)	8625331	7-Jan-14

Adesto-0001DIV	METHODS OF PROGRAMMING AND ERASING PROGRAMMABLE METALLIZATION CELLS (PMCs)	8369132	5-Feb-13

Adesto-0004	Variable impedance memory device having simultaneous program and erase, and corresponding methods and circuits	8274842	25-Sep-12

Adesto-0004DIV	VARIABLE IMPEDANCE MEMORY DEVICE BIASING CIRCUITS AND METHODS	8498164	30-Jul-13

Adesto-0008	Reconfigurable memory arrays having programmable impedance elements and corresponding methods	8331128	11-Dec-12

Adesto-0008/13CON	INTEGRATED CIRCUIT DEVICES AND SYSTEMS HAVING PROGRAMMABLE IMPEDANCE ELEMENTS WITH DIFFERENT RESPONSE TYPES	8675396	18-Mar-14

Adesto-0008/13CON2	APPLICATION OF RELAXATION VOLTAGE PULSES TO PROGRAMMABLE IMPEDANCE ELEMENTS DURING READ OPERATIONS	9007814	14-Apr-15

Adesto-0014	CONDUCTING BRIDGE RANDOM ACCESS MEMORY (CBRAM) DEVICE STRUCTURES	8426839	23-Apr-13

Adesto-0017B	VARIABLE IMPEDANCE MEMORY DEVICE STRUCTURE AND METHOD OF MANUFACTURE INCLUDING PROGRAMMABLE IMPEDANCE MEMORY CELLS AND METHODS OF FORMING THE SAME	8829482	9-Sep-14

Adesto-0026,0029,0030	METHODS AND CIRCUITS FOR TEMPERATURE VARYING WRITE OPERATIONS OF PROGRAMAMBLE IMPEDANCE ELEMENTS	8437171	7-May-13

Adesto-0026,0029,0030CON	CURRENT SOURCE CIRCUITS AND METHODS FOR MASS WRITE AND TESTING OF PROGRAMMABLE IMPEDANCE ELEMENTS	8947907	3-Feb-15

Adesto-0027	PROGRAMMABLE IMPEDANCE ELEMENT CIRCUITS AND METHODS	8294488	23-Oct-12

Adesto-0032	CIRCUITS HAVING PROGRAMMABLE IMPEDANCE ELEMENTS	8687403	1-Apr-14

Adesto-0034,0036,0037	CIRCUITS AND METHODS HAVING PROGRAMMABLE IMPEDANCE ELEMENTS	8947913	3-Feb-15

GENERAL SECURITY AGREEMENT

Adesto-0039, 40	READ METHODS, CIRCUITS AND SYSTEMS FOR MEMORY DEVICES	8654561	18-Feb-14

Adesto-0043	MEMORY DEVICES AND METHODS WITH IMPROVED READ OPERATIONS	8913444	16-Dec-14

Adesto-0044	MEMORY DEVICES, ARCHITECTURES AND METHODS FOR MEMORY ELEMENTS HAVING DYNAMIC CHANGE IN PROPERTY	8854873	7-Oct-14

Adesto-0047	PROGRAMMABLE MEMORY ELEMENTS, DEVICES AND METHODS HAVING PHYSICALLY LOCALIZED STRUCTURE	8895953	25-Nov-14

Adesto-0048	CONDUCTIVE FILAMENT BASED MEMORY ELEMENTS AND METHODS WITH IMPROVED DATA RETENTION AND/OR ENDURANCE	8531867	10-Sep-13

Adesto-0052	CONTACT STRUCTURE AND METHOD FOR VARIABLE IMPEDANCE MEMORY ELEMENT	8816314	26-Aug-14

Adesto-0054	ERASE AND SOFT PROGRAM WITHIN THE ERASE OPERATION FOR A HIGH SPEED RESISTIVE SWITCHING MEMORY OPERATION WITH CONTROLLED ERASED STATES	8659931	25-Feb-14

Adesto-0055	RESISTIVE SWITCHING DEVICES HAVING ALLOYED ELECTRODES AND METHODS OF FORMATION THEREOF	8847192	30-Sep-14

Adesto-0058	CBRAM/ReRAM WITH IMPROVED PROGRAM AND ERASE ALGORITHMS	8659954	25-Feb-14

Adesto-0063	MEMORY CELLS, DEVICES AND METHOD WITH DYNAMIC STORAGE ELEMENTS AND PROGRAMMABLE IMPEDANCE SHADOW ELEMENTS	8995173	31-Mar-15

Adesto-0064	PMC-BASED NON-VOLATILE CAM	8320148	27-Nov-12

Adesto-0064CON	PMC-BASED NON-VOLATILE CAM	8659926	25-Feb-14

Adesto-0068	CIRCUITS AND METHODS FOR PROGRAMMING VARIABLE IMPEDANCE ELEMENTS	8976568	10-Mar-15

Adesto-0073	VARIABLE IMPEDANCE MEMORY ELEMENT STRUCTURES, METHODS OF MANUFACTURE, AND MEMORY DEVICES CONTAINING THE SAME	8624219	7-Jan-14

Adesto-0075	PROGRAMMABLE IMPEDANCE MEMORY ELEMENTS, METHODS OF MANUFACTURE, AND MEMORY DEVICES CONTAINING THE SAME	8847191	30-Sep-14

Adesto-0075CON	PROGRAMMABLE IMPEDANCE MEMORY ELEMENTS WITH LATERALLY EXTENDING CELL STRUCTURE	8952351	10-Feb-15

GENERAL SECURITY AGREEMENT

Adesto-0076	CIRCUITS AND METHODS FOR PLACING PROGRAMMABLE IMPEDANCE MEMORY ELEMENTS IN HIGH IMPEDANCE STATES	8730752	20-May-14

Adesto-0077	Resistive switching devices and methods of formation thereof	8941089	27-Jan-15

Adesto-0085	MEMORY DEVICES, CIRCUITS AND, METHODS THAT APPLY DIFFERENT ELECTRICAL CONDITIONS IN ACCESS OPERATIONS	8982602	17-Mar-15

Adesto-0087	MEMORY DEVICES, CIRCUITS AND, METHODS THAT APPLY DIFFERENT ELECTRICAL CONDITIONS IN ACCESS OPERATIONS	8902631	2-Dec-14

Adesto-0090	Resistive Switching Memory	8912517	16-Dec-14

Adesto-0091	Resistive Switching Devices Having A Buffer Layer and Methods of Formation Thereof	8866122	21-Oct-14

Adesto-0095	SAFEGUARDING DATA THROUGH AN SMT PROCESS	9007808	14-Apr-15

Adesto-0097	Resistive Devices and Methods of Operation Thereof	8953362	10-Feb-15

Adesto-0098	Resistive Devices and Methods of Operation Thereof	9001553	7-Apr-15

Adesto-0108	Reverse program and erase cycling algorithms	8995167	31-Mar-15

Adesto-0109	Verify pulse delay to improve resistance window	9019745	28-Apr-15

GENERAL SECURITY AGREEMENT

Adesto Pending Patent Applications

Adesto Ref	Title	App No	App Date	Status
Adesto-0042	MEMORY DEVICES AND METHODS FOR READ AND WRITE OPERATIONS TO MEMORY ELEMENTS HAVING DYNAMIC CHANGE IN PROPERTY	13/408,367	29-Feb-2012	Allowed

Adesto-0048DIV	MEMORY ELEMENTS AND METHODS WITH IMPROVED DATA RETENTION AND/OR ENDURANCE	13/972,718	21-Aug-2013	Allowed

Adesto-0057	PROGRAMMABLE WINDOW OF OPERATION FOR CBRAM	13/548,429	13-Jul-2012	Allowed

Adesto-0065	Pre-conditioning circuits and methods for programmable impedance elements in memory devices	13/763,461	8-Feb-2013	Allowed

Adesto-0071	SOLID ELECTROLYTE MEMORY ELEMENTS WITH ELECTRODE INTERFACE FOR IMPROVED PERFORMANCE	13/850,267	25-Mar-2013	Allowed

Adesto-0078	Resistive Switching Memories	13/462,659	2-May-2012	Allowed

Adesto-0084	Triggered cell annihilation for resistive switching memory devices	13/859,853	10-Apr-2013	Allowed

Adesto-0102	Coding Techniques for Reducing Write Cycles for Memory	13/687,147	28-Nov-2012	Allowed

Adesto-0138	Resistive switching memory with diode select	14/256,123	18-Apr-2014	Allowed

Adesto-0008/13CON3	PROTOTYPING INTEGRATED CIRCUIT DEVICES WITH PROGRAMMABLE IMPEDANCE ELEMENTS	14/686,403	14-Apr-2015	Pending

Adesto-0014/16DIV	CONDUCTING BRIDGE RANDOM ACCESS MEMORY (CBRAM) DEVICE STRUCTURES AND FABRICATION METHODS	13/845,922	18-Mar-2013	Pending

Adesto-0019	PROGRAMMABLE IMPEDANCE ELEMENTS, METHODS OF FORMING ALL OR PORTIONS OF SUCH ELEMENTS, AND METHODS AND DEVICES THAT INCLUDE SUCH ELEMENTS	13/242,391	23-Sep-2011	Pending

Adesto-0020	PROGRAMMABLE IMPEDANCE DEVICES AND CELLS, AND METHODS THEREFOR	13/243,659	23-Sep-2011	Pending

Adesto-0027DIV	PROGRAMMABLE IMPEDANCE ELEMENT CIRCUITS AND METHODS	13/657,568	22-Oct-2012	Pending

Adesto-0032DIV	CIRCUITS HAVING PROGRAMMABLE IMPEDANCE ELEMENTS AND VERTICAL ACCESS DEVICES	14/231,729	31-Mar-2014	Pending

Adesto-0034DIV	CIRCUITS AND METHODS HAVING PROGRAMMABLE IMPEDANCE ELEMENTS	14/578,368	20-Dec-2014	Pending

Adesto-0041	MEMORY DEVICES AND METHODS HAVING DATA VALUES BASED ON DYNAMIC CHANGE IN MATERIAL PROPERTY	13/315,652	9-Dec-2011	Pending

Adesto-0043DIV	MEMORY DEVICES AND METHODS WITH IMPROVED READ OPERATIONS	14/572,646	16-Dec-2014	Pending

Adesto-0046	MEMORY DEVICES, ARCHITECTURES AND METHODS WITH DATA VALUES STORED IN MULTIPLE PROGRAMMABLE IMPEDANCE ELEMENTS	13/545,919	10-Jul-2012	Pending

Adesto-0067	RESISTIVE MEMORY DEVICES, CIRCUITS AND METHODS HAVING READ CURRENT LIMITING	13/336,642	23-Dec-2011	Pending

Adesto-0070	MEMORY DEVICES AND METHODS HAVING ADAPTABLE READ THRESHOLD LEVELS	13/851,011	26-Mar-2013	Pending

Adesto-0076CON	CIRCUITS AND METHODS FOR PLACING PROGRAMMABLE IMPEDANCE MEMORY ELEMENTS IN HIGH IMPEDANCE STATES	14/281,830	19-May-2014	Pending

Adesto-0079	Resistive Devices and Methods of Operation Thereof	13/470,030	11-May-2012	Pending

Adesto-0086	MULTI-PORT MEMORY DEVICES AND METHODS HAVING PROGRAMMABLE IMPEDANCE ELEMENTS	13/615,493	13-Sep-2012	Pending

Adesto-0088	MEMORY DEVICES AND METHODS HAVING WRITE DATA PERMUTATION FOR CELL WEAR REDUCTION	13/626,721	25-Sep-2012	Pending

Adesto-0089	SYSTEM ARCHITECTURE WITH MULTIPLE MEMORY TYPES, INCLUDING PROGRAMMABLE IMPEDANCE MEMORY ELEMENTS	13/846,539	18-Mar-2013	Pending

Adesto-0090DIV	Resistive Switching Memory	14/552,250	24-Nov-2014	Pending

Adesto-0096	Solid electrolyte materials and structures for memory device elements	13/691,425	30-Nov-2012	Pending

GENERAL SECURITY AGREEMENT

Adesto-0097CON	Resistive Devices and Methods of Operation Thereof	14/599,654	19-Jan-2015	Pending

Adesto-0106	NETWORK INTERFACE WITH LOGGING	13/716,357	17-Dec-2012	Pending

Adesto-0107	Two Terminal Resistive Access Devices and Methods of Formation Thereof	13/748,470	23-Jan-2013	Pending

Adesto-0109CON	Verify pulse delay to improve resistance window	14/663,719	20-Mar-2015	Pending

Adesto-0112	Storage elements, structures and methods having edgeless features for programmable layer(s)	13/830,315	14-Mar-2013	Pending

Adesto-0113	Latch circuits and methods with programmable impedance elements	14/176,123	9-Feb-2014	Pending

Adesto-0116	Resistive Switching Devices Having a Switching Layer And An Intermediate Electrode Layer and Methods of Formation Thereof	13/829,941	14-Mar-2013	Pending

Adesto-0117	NONVOLATILE MEMORY ELEMENTS HAVING CONDUCTIVE STRUCTURES WITH SEMIMETALS AND/OR SEMICONDUCTORS	14/217,256	17-Mar-2014	Pending

Adesto-0118	Sensing data in resistive switching memory devices	13/793,685	11-Mar-2013	Pending

Adesto-0120	Common plate switching reduction in resistive switching memory devices	13/909,983	4-Jun-2013	Pending

Adesto-0123	Programmable impedance memory elements and corresponding methods	14/195,787	3-Mar-2014	Pending

Adesto-0131	MEMORY DEVICE MAIN NONVOLATILE STORAGE AND BUFFER WITH NONVOLATILE OR QUASI-NONVOLATILE BACKUP	61/993,509	15-May-2014	Pending

Adesto-0133	Serial memory device alert of an external host to completion of an internally self-timed operation	14/516,261	16-Oct-2014	Pending

Adesto-0136,0144	Capacitor arrangements using a resistive switching memory cell structure	14/325,119	7-Jul-2014	Pending

Adesto-0139	Resistive switching memory device architecture for reduced cell damage during processing	14/265,548	30-Apr-2014	Pending

Adesto-0140	Cached memory structure and operation	14/665,831	23-Mar-2015	Pending

Adesto-0142	INTEGRATED CIRCUIT DEVICE WITH PROGRAMMABLE IMPEDANCE MEMORY CELL ARRAY AND RELATED METHODS	14/680,059	6-Apr-2015	Pending

Adesto-0145,0146	MEMORY CELLS WITH VERTICALLY INTEGRATED TUNNEL ACCESS DEVICE AND PROGRAMMABLE IMPEDANCE ELEMENT	14/530,460	31-Oct-2014	Pending

Adesto-0148	Resistive switching memory cell endurance improvement with redundant memory cell mapping	14/326,380	8-Jul-2014	Pending

Adesto-0149	Concurrent read and write operations in a serial flash device	62/021,840	8-Jul-2014	Pending

Adesto-0150	Support for improved SPI throughput in a serial Flash device	62/050,264	15-Sep-2014	Pending

Adesto-0153	CBRAM/RRAM cells utilizing cap layer to prevent oxygen contamination	62/061,124	7-Oct-2014	Pending

Adesto-0154	CBRAM/RRAM Device Anode Materials	62/095,026	21-Dec-2014	Pending

Adesto-0157	Re-erase Operation for Memory Devices with Programmable Impedance Devices	62/095,025	21-Dec-2014	Pending

Adesto-0158	Resistive switching memory with cell access by analog signal controlled transmission gate	14/628,280	22-Feb-2015	Pending

Patents and Patent Applications Acquired from Atmel Corporation

Application Title	Country	Application Number	Filing Date	Patent Number	Issue Date	Inventors
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*	Confidential Treatment Requested

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*	Confidential Treatment Requested

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(n) The following trademarks, trademark applications and trade names:

Trademark	Ctry	App. Num.	Reg. Num.	Status
*	*	*	*	*
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(o) The following copyright registrations and copyright applications

None.

(p) Proceeds of the foregoing; and

(q) All of Debtor’s Books relating to the foregoing.

Notwithstanding the foregoing, the security interest granted herein shall not extend to and the term “Collateral” shall not include (a) any equipment or other property financed by a third party, provided that such third party’s Liens are Liens of the type described in subsection (i) of the definition of Priority Liens; provided further that such equipment or other property shall be deemed “Collateral” hereunder if such third party’s Lien is released or otherwise terminated; (b)

*	Confidential Treatment Requested

any lease, license, contract, property rights or agreement to which any Debtor is a party or any of its rights (including property rights with respect to equipment) or interests thereunder if and for so long as the grant of such security interest shall constitute or result in (i) the abandonment, invalidation or unenforceability of any right, title or interest of any Debtor therein or (ii) in a breach or termination pursuant to the terms of, or a default under any such lease, license, contract or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407- 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity); provided, however, that such security interest shall attach immediately at such time as the condition causing such abandonment, invalidation or unenforceability shall be remedied and to the extent severable, shall attach immediately to any portion of such lease, license, contract, or agreement that does not result in any of the consequences specified in (i) or (ii) above; (c) any interests in real property, and (d) any intent-to-use trademarks, prior to the filing of a “Statement of Use” with respect thereto if and solely to the extent that (and so long as) any such intent-to-use trademark application would be rendered void by the attachment or creation of a security interest in the right, title or interest of such Debtor therein).

EXHIBIT B TO SECURITY AGREEMENT

DEPOSIT ACCOUNT CONTROL AGREEMENT

(Security Agreement)

(All Assets)

THIS DEPOSIT ACCOUNT CONTROL AGREEMENT (this “Agreement”) is entered into this      day of April, 2015, between                      (“Depository Bank”), OPUS BANK, as secured party (the “Secured Party”) as Lender under that certain Credit Agreement dated as of April 30, 2015 (as amended from to time, the “Credit Agreement”) among Lender and ADESTO TECHNOLOGIES CORPORATION, a California corporation (“Adesto”), ARTEMIS ACQUISITION LLC, a California limited liability company (“Artemis”, and, together with Adesto, collectively, the “Customer”).

All parties agree as follows:

1. Deposit Account. Depository Bank maintains deposit account number                      in the name of Customer (said account and, if it is a certificate of deposit or other time deposit, any renewal, replacements and rollovers thereof shall be referred to as the “Account”). The Account is subject to Depository Bank’s [Deposit Agreement Disclosure Statement], unless specifically altered by this Agreement.

2. Security Interest. Customer has granted Secured Party a security interest in the Account and in all funds now or later deposited into or held therein including without limitation any interest accruals. All of the foregoing assets are collectively referred to as the “Deposit Account.”

3. Other Deposit Control Agreements. Depository Bank has not entered into any other Deposit Account Control Agreements with any other party relating to the above Accounts.

4. Customer’s Rights In Deposit Account. Subject to the rights of Secured Party under the Loan Documents, Customer retains the ownership of and the right to direct the disposition of funds from the Deposit Account until Depository Bank has received a Notice of Exclusive Control from Secured Party as set forth below.

5. Control of Deposit Account. This Agreement provides Secured Party with control of the Deposit Account for purposes of perfecting its security interest therein. Except as pursuant to bankruptcy or other applicable law, after Depository Bank receives a Notice of Exclusive Control from Secured Party (delivered as set forth in Section 14 below), and has had reasonable opportunity to comply with it Depository Bank and Customer agree that Depository Bank will comply with instructions (“Instructions”) as to the withdrawal or disposition of any funds credited to the Deposit Account, and as to any other matters relating to the Deposit Account, received from Secured Party without Customer’s further consent. The Notice of Exclusive Control must be in the form set forth in Attachment B hereto and must be signed by an authorized representative of Secured Party. Secured Party’s instructions may include the giving of stop payment Instructions for any items being presented to the Deposit Account for payment. Instructions are to be provided in writing to the Depository Bank at the address specified below.

6. Depository Bank’s Authorization and Liability.

(a) Upon delivery of a Notice of Exclusive Control to Depository Bank, Depository Bank is authorized to rely on any Instructions from Secured Party even if such Instructions are contrary to any instructions or demands from Customer.

(b) Except for permitting a withdrawal in violation of Sections 4 and 5 hereof, Depository Bank will not be liable to Secured Party for complying with Instructions from Customer that are received by Depository Bank before Depository Bank receives and has a reasonable opportunity to act on a contrary Instructions from Secured Party.

(c) Depository Bank will not be liable to Customer for complying with Instructions originated by Secured Party upon delivery of a Notice of Exclusive Control to Depository Bank, even if Customer notifies Depository Bank that Secured Party is not legally entitled to issue Instructions, unless Depository Bank takes the action after it is served with an injunction, restraining Instructions, or other legal process enjoining it from doing so, issued by a court of competent jurisdiction, and has had a reasonable opportunity to act on the injunction, restraining Instructions or other legal process.

(d) This Agreement does not create any obligation of Depository Bank except for those expressly set forth herein. In particular, Depository Bank need not investigate whether Secured Party is entitled under Secured Party’s agreements with Customer to give Instructions. Depository Bank may rely on any and all notices and communications it believes in good faith are given by the appropriate party.

(e) Depository Bank will not have any liability to Customer or Secured Party for claims, losses, liabilities or damages resulting from any failure to comply with Instructions or delay in complying with Instructions if such failure or delay is due to circumstances beyond Depository Bank’s reasonable control.

(f) Depository Bank will not have any liability to Customer or Secured Party for claims, losses, liabilities or damages suffered or incurred by Customer or Secured Party as a result of or in connection with this Agreement except to the extent such losses, liabilities and damages directly result from Depository Bank’s gross negligence or willful misconduct.

(g) In no event will Depository Bank have any liability to Customer or Secured Party in connection herewith for any consequential, special, punitive or indirect loss or damage whether or not any claim for such damages is based on tort or contract or Depository Bank knew or should have known the likelihood of such damages in any circumstances.

7. Priority.

(a) All of Depository Bank’s present and future rights against the Account are hereby subordinated to Secured Party’s security interest therein; provided, however, that Secured Party agrees that nothing herein subordinates or waives, and that Depository Bank expressly reserves, all of Depository Bank’s present and future rights (whether described as rights of setoff, banker’s lien, chargeback or otherwise, and whether available to Depository Bank under law or any other agreement between Depository Bank and Customer concerning the Account, or otherwise) with respect to: (i) any item deposited to the Account and returned unpaid, whether for insufficient funds or for any other reason, and without regard to the timeliness of such return or the occurrence or timeliness of any drawee’s notice of non-payment; (ii) any item subject to a claim against Bank of breach of transfer or presentment warranty under the Uniform Commercial Code, as adopted in the applicable state; (iii) any automated clearing house (“AC”) entry credited to the Account and returned unpaid or subject to an adjustment entry under applicable clearing house rules, whether for insufficient funds or for any other reason, and without regard to the timeliness of such return or adjustment; (iv) any credit to the Account from a merchant card transaction, against which a contractual demand for chargeback has been made; (v) any credit to the Account made in error; and (vi) Depository Bank’s usual and customary charges for services rendered in connection with the Account. Items, entries, and transactions described in clauses (i) through (v) of this paragraph are hereinafter collectively referred to as “Returned Items.”

(b) Except as otherwise required by law, Depository Bank will not agree with any third party to comply with Instructions originated by such third party.

8. Returned Items. Depository Bank will pay Returned Items by debiting the Deposit Account. Secured Party agrees that it will pay, within ten (10) days of a demand by Depository Bank, any amounts owed for a returned item that is not paid in full by Customer up to the amount of the proceeds received by Secured Party from the corresponding returned item.

9. Indemnity.

(a) Customer hereby agrees to indemnify Depository Bank, its officers, directors, employees, and agents against claims, demands, losses, liabilities, damages, costs and expenses (including reasonable attorneys’ fees and disbursements and the reasonable estimate of the allocated costs and expenses of Depository Bank’s in-house legal counsel and staff) arising out of this Agreement or Depository Bank following any Instructions or other instruction or request of Customer or Secured Party in connection with this Agreement, except to the extent the claims, liabilities, costs and expenses are caused by Depository Bank’s gross negligence or willful misconduct.

(b) Secured Party hereby agrees to indemnify Depository Bank, its officers, directors, employees, and agents against claims, demands, losses, liabilities, damages, costs and expenses (including reasonable attorneys’ fees and disbursements and the reasonable estimate of the allocated costs and expenses of Depository Bank’s in-house legal counsel and staff), arising out of Depository Bank following any Instructions or request of Secured Party in connection with this Agreement, except to the extent the claims, liabilities, costs and expenses are caused by Depository Bank’s negligence or willful misconduct.

10. Statements. Depository Bank will send copies of all statements for the Deposit Account to Customer and Secured Party (at Customer’s expense).

11. Termination.

(a) Secured Party may terminate this Agreement by giving Depository Bank and Customer thirty (30) days prior written notice of termination.

(b) Depository Bank may terminate this Agreement by giving Secured Party and Customer thirty (30) days prior written notice of termination and delivering the funds in the Account to a substitute depository bank designated by Secured Party, which shall have executed an Deposit Account Control Agreement which contains in substance the material terms of this Agreement. The designation of such substitute depository bank shall be subject to the consent of Customer, which consent shall not be unreasonably withheld.

(c) Customer may only terminate this Agreement with the written consent of Secured Party and only after thirty (30) days prior written notice to Depository Bank, approved in writing by Secured Party.

(d) The provisions of Section 9 shall survive and termination of this Agreement.

12. Relationship of the Parties. Nothing in this Agreement shall create any agency or fiduciary relationship between Customer, Secured Party and Depository Bank.

13. Amendments. This Agreement may be amended only by a writing, signed by Depository Bank, Secured Party and Customer.

14. Notice. Written notice to each party is to be provided at the address shown below and shall be effective upon delivery except that (i) delivery via facsimile to Depository Bank of a Notice of Exclusive Control will be considered to have been validly given only when acknowledged in writing by Depository Bank and (ii) delivery of any other notice via facsimile to any party shall be considered delivered upon confirmation of receipt. The addresses to which notices or other communications are to be given may be changed from time to time by notice served as provided herein. Secured Party acknowledges that Depository Bank may not be able to respond to a Notice of Exclusive Control pursuant to Section 5 above if the Secured Party does not deliver the Notice to the address listed below; and Secured Party agrees that Depository Bank will not be held liable for any failure to respond to a Notice of Exclusive Control that Secured Party does not deliver to the address listed below.

Bank:	Secured Party:	Customer:

Opus Bank

	Attn:	Attn:

Fax:	Fax:	Fax:

15. Counterparts. This Agreement may be signed in counterparts that when signed by all parties are one agreement.

16. Governing Law. This Agreement and the Account shall be governed by and construed in accordance with the laws of the State of California.

17. Entire Agreement. This Agreement is the entire agreement and supersedes any prior agreements and contemporaneous oral agreement; of the parties concerning its subject matter.

18. Amendments; Waivers. This Agreement may be amended or modified only in writing signed by all parties hereto, and no waiver of any right under this Agreement will be binding unless it is in writing and signed by the party to be charged.

19. Severability. To the extent a provision of this Agreement is unenforceable, this Agreement will be construed as if the unenforceable provision were omitted.

20. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of Depository Bank, Secured Party and Customer and their respective heirs, executors, administrators, legal representatives, successors and assigns.

21. Waiver. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. IF ANY LITIGATION, ARBITRATION, MEDIATION OR OTHER LEGAL ACTION IS COMMENCED TO ENFORCE THE RIGHTS OF THE PARTIES TO THIS AGREEMENT IN ANY STATE, FEDERAL OR BANKRUPTCY COURT, THE PREVAILING PARTY IN SHALL BE ENTITLED TO AN AWARD FOR THE REASONABLE ATTORNEY FEES AND COSTS INCURRED IN CONNECTION THEREWITH.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed and delivered this Deposit Account Control Agreement an the date first above written.

ADESTO TECHNOLOGIES CORPORATION, a California corporation, as a Debtor	ARTEMIS ACQUISITION LLC, a California limited liability company, as a Debtor

By:	By Adesto Technologies Corporation, as sole member and manager of Artemis Acquisition LLC
Name:
Its:

By:
Name:
Its:

OPUS BANK, as Lender

By:
Name:
Its:
BANK:

By:
Print Name:
Title:
Date:

ATTACHMENT A

DEPOSIT ACCOUNT CONTROL AGREEMENT

1. Deposit Account Control Agreements Previously Executed by                      Bank:

ATTACHMENT B

NOTICE OF EXCLUSIVE CONTROL

To:	Bank (“Depository Bank”)
From:	(“Secured Party”)
Re:	(“Customer”)
Date:

Pursuant to the Deposit Account Control Agreement dated                      (“Agreement”) entered into among Depository Bank, Customer and Secured Party, Secured Party hereby notifies Depository Bank of Secured Party’s exercise of Secured Party’s rights under the Agreement and directs Depository Bank to cease complying with instructions or any directions originated by Customer or its agents. Secured Party hereby certifies that it is entitled to exercise its rights under the Agreement, that Secured Party has a right to all or part of the funds in the Deposit Account (as defined in the Agreement), and agrees to specify the amount of the funds in the Deposit Account so due Secured Party.

Secured Party hereby agrees to indemnify and hold harmless Depository Bank, its affiliates, and respective directors, officers, employees and agents, pursuant to the terms of Section 9 of the Agreement.

Secured Party agrees that upon receipt of Secured Party’s Notice of Exclusive Control, Depository Bank may exercise Depository Bank’s rights and remedies as permitted under Section 7 of the Agreement and under any applicable laws.

Secured Party hereby certifies that the person executing this Notice of Exclusive Control is an officer, representative or agent of Secured Party authorized to act on behalf of Secured Party and to make the representations and agreements contained in this Notice of Exclusive Control. Secured Party hereby undertakes to notify Depository Bank promptly after the cessation of the events giving rise to its assertion of exclusive control set forth above.

SECURED PARTY:	ACKNOWLEDGED BY:

OPUS BANK, as Lender	[DEPOSITORY BANK]

By:	By:
Title:	Title:
Date:	Date:

EXHIBIT C TO SECURITY AGREEMENT

Priority Liens

*

*

*

C-1

*Confidential Treatment Requested

EXHIBIT G

FORM OF GUARANTY

Credit Agreement	G-1

Form of Guaranty

GUARANTY

Dated as of             , 20

From

[NAME OF GUARANTOR],

as Guarantor,

to

OPUS BANK,

as Lender,

GUARANTY

This GUARANTY (this “Guaranty”), dated as of                  , 20     by [NAME OF GUARANTOR], a                                           (the “Guarantor”), in favor of OPUS BANK, a California commercial bank (“Opus” or “Lender”), as Lender under that certain Credit Agreement of even date among Debtors and Lender (as amended from time to time, the “Credit Agreement”)) which are or may become parties to the Credit Agreement dated as of April 30, 2015 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Adesto Technologies Corporation, a California corporation (“Adesto”), Artemis Acquisition LLC, a California limited liability company (“Artemis”, and, together with Adesto, collectively, the “Borrower”), and the Lender. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Credit Agreement.

WITNESSETH:

WHEREAS, the Borrower and Lender have entered into the Credit Agreement;

WHEREAS, the Borrower and the Guarantor are members of a group of related entities, the success of each of which is dependent in part on the success of the other members of such group;

WHEREAS, the Guarantor expects to receive substantial direct and indirect benefits from the Loans made by Lender to the Borrower pursuant to the Credit Agreement (which benefits are hereby acknowledged);

WHEREAS, a condition precedent to the obligation of the Lender to make its extension of credit to the Borrower under the Credit Agreement is that the Guarantor shall execute and deliver a Guaranty for the benefit of the Lender; and

WHEREAS, Guarantor wishes to guaranty the Borrower’s obligations to the Lender under and in respect of the Credit Agreement as herein provided.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

Section 1. Guaranty of Payment and Performance of Obligations. In consideration of the Lender’s extending credit or otherwise in their discretion giving time, financial or banking facilities or accommodations to the Borrower, the Guarantor absolutely, irrevocably and unconditionally guarantees to the Lender that the Borrower will duly and punctually pay or perform, at the place specified therefor, or if no place is specified, at the Lender’s head office, (i) all indebtedness, obligations and liabilities of the Borrower to the Lender, individually or collectively, under the Credit Agreement or any of the other Loan Documents or in respect of the Loan or the Notes or other instruments at any time evidencing any thereof, whether existing on the date of the Credit Agreement or this Guaranty or arising or incurred thereafter, direct or indirect, secured or unsecured, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, arising by contract, operation of law or otherwise, including all such

GUARANTY	[NAME OF GUARANTOR]

which would become due but for the operation of the automatic stay pursuant to §362(a) of the Federal Bankruptcy Code and the operation of §§502(b) and 506(b) of the Federal Bankruptcy Code; and (ii) without limitation of the foregoing, all reasonable fees, costs and expenses incurred by the Lender in attempting to collect or enforce any of the foregoing (collectively the “Obligations” and individually an “Obligation”). This Guaranty is an absolute, unconditional and continuing guaranty of the full and punctual payment and performance by the Borrower of the Obligations and not of their collectibility only and is in no way conditioned upon any requirement that Lender first attempt to collect any of the Obligations from the Borrower or resort to any security or other means of obtaining payment of any of the Obligations which now has or may acquire after the date hereof or upon any other contingency whatsoever. Upon any Event of Default which is continuing by the Borrower in the full and punctual payment and performance of the Obligations, the liabilities and obligations of the Guarantor hereunder shall, at the option of the Lender, become forthwith due and payable to the Lender owed the same without demand or notice of any nature, all of which are expressly waived by the Guarantor, except for notices required to be given to the Borrower under the Loan Documents. Payments by the Guarantor hereunder may be required by Lender on any number of occasions.

Section 2. Guarantor’s Further Agreements to Pay. The Guarantor further agrees, as the principal obligor and not as a guarantor only, to pay to Lender forthwith upon demand, in funds immediately available to Lender, all costs and expenses (including court costs and legal fees and expenses) incurred or expended by the Lender in connection with this Guaranty and the enforcement hereof, together with interest on amounts recoverable under this Guaranty from the time after such amounts become due at the default rate of interest set forth in the Credit Agreement; provided that if such interest exceeds the maximum amount permitted to be paid under applicable law, then such interest shall be reduced to such maximum permitted amount.

Section 3. Payments. The Guarantor covenants and agrees that the Obligations will be paid in Dollars and otherwise strictly in accordance with their respective terms regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Lender with respect thereto.

Section 4. Taxes. All payments hereunder shall be made without any counterclaim or set-off, free and clear of, and without reduction for, any Taxes or Other Taxes, which are now or may hereafter be imposed, levied or assessed by any Governmental Authority on payments hereunder, all of which will be for the account of and paid by the Guarantor. If for any reason, any such reduction is made or any Taxes or Other Taxes are paid by the Lender (except for taxes on income or profits of Lender), the Guarantor agrees to pay to the Lender such additional amounts as may be necessary to ensure that the Lender receives the same net amount which it would have received had no reduction been made or Taxes or Other Taxes paid.

Section 5. [Intentionally Reserved].

Section 6. Liability of the Guarantor. The Lender had and shall have the absolute right to enforce the liability of the Guarantor hereunder without resort to any other right or remedy including any right or remedy under any other guaranty, and the release or discharge of any such other guarantor of any Obligations shall not affect the continuing liability of the Guarantor hereunder that has not been released or discharged.

GUARANTY	[NAME OF GUARANTOR]

It is the intention and agreement of the Guarantor and the Lender that the obligations of the Guarantor under this Guaranty shall be valid and enforceable against the Guarantor to the maximum extent permitted by applicable law. Accordingly, if any provision of this Guaranty creating any obligation of the Guarantor in favor of the Lender shall be declared to be invalid or unenforceable in any respect or to any extent, it is the stated intention and agreement of the Guarantor and the Lender that any balance of the obligation created by such provision and all other obligations of the Guarantor to the Lender created by other provisions of this Guaranty shall remain valid and enforceable. Likewise, if by final order a court of competent jurisdiction shall declare any sums which the Lender may be otherwise entitled to collect from Guarantor under any other guaranty to be in excess of those permitted under any law (including any federal or state fraudulent conveyance or like statute or rule of law), it is the stated intention and agreement of the Guarantor and the Lender that all sums not in excess of those permitted under such applicable law shall remain fully collectible by the Lender from the Guarantor.

Section 7. Representations and Warranties; Covenants. The Guarantor hereby makes and confirms the representations and warranties made on its behalf by the Borrower pursuant to Section V of the Credit Agreement, as if such representations and warranties were set forth herein except that the conformation here regarding each representation and warranty that refers to a specific earlier date shall be that it was true as of such specific earlier date. The Guarantor hereby agrees to perform the covenants set forth in Section VI and Section VII of the Credit Agreement (to the extent such covenants expressly apply to Guarantor) as if such covenants were set forth herein. The Guarantor acknowledges that it is, on a collective basis with the Borrower, bound by the financial covenants and other covenants set forth in the Credit Agreement. The Guarantor hereby confirms that it shall be bound by all acts or omissions of the Borrower pursuant to the Credit Agreement.

Section 8. Effectiveness. This Guaranty and the obligations of the Guarantor under this Guaranty shall continue in full force and effect and shall remain in operation until all of the Obligations shall have been paid in full or otherwise fully satisfied, and continue to be effective or be reinstated, as the case may be, if at any time payment or other satisfaction of any of the Obligations is rescinded or must otherwise be restored or returned upon the bankruptcy, insolvency, or reorganization of the Borrower, or otherwise, as though such payment had not been made or other satisfaction occurred. No invalidity, irregularity or unenforceability of the Obligations by reason of applicable bankruptcy laws or any other similar law, or by reason of any law or order of any government or agency thereof purporting to reduce, amend or otherwise affect the Obligations, shall impair, affect, be a defense to or claim against the obligations of Guarantor under this Guaranty.

Section 9. Freedom of Lender to Deal with Borrower and Other Parties. The Lender shall be at liberty, without giving notice to or obtaining the assent of Guarantor and without relieving Guarantor of any liability hereunder, to deal with the Borrower and with each other party who now is or after the date hereof becomes liable in any manner for any of the

GUARANTY	[NAME OF GUARANTOR]

Obligations, in such manner as the Lender in its sole discretion deems fit, and to this end the Guarantor gives to the Lender full authority in its sole discretion to do any or all of the following things: (a) extend credit, make loans and afford other financial accommodations to the Borrower at such times, in such amounts and on such terms as the Lender may approve, (b) vary the terms and grant extensions of any present or future indebtedness or obligation of the Borrower or of any other party to Lender, (c) grant time, waivers and other indulgences in respect thereto, (d) vary, exchange, release or discharge, wholly or partially, or delay in or abstain from perfecting and enforcing any security or guaranty or other means of obtaining payment of any of the Obligations which the Lender now has or may acquire after the date hereof, (e) accept partial payments from the Borrower or any such other party, (f) release or discharge, wholly or partially, any endorser or guarantor, and (g) compromise or make any settlement or other arrangement with the Borrower or any such other party.

Section 10. Unenforceability of Obligations Against Borrower; Invalidity of Security or Other Guaranties. If for any reason the Borrower has no legal existence or is under no legal obligation to discharge any of the Obligations undertaken or purported to be undertaken by it or on its behalf, or if any of the moneys included in the Obligations have become irrecoverable from the Borrower by operation of law or for any other reason, this Guaranty shall nevertheless be binding on the Guarantor to the same extent as if Guarantor at all times had been the principal debtor on all such Obligations. This Guaranty shall be in addition to any other guaranty or other security for the Obligations, and it shall not be prejudiced or rendered unenforceable by the invalidity of any such other guaranty or security.

Section 11. Waivers by Guarantor. (a) The Guarantor waives notice of acceptance hereof, notice of any action taken or omitted by the Lender in reliance hereon, and any requirement that the Lender be diligent or prompt in making demands hereunder, giving notice of any default by the Borrower or asserting any other rights of the Lender hereunder. The Guarantor also irrevocably waives, to the fullest extent permitted by law, all defenses in the nature of suretyship that at any time may be available in respect of Guarantor’s obligations hereunder by virtue of any statute of limitations, valuation, stay, moratorium law or other similar law now or hereafter in effect.

GUARANTY	[NAME OF GUARANTOR]

(b) Guarantor understands and acknowledges that if Lender forecloses, either by judicial foreclosure or by exercise of power of sale, any deed of trust or mortgage securing the Obligations, that foreclosure could impair or destroy any ability Guarantor may have to seek reimbursement, contribution, or indemnification from Borrower or others based on any right Guarantor may have of subrogation, reimbursement, contribution, or indemnification for any amounts paid by Guarantor under this Guaranty. Guarantor further understands and acknowledges that in the absence of this paragraph, such potential impairment or destruction of Guarantor’s rights, if any, may entitle Guarantor to assert a defense to this Guaranty based on Section 580d of the California Code of Civil Procedure (“CCP”) as interpreted in Union Bank v. Gradsky, 265 Cal. App. 2d. 40 (1968). By executing this Guaranty, Guarantor freely, irrevocably, and unconditionally: (i) waives and relinquishes that defense and agrees that Guarantor will be fully liable under this Guaranty even though Lender may foreclose, either by judicial foreclosure or by exercise of power of sale, any deed of trust or mortgage securing the Obligations; (ii) agrees that Guarantor will not assert that defense in any action or proceeding Lender may commence to enforce this Guaranty; (iii) acknowledges and agrees that the rights and defenses waived by Guarantor in this Guaranty include any right or defense Guarantor may have or be entitled to assert based upon or arising out of any one or more of CCP §§ 580a, 580b, 580d, or 726 or Section 2848 of the California Civil Code (“CC”); and (iv) acknowledges and agrees that Lender is relying on this waiver in creating the Obligations, and that this waiver is a material part of the consideration therefor.

(c) Guarantor agrees not to claim or attempt to enforce any rights and defenses that are or may become available to Guarantor under CC §§2787 to 2855, inclusive, until this Guaranty has terminated as provided in Section 8. Guarantor waives the benefit of any statute of limitations affecting its liability hereunder.

Section 12. Restriction on Subrogation and Contribution Rights. Notwithstanding any other provision to the contrary contained herein or provided by applicable Law, unless and until all of the Obligations have been indefeasibly paid in full in cash or otherwise satisfied in full, the Guarantor hereby irrevocably defers and agrees not to enforce any and all rights it may have at any time (whether arising directly or indirectly, by operation of law or by contract) to assert any claim against the Borrower on account of payments made under this Guaranty, including, without limitation, any and all rights of or claim for subrogation, contribution, reimbursement, exoneration and indemnity, and further waives any benefit of and any right to participate in any collateral which may be held by the Lender or any affiliate of the Lender. In addition, the Guarantor will not claim any set-off or counterclaim against the Borrower in respect of any liability it may have to the Borrower unless and until all of the Obligations have been indefeasibly paid in full in cash and satisfied in full.

Section 13. Notices; Demands. Any demand on or notice made or required to be given pursuant to this Guaranty shall be in writing and shall be delivered in hand, mailed by United States registered or certified first class mail, postage prepaid, return receipt requested,

GUARANTY	[NAME OF GUARANTOR]

sent by overnight courier, or sent by telegraph, telecopy, telefax or telex and confirmed by delivery via courier or postal service, addressed as follows:

(a) if to the Guarantor, at

c/o ADESTO TECHNOLOGIES CORPORATION

1250 Borregas Avenue

Sunnyvale, California 94089

Attn:

Telephone:

Facsimile:(            )             -

E-mail:

or at such other address for notice as the Guarantor shall last have furnished in writing to the Lender; and

(b) if to the Lender, at

OPUS BANK

Attn:

Telephone:

Facsimile:

with a copy to,

OPUS BANK

Attn:

Telephone:

E-mail:

or at such other address for notice as the Lender shall last have furnished in writing to the Guarantor.

Any such notice or demand shall be deemed to have been duly given or made and to have become effective on the terms set forth in Section 9.02 to the Credit Agreement.

Section 14. Amendments, Waivers, Etc. No provision of this Guaranty can be changed, waived, discharged or terminated except by an instrument in writing signed by Lender and the Guarantor expressly referring to the provision of this Guaranty to which such instrument relates; and no such waiver shall extend to, affect or impair any right with respect to any Obligation which is not expressly dealt with therein. No course of dealing or delay or omission on the part of the Lender or any of them in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto.

GUARANTY	[NAME OF GUARANTOR]

Section 15. Further Assurances. The Guarantor shall, at its sole cost and expense, execute and deliver such further acts and documents as the Lender from time to time may reasonably request in order to give full effect to this Guaranty and to perfect and preserve the rights and powers of the Lender hereunder.

Section 16. Governing Law. (a) THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

(b) THE GUARANTOR AGREES THAT ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES FOR THE CENTRAL DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS GUARANTY, GUARANTOR CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. GUARANTOR AND LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS GUARANTY, ANY OTHER LOAN DOCUMENT OR OTHER DOCUMENT RELATED HERETO. GUARANTOR WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

Section 17. Miscellaneous Provisions.

(a) This Guaranty shall inure to the benefit of the Lender and its successors in title and assigns permitted under the Credit Agreement, and shall be binding on the Guarantor and the Guarantor’s successors in title, assigns and legal representatives.

(b) The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law or any other agreement. The invalidity or unenforceability of any one or more sections of this Guaranty shall not affect the validity or enforceability of its remaining provisions.

(c) Captions are for ease of reference only and shall not affect the meaning of the relevant provisions. The meanings of all defined terms used in this Guaranty shall be equally applicable to the singular and plural forms of the terms defined.

Section 17. WAIVER OF JURY TRIAL. GUARANTOR HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS GUARANTY AND ANY OTHER LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO

GUARANTY	[NAME OF GUARANTOR]

THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND GUARANTOR HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT LENDER MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE GUARNTOR TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

[Remainder of Page Intentionally Left Blank]

GUARANTY	[NAME OF GUARANTOR]

IN WITNESS WHEREOF, the Guarantor has executed and delivered this Guaranty as of the date first above written.

[NAME OF GUARANTOR]

By:
Name:
Title:

EXHIBIT H

FORM OF STOCK PLEDGE AGREEMENT

Credit Agreement	H-1

Form of Stock Pledge Agreement

SECURITY AND PLEDGE AGREEMENT

(Stock, Membership Interests, Partnership Interests)

Dated as of April 30, 2015

From

ADESTO TECHNOLOGIES CORPORATION

and

ARTEMIS ACQUISITION LLC,

as Debtors,

to

OPUS BANK,

as Lender and Secured Party

SECURITY AND PLEDGE AGREEMENT

(Stock, Membership Interests, Partnership Interests)

THIS SECURITY AND PLEDGE AGREEMENT (Stock, Membership Interests, Partnership Interests) (this “Pledge Agreement”), is made as of APRIL 30, 2015, by and between ADESTO TECHNOLOGIES CORPORATION, a California corporation (“Adesto”), ARTEMIS ACQUISITION LLC, a California limited liability company (“Artemis”, and, together with Adesto, collectively, the “Debtor”), and OPUS BANK, a California Commercial Bank (“Opus” or “Lender”), as Lender under that certain Credit Agreement of even date among Debtors and Lender (as amended from time to time, the “Credit Agreement”).

RECITALS

A. Concurrently herewith, Debtor is entering into the Credit Agreement pursuant to which Lender provides Debtor with a senior term loan facility (the “Facility”).

B. It is a prerequisite to the Lender entering into the Credit Agreement that Debtor enter into this Pledge Agreement and grant to Lender, the security interest hereafter provided to secure the Obligations.

C. Debtor, as owner of the assets encumbered hereby, desires to enter into this Pledge Agreement to secure payment and performance of the Obligations.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1. DEFINITIONS. For purposes of this Pledge Agreement, the following terms shall have the meanings specified below.

1.1 Bankruptcy Code. The term “Bankruptcy Code” shall mean the Bankruptcy Reform Act of 1978 (11 U.S.C. §101-1130) as amended and as hereafter modified.

1.2 Collateral. “Collateral” shall mean, collectively:

(a) All securities, warrants, assets, security entitlements, investment property and other property whether now owned (and as described in Exhibit A) or hereafter acquired; provided, that in all instances the pledge of equity interests of any Subsidiary formed in a jurisdiction other than a jurisdiction in the United States (a “Foreign Subsidiary”) shall be limited to 65% of such equity interests) subject to the terms and conditions as are provided in Sections 3, 4 and 8 below;

(b) All proceeds, and revenues of or from the personal property whether now owned (and as described in Exhibit A attached hereto) or hereafter acquired, all substitutions for such personal property, and all additions thereto (collectively, the “Collateral

STOCK PLEDGE AGREEMENT

Revenues”), including (i) stock rights, rights to subscribe, liquidating dividends, stock dividends, cash dividends, interest, stock splits, warrants, options, conversion rights, puts, calls, new securities and other property to which Debtor is or may hereafter become entitled to receive on account of such personal property; and (ii) all Proceeds of such personal property which consist of accounts, contract rights, instruments, documents, chattel paper, inventory, goods, merchandise, equipment, and general intangibles as these terms are defined in the UCC; and

(c) All Collateral Records.

1.3 Collateral Records. The term “Collateral Records” shall mean all of Debtor’s existing and hereafter acquired books, records, data and other documents relating to the assets referred to in Section 1.2(a) and (b).

1.4 Debtor. The term “Debtor” shall have the meaning given to such term in the preamble of this Pledge Agreement.

1.5 Event of Default. “Event of Default” shall have the meaning given to such term in Section 7 of this Pledge Agreement.

1.6 Governmental Authority. The term “Governmental Authority” shall mean (a) any international, foreign, federal, state, county or municipal government, or political subdivision thereof, (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality, central bank or public body, or (c) any court, administrative tribunal or public utility.

1.7 Lender. The term “Lender” shall have the meaning given to such term in the preamble to this Pledge Agreement.

1.8 Lender Expenses. The term “Lender Expenses” means all costs and expenses incurred by Lender which are subject to payment or reimbursement by Debtor pursuant to Section 9.03 of the Credit Agreement.

1.9 Intentionally Omitted.

1.10 Intentionally Omitted.

1.11 Pledge Agreement. The term “Pledge Agreement” shall mean this Pledge Agreement, any concurrent or subsequent rider to this Pledge Agreement and any extensions, supplements, amendments or modifications to this Pledge Agreement and/or to any such rider.

1.12 Proceeds. The term “Proceeds” shall have the meaning provided in the UCC and shall include without limitation whatever is received upon the sale, lease, exchange, collection or other disposition of Collateral or proceeds, including, without limitation, proceeds of insurance covering Collateral, tax refunds, and any and all accounts, notes, instruments, chattel paper, equipment, money, deposit accounts, goods, or other tangible and intangible property of Debtor resulting from the sale or other disposition of the Collateral, and the proceeds thereof.

2

STOCK PLEDGE AGREEMENT

1.13 UCC. The term “UCC” shall mean the California Uniform Commercial Code, as amended from time to time.

1.14 Other Terms. All terms with an initial capital letter that are used but not defined in this Pledge Agreement shall have the respective meanings given to such terms in the Credit Agreement and in Articles 8 and 9 of the UCC, respectively, as applicable.

2. GRANT OF SECURITY INTEREST IN COLLATERAL. As security for the prompt and complete payment and performance of all the Obligations, Debtor hereby grants to Lender, a first priority security interest (subject to Permitted Liens) in all of Debtor’s right, title and interest in, to and under the Collateral.

3. DELIVERY OF COLLATERAL AND VOTING.

3.1 Collateral Delivery.

(a) Initial Delivery of Collateral. Concurrently with Debtor’s execution of this Pledge Agreement and delivery of this Pledge Agreement to the Lender, Debtor shall deliver physical possession to the Lender of every stock certificate, document, instrument and chattel paper which constitutes Collateral and obtain the fully executed Consent in the form attached hereto as Exhibit B. Any such items of Collateral that are certificated securities shall be duly endorsed in blank without restriction or with a duly executed assignment separate from certificate (stock power) duly endorsed in blank without restriction and with all necessary transfer tax stamps affixed. To the extent that Debtor delivers to Lender one or more stock certificates each of which (“Foreign Subsidiary Certificate”) reflects an equity interest in any Foreign Subsidiary in excess (“Excess Equity Interest”) of the percentage set forth in Section 1.1(c) above (“Designated Percentage Interest”), Lender will be entitled to hold such Foreign Subsidiary Certificate to reflect and perfect its security interest in 65% of the equity interest in the Foreign Subsidiary, unless and until Debtor delivers to Lender a (i) replacement certificate reflecting the Designated Percentage Interest; and (ii) an acceptable legal opinion from a law firm reasonably acceptable to Lender that the replacement certificate was properly issued and is fully paid for and properly reflects the Designated Percentage interest in the subject entity and may be delivered to Lender as collateral. (Such replacement certificates when delivered or provided herein as referred to as the “Replacement Foreign Subsidiary Certificate”).

(b) Future Delivery of Collateral. If at any time after the date of this Pledge Agreement, Debtor obtains possession of any certificate or instrument constituting or representing any item of Collateral, (i) Debtor shall immediately deliver or arrange for the immediate delivery of such certificate or instrument to Lender; (ii) to the extent such item represents a certificated security, Debtor shall duly endorse such certificate in blank without restriction or deliver a duly executed assignment separate from certificate (stock power) duly

3

STOCK PLEDGE AGREEMENT

endorsed in blank without restriction and with all necessary transfer tax stamps affixed; and (iii) Debtor shall hold such Collateral separate and apart from Debtor’s other funds and property in an express trust for the benefit of the Lender until paid or delivered to the Lender.

(c) Uncertificated Securities. If any item of Collateral is an uncertificated security, Debtor shall either (i) procure the issuance of a security certificate to represent such Collateral and endorse and deliver such certificate as required by Section 3.1(a) above; or (ii) cause the issuer thereof to register the Lender as the registered owner of such uncertificated security; or (iii) cause the issuer thereof to enter into an agreement, in form and substance reasonably satisfactory to the Lender, among the Lender, the registered owner of such security, and the issuer to the effect that the issuer will comply with instructions originated by the Lender without further consent by the registered owner; or (iv) cause the security to be credited to a securities account and execute an agreement in form reasonably acceptable to Lender to permit Lender to gain control of such asset.

3.2 Control. If any Collateral is not capable of being delivered, Debtor shall deliver to Lender such financing statements or other instruments as are deemed necessary by Lender to enable it to perfect its security interest in such Collateral and obtain “control” or “possession” of such Collateral under applicable law.

3.3 Pledge under Foreign Law. To the extent that the pledge of the item of Collateral is governed by the laws of a jurisdiction other than a state of the United States, Debtor shall, in lieu of compliance with the other provisions of this Section 3, enter into such agreements and documents as are reasonably necessary to accomplish the pledge of such Collateral to Lender.

3.4 Voting. Provided that no Event of Default has occurred and is continuing, Debtor shall have the right to exercise all voting rights and other consensual rights and powers with respect to the Collateral for any purpose not inconsistent with the terms of this Pledge Agreement and the other Loan Documents; provided, however, that (a) Debtor shall not exercise any such right or power if, in Lender’s discretion, such action would have an adverse effect on the value of the Collateral or impair or otherwise adversely affect the security interest or other rights of the Lender under this Pledge Agreement; and (b) Debtor shall not be permitted to trade, invest, or sell the Financial Assets (as such term is defined in Division 8 of the UCC) without the prior written consent of the Lender.

4. DISPOSITION OF COLLATERAL REVENUES.

4.1 Delivery to Debtor; No Event of Default. Provided that no Event of Default has occurred and is continuing, the Collateral Revenues shall be retained by Debtor to the extent provided in Section 4.3 below.

4

STOCK PLEDGE AGREEMENT

4.2 Occurrence of Event of Default. If an Event of Default has occurred and is continuing, the Lender shall have the right to hold and apply the Collateral Revenues as provided below.

4.3 Payment of Cash Dividends and Interest. Provided that no Default or Event of Default shall have occurred and be continuing, Debtor shall be entitled to receive all cash dividends and interest payable in connection with the Collateral, except for the following, which are referred to as “Liquidation Dividends,” for (a) cash dividends paid or payable in respect of any Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus, or paid-in capital of the issuer of such Collateral; and (b) cash paid, payable, or otherwise distributed in respect of principal of, or in redemption of, or in exchange for, any Collateral. If at any time and for any reason Debtor receives any Collateral Revenues other than those that Debtor is entitled to receive under this Section 4.3, Debtor (i) shall immediately deliver such Collateral Revenues to the Lender in the original form received by Debtor; (ii) shall execute and deliver to the Lender such documents of transfer respecting such Collateral Revenues as the Lender may require, including an endorsement in blank of any certificate evidencing such Collateral Revenues; (iii) shall not commingle such Collateral Revenues with any of Debtor’s other funds or property; and (iv) shall hold such Collateral Revenues separate and apart from Debtor’s other funds and property in an express trust for Lender until paid or delivered to the Lender. Notwithstanding the foregoing, to the extent that the Lender holds a Foreign Subsidiary Certificate which reflects an Excess Equity Interest, Lender may receive and collect all Liquidation Dividends payable in connection with the entire Foreign Subsidiary Certificate. Lender shall refund to Debtor any Liquidation Dividends allocable to the Excess Equity Interest.

5. COVENANTS REPRESENTATIONS AND WARRANTIES.

5.1 Debtor’s Covenants. Notwithstanding anything to the contrary contained in the other Loan Documents (and subject to Section 15.11 below), Debtor hereby covenants and agrees that during the term hereof and until all Obligations are fully paid and performed:

(a) Intentionally Omitted.

(b) Further Assurances. Debtor shall deliver to Lender promptly or ensure that Lender promptly receives (i) all Collateral that Debtor is obligated to deliver to the Lender under Section 3.1 above; (ii) all financing statements and all other documents that Lender deems necessary or desirable to evidence the transfer and pledge of the Collateral to Lender as provided in this Pledge Agreement; (iii) except as otherwise expressly provided in this Pledge Agreement, all Collateral Revenues; (iv) such specific acknowledgments, assignments, stock or bond powers, Regulation U Statement of Purpose forms, and other documents as the Lender may request relating to the Collateral; and (v) copies of records and other reports relating to the Collateral in such form and detail and at such times as the Lender may from time to time require.

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STOCK PLEDGE AGREEMENT

(c) Changes in Collateral. Debtor shall give prompt notice to Lender of any threatened or asserted dispute or claim with respect to the Collateral, which could reasonably be expected to materially and adversely affect the Collateral.

(d) Subsidiaries. If there is a material recapitalization or restructure or acquisition of the equity interest in any Subsidiaries of Debtor, Debtor shall take such action as is necessary so that Lender shall have and retain (i) 100% of the equity interest in all domestic Material Subsidiaries wholly-owned by Debtor and organized under the laws of the United States or any state or jurisdiction thereof, and (ii) 65% of the equity interests of any First Tier Foreign Subsidiary.

(e) Perfection. From time to time upon Lender’s request, Debtor (i) shall execute and deliver to Lender, and give, file or record, at Debtor’s expense, all notices and other documents that Lender deems necessary or appropriate in order for the Lender to maintain a first priority (subject to Liens (including tax liens) in favor of any Governmental Authority which pursuant to statute or law creating such Lien and other applicable law, have priority over any Lien granted under this Pledge Agreement) perfected security interest in the Collateral; and (ii) shall perform such other acts, and execute and deliver to Lender such additional assignments, agreements, instruments and other documents, as Lender may request in connection with the administration and enforcement of this Pledge Agreement or the Lender’s exercise of any or all of its rights, powers and remedies under this Pledge Agreement.

(f) Litigation Cooperation. Debtor, at its expense, shall appear in and defend any action or proceeding which may materially and adversely affect Debtor’s title to all or part of the Collateral or Lender’s security interest in the Collateral.

(g) Changes. Without prior written notice to Lender, Debtor will not change its name, mailing address, or its state of incorporation.

5.2 Debtor’s Representations. Debtor represents and warrants to Lender as follows:

(a) Ownership of Collateral. Debtor is the sole legal and beneficial owner of the Collateral, free and clear of all Liens, except for the security interest in favor of Lender under this Pledge Agreement and Permitted Liens currently existing in favor of any foreign governmental authority, which to the best of Debtor’s knowledge do not currently exist.

(b) Status of Collateral. All of the Collateral consisting of securities has been duly and validly issued and is fully paid for and non-assessable. Except for Collateral that Debtor has previously disclosed to Lender as “restricted securities” or securities held by an “affiliate” (as such terms are defined in Rule 144 under the Securities Act of 1933, as amended), including Collateral consisting of the stock of any subsidiary of Debtor, or as may be specifically stated to the Lender in writing prior to the date of this Pledge Agreement, all of the Collateral is transferable without prior notice to, or approval or consent from, any person or governmental or regulatory authority, and there exists no condition or restriction or restrictive legend to or affecting the transfer of the Collateral.

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STOCK PLEDGE AGREEMENT

(c) Authority to Pledge. Debtor has full rights and authority to pledge the Collateral in the manner hereby specified; and (except for approvals which have already been obtained) no consent of any governmental body or regulatory authority is necessary for the rights created hereunder to be valid.

(d) Continuing Warranties. Debtor’s warranties and representations set forth in this Section 5 and in any exhibit hereto shall be true and correct at the time of execution of this Pledge Agreement by Debtor and at the time Debtor requests or receives any advance under the Credit Agreement.

(e) Subsidiaries. The assets described in Exhibit A as of the time of this Pledge Agreement are all of the issued and outstanding equity interests of the entities described therein, except with respect to any First Tier Foreign Subsidiaries in which case they are only 65% of such issued and outstanding equity interests.

(f) Warranties and Representations Cumulative. The warranties, representations and agreements set forth herein shall be cumulative and in addition to any and all other warranties, representations and agreements which Debtor shall give, or cause to be given, to Lender, either now or hereafter.

6. DUTY OF LENDER TO COOPERATE WITH READJUSTMENTS. Lender agrees to cooperate with Debtor to maintain the percentage interests set forth in 3.1(a) by adjusting the number of equity interests pledged hereunder in the event there is a recapitalization, restructure or acquisition of equity interests by Debtor relating to any of its Subsidiaries.

7. EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an Event of Default under this Pledge Agreement, at the option of the Lender.

7.1 Breach of Pledge Agreement. (i) Any representation or warranty hereunder proves to have been incorrect in any material respect when made or deemed made, (ii) Debtor breaches any provision of this Pledge Agreement which cannot be cured or (iii) the breach by Debtor of any other provision of this Pledge Agreement that remains uncured for a period of thirty (30) days.

7.2 Breach of Other Agreements. The occurrence and continuance of an Event of Default under the Credit Agreement.

7.3 Lien Priority. Lender shall cease to have a valid and perfected first priority (subject to Permitted Liens in favor of any Governmental Authority which pursuant to statute or law creating such Lien and other applicable law, have priority over the Lien granted in this Pledge Agreement) lien upon any material item of the Collateral purported to be covered by such security interest.

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7.4 Seizure of Assets. If all or any material item(s) of the Collateral is attached, seized, subjected to a writ or distress warrant, or is levied upon and such action could reasonably be expected to cause a Material Adverse Effect.

8. LENDER’S RIGHTS AND REMEDIES ON DEFAULT. The exercise of remedies hereunder shall be made by Lender upon the terms and conditions contained herein. If an Event of Default shall have occurred and be continuing and has not been cured or waived in accordance with the terms hereof or the Credit Agreement, Lender shall have the following rights and powers and may, at Lender’s option, without notice of its election and without demand to the extent permitted by Section 8.3 of the Credit Agreement, do any one or more of the following (in addition to the rights and remedies permitted under the Credit Agreement), all of which are hereby authorized by Debtor:

8.1 UCC Rights. The Lender shall have all of the rights and remedies of a secured party under the UCC and under all other applicable laws.

8.2 Intentionally Omitted.

8.3 Intentionally Omitted.

8.4 Assembly of Collateral. The Lender may require Debtor to assemble the Collateral and make it available to the Lender at a place designated by the Lender.

8.5 Possession of Collateral. Lender, without a breach of the peace, may enter any of the premises of Debtor and search for, take possession of, remove, keep or store any or all of the Collateral. If the Lender seeks to take possession of any or all of the Collateral by court process, Debtor irrevocably and unconditionally agrees that a receiver may be appointed by a court for such purpose without regard to the adequacy of the security for the Obligations.

8.6 Foreclose on Collateral. Lender shall have the right to sell and dispose of the Collateral, or any part thereof, at public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery, and at such price or prices as the Lender may deem satisfactory. Lender may be the purchaser of any or all of the Collateral so sold at any public sale (or, if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations, at any private sale) and thereafter hold the same, absolutely free from any right or claim of whatsoever kind. Lender is authorized, at any such sale, if it deems it advisable so to do, to restrict the prospective bidders or purchasers of any of the Collateral to persons who will represent and agree that they are purchasing for their own account for investment, and not with a view to the distribution or sale of any of the Collateral. Upon any such sale the Lender shall have the right to deliver, assign, and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the Collateral so sold free from any claim or right of whatsoever kind of Debtor or any other Person, including any equity or right of redemption of Debtor, who, to the extent permitted by law, specifically waives any now existing or hereafter acquired rights of

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redemption, stay or appraisal. Lender shall give Debtor: (i) ten (10) days written notice of its intention to make any such public or private sale; or (ii) two (2) days notice of any sale at a broker’s board or on a securities exchange. Such notice, in case of a public sale, shall state the time and place fixed for such sale, and, in case of sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or the portion thereof being so sold, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Lender may fix in the notice of such sale. At any such sale the Collateral may be sold in one lot as an entirety or in separate parcels, as the Lender may determine. Lender shall not be obligated to make any such sale pursuant to any such notice. Lender may, without notice or publication, postpone any public or private sale or cause the same to be postponed from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so postponed. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Lender until the selling price is paid by the purchaser thereof, but the Lender shall not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice. To the extent that Lender holds any Foreign Subsidiary Certificate which reflects an Excess Equity Interest, Lender may foreclose on such certificate in any manner permitted by applicable law or as specified in this Section 8 as regards any item of Collateral. Upon any sale of such Certificate, Lender will release to Debtor any consideration received in return for the sale of the Excess Equity Interest.

8.7 Judicial Action. Lender, in its discretion, may proceed by a suit or suits at law or in equity to foreclose its security interests in the Collateral under a judgment or decree of a court or courts of competent jurisdiction. Debtor agrees that any disposition of Collateral by way of a private placement or other method which, in the opinion of the Lender, is required or advisable under federal and state securities laws is commercially reasonable.

8.8 Collateral Revenues. Debtor’s rights, if any, to receive any Collateral Revenues shall automatically cease, and all Collateral Revenues shall be paid to the Lender. Any and all Collateral Revenues received by the Lender may be retained by the Lender as additional Collateral or, in the Lender’s discretion, may be applied toward the satisfaction of the Obligations. In such event the Lender shall have the right and power to receive, endorse and collect all checks and other orders for payment of money made payable to Debtor representing any dividend or other distribution payable or distributable in respect of any Collateral.

8.9 Information. Without limiting the generality of this Section 8, it shall conclusively be deemed to be commercially reasonable for the Lender to direct any prospective purchaser of any or all of the Collateral to Debtor to ascertain all information concerning the status of the Collateral.

8.10 Commercially Reasonable Actions by Lender. Debtor acknowledges that it may be impracticable or extremely difficult to effect a public sale of all or part of the Collateral

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by reason of certain restrictions contained in state and federal securities laws, as now or hereafter in effect. Because of such restrictions, and without limiting the generality of this Section 8, it shall conclusively be deemed to be commercially reasonable for the Lender to do any or all of the following:

(a) To resort to one or more private sales to a single purchaser or a restricted group of purchasers who may be obligated to agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof; and

(b) To impose restrictions and conditions with respect to (i) the ability of a purchaser or bidder to bear the economic risk of an investment in the Collateral; (ii) the knowledge and experience of business and financial matters of a purchaser or bidder; (iii) the access of a purchaser or bidder to information regarding the Collateral; and (iv) such other matters as the Lender determines to be necessary or advisable to comply with any state or federal securities laws.

8.11 No Registration Required. Debtor acknowledges that some or all of the conditions and restrictions which may be imposed by the Lender pursuant to Section 8.10 above may result in reduced proceeds being received upon the sale of the Collateral than would otherwise have been obtained. Lender shall have no obligation to delay the sale of any or all of the Collateral for the period of time necessary to permit registration by the issuer of any securities comprising the Collateral, even if such registration would be possible under applicable state and federal securities law.

8.12 Other Procedures. Lender’s disposition of any or all of the Collateral in any manner which differs from the procedures specified in this Section 8 shall not be deemed to be commercially unreasonable.

8.13 Foreclosure. If the Lender has reduced its claims for breach of any of the obligations to judgment, the lien of any levy which may be made on any or all of the Collateral by virtue of any execution based upon such judgment shall relate back to the date of the Lender’s perfection of its security interest in such Collateral. A judicial sale pursuant to such execution shall constitute a foreclosure of the Lender’s security interest by judicial procedure, and the Lender may purchase at such sale and thereafter hold the Collateral free of all rights of Debtor therein.

8.14 Discharge Claims. Lender may discharge claims, demands, liens, security interests, encumbrances and taxes affecting any or all of the Collateral and take such other actions as the Lender determines to be necessary or appropriate to protect the Collateral and the Lender’s security interest therein. Lender, without releasing Debtor or any other Person from any of the Obligations, may perform any of the Obligations in such manner and to such extent as the Lender determines to be necessary or appropriate to protect the Collateral and the Lender’s security interest therein,

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8.15 Proceeds of Sale. The proceeds of any sale or disposition of the Collateral by the Lender shall be applied in the following order of priority:

(a) First, to all liabilities, obligations, costs, and expenses, including reasonable attorneys’ fees and costs, incurred by the Lender in exercising any of its rights or remedies under this Pledge Agreement, including the costs and expenses of retaking, holding, and selling any or all of the Collateral;

(b) Second, to the payment of the Obligations in such order and amounts as the Lender may determine in its discretion as more fully set forth in the Credit Agreement;

(c) Third, to (i) the satisfaction of indebtedness secured by any subordinate security interest in the Collateral if written demand therefor is received by the Lender before distribution of any such proceeds; and (ii) to the satisfaction of any subordinate attachment lien or execution lien pursuant to subdivision (b) of Section 701.040 of the Code of Civil Procedure if notice of the levy of attachment or execution is received by the Lender before distribution of any such proceeds. If requested by the Lender, the holder of a subordinate security interest in the Collateral shall furnish the Lender with proof of its interest in the Collateral acceptable to the Lender, and unless such holder does so, the Lender shall have no obligation to comply with such holder’s demand; and

(d) Fourth, the surplus, if any, shall be paid to Debtor.

8.16 Voting Rights. Lender may exercise any or all warrants, options, conversion rights, puts, calls, voting rights, and other rights with respect to any or all of the Collateral (collectively the “Voting and Stock Rights”) in such manner and to such extent as the Lender in its discretion determines to be necessary or appropriate, and Debtor’s rights and authority to exercise the Voting and Stock Rights shall automatically terminate upon the occurrence and during the continuance of an Event of Default. Notwithstanding anything to the contrary contained in this Pledge Agreement, the Lender shall have no obligation to exercise any or all Voting and Stock Rights, and the Lender shall have no liability or responsibility of any kind to Debtor or any other party for the Lender’s exercise or delay or failure to exercise any or all of the Voting and Stock Rights. In connection with the Lender’s exercise of any or all of the Voting and Stock Rights, the Lender shall have the right (a) to deposit or surrender control of any or all of the Collateral to any third Person; (b) to accept other property in exchange for the Collateral; and (c) to take such other actions as the Lender in its discretion determines to be necessary or appropriate.

9. LIABILITY FOR DEFICIENCY. Debtor shall at all times remain liable for any deficiency remaining on the Obligations, and is liable after any disposition of any or all of the Collateral and after the Lender’s application of any proceeds to the Obligations.

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10. POWER OF ATTORNEY. Debtor irrevocably (until the Obligations are paid in full and the Revolving Commitments have been terminated) appoints the Lender, with full power of substitution, as Debtor’s attorney-in-fact, coupled with an interest, with full power, in the Lender’s own name or in the name of Debtor:

10.1 At any time after the occurrence and during the continuation of an Event of Default, to do any or all of the following:

(a) Endorse any checks, drafts, money orders, notes, and other instruments or documents representing or evidencing the Collateral;

(b) Pay or discharge claims, demands, liens, security interests, encumbrances, or taxes affecting or threatening the Collateral;

(c) Receive payment of all Collateral Revenues;

(d) Commence, prosecute or defend any suit, action or proceeding relating to any or all of the Collateral;

(e) Instruct any accountant or other third Person having custody or control of any Collateral Records to deliver such records to the Lender; and

(f) Sell, transfer, pledge, make any agreement with respect to, or otherwise deal with the Collateral as though the Lender were the owner thereof for all purposes.

10.2 To execute any security agreement, assignment, notice, and all other documents which the Lender, in its discretion, determines to be necessary or appropriate in order to (a) perfect or maintain the Lender’s security interest in the Collateral; (b) exercise any or all of the Lender’s rights under this Pledge Agreement; or (c) to consummate or effectuate any of the transactions contemplated by this Pledge Agreement.

11. WAIVERS. Debtor hereby waives presentment, demand for payment, protest, notice of demand, dishonor, protest and nonpayment, and all other notices and demands in connection with the delivery, acceptance, performance, default under, and enforcement of the Obligations. Debtor waives the right to assert any statute of limitations as a defense to the enforcement of any of the Obligations to the fullest extent permitted by law. Debtor hereby irrevocably waives, to the fullest extent permitted by law, all defenses in the nature of suretyship that at any time may be available in respect of Debtor’s obligations hereunder by virtue of any statute of limitations, valuation, stay, moratorium law or other similar law now or hereafter in effect.

12. CUMULATIVE REMEDIES. The Lender’s rights and remedies under this Pledge Agreement are cumulative with and in addition to all other rights and remedies which the Lender may have in connection with the Loans. The Lender may exercise any one or more of its rights and remedies under this Pledge Agreement at the Lender’s option and in such order as the Lender may determine in its discretion. The Lender may exercise its rights under this Pledge Agreement from time to time and at such times as the Lender may determine.

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13. ACTIONS. The Lender shall have the right, but not the obligation, to commence, appear in, or defend any action or proceeding which affects or which the Lender determines may affect (a) the Collateral; (b) Debtor’s or the Lender’s rights or obligations under the Loan Documents; (c) Debtor’s or the Lender’s rights under this Pledge Agreement; or (d) the Loans.

14. INDEMNITY. Debtor agrees to defend, indemnify and hold harmless Lender, and its respective officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party related to or in connection with the transactions contemplated by this Pledge Agreement or the Collateral, and (b) all losses or expenses in any way suffered, incurred, or paid by Lender as a result of or in any way arising out of, following or consequential to the transactions between Lender and Debtor under this Pledge Agreement or the Collateral (including without limitation, reasonable attorneys fees and reasonable expenses), except for losses arising from or out of Lender’s gross negligence or willful misconduct.

15. GENERAL.

15.1 Taxes and Other Expenses Regarding the Collateral. If Debtor fails to pay promptly when due to any person or entity monies which Debtor is required to pay by reason of any provision in this Pledge Agreement, Lender may, but need not, pay the same and charge Debtor’s account therefor, and Debtor shall promptly reimburse Lender therefor. Any payments made by Lender shall not constitute: (a) an agreement by Lender to make similar payments in the future, or (b) a waiver by Lender of any default under this Pledge Agreement. Lender need not inquire as to, or contest the validity of, any such expense, tax, security interest, encumbrance or lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

15.2 Notices. Any notice, demand or request required hereunder shall be made in the manner set forth in the Credit Agreement.

15.3 Release of Collateral. Lender shall promptly file UCC termination statements and any other instruments as necessary upon any Disposition by Debtor of any items or item of Collateral, to the extent such Disposition is permitted under the Credit Agreement.

15.4 Termination. At such time as Debtor shall completely satisfy all of the Obligations secured hereunder, this Pledge Agreement shall terminate and Lender shall execute and deliver to Debtor all instruments as may be necessary or proper to reinvest in Debtor full title to the property assigned hereunder, subject to any disposition thereof which may have been made by Lender pursuant hereto.

15.5 Course of Dealing. No course of dealing, nor any failure to exercise, nor any delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

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15.6 Amendment. This Pledge Agreement may be modified only by a written agreement signed by Debtor and the Lender.

15.7 Agreement Binding; Assignment. This Pledge Agreement shall be binding and deemed effective when executed by Debtor and Lender. This Pledge Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Debtor may not assign this Pledge Agreement, or any rights hereunder without Lender’s prior written consent and any prohibited assignment shall be absolutely void. No consent to an assignment by Lender shall release Debtor from its obligations to Lender. Lender reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, Lender’s or such Lender’s rights and benefits hereunder to the extent and in the manner provided for in Section 9.04 of the Credit Agreement. In connection therewith, Lender may disclose all documents and information that Lender now has or hereafter may have relating to Debtor or Debtor’s business subject to Debtor’s reasonable confidentiality requirements.

15.8 Time of Essence. Time is of the essence of each provision of the Loan Documents.

15.9 Article and Section Headings. Article and section headings and article and section numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each article and section applies equally to this entire Pledge Agreement.

15.10 Construction. Neither this Pledge Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Lender or Debtor, whether under any rule of construction or otherwise. On the contrary, this Pledge Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

15.11 Conflict or Credit Agreement Modifications. To the extent that there is an explicit conflict between the terms of the Credit Agreement and this Pledge Agreement, the terms of the Credit Agreement shall control. Any future changes or modifications to the Credit Agreement, shall apply to and modify this Pledge Agreement, to the extent that such change or modification would reasonably be construed to apply, to this Pledge Agreement.

15.12 Performance of Covenants. Debtor shall perform all of its covenants under this Pledge Agreement at its sole cost and expense.

15.13 Term. This Pledge Agreement shall continue in full force and effect as long as any of the Obligations are outstanding or until terminated by written agreement of the Lender.

15.14 Severability. Each provision of this Pledge Agreement shall be severable from every other provision of this Pledge Agreement for the purpose of determining the legal

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enforceability of specific provision. Without limiting the generality of the preceding sentence, if the Lender’s security interest in any part of the Collateral is held to be unlawful, void, voidable or unenforceable for any reason, such defect shall in no way affect the validity or enforceability of the remaining terms and conditions of this Pledge Agreement.

15.15 No Third Party Beneficiaries. The Loan Documents are entered into for the sole protection and benefit of Lender and Debtor, as applicable, and their respective permitted successors and assigns. No other Person shall have any rights or causes of action under the Loan Documents.

15.16 Counterparts. This Pledge Agreement may be executed in two or more counterparts, each of which is deemed an original but all of which together shall constitute the same instrument.

15.17 No Waiver By Lender. No waiver by the Lender or any of its rights or remedies in connection with the Obligations or any of the terms and conditions of the Loan Documents shall be effective unless such waiver is in writing and signed by the Lender.

15.18 Article 8 Opt Out. No Debtor shall take any action to cause any membership interest, partnership interest, or other equity interest issued by it or any of its Subsidiaries to be or become a “security” within the meaning of, or to be governed by Article 8 of the UCC as in effect under the laws of any state having jurisdiction and shall not itself, and shall not cause or permit any of its Subsidiaries to, “opt in” or to take any other action seeking to establish any such membership interest, partnership interest or other equity interest as a “security” or to become certificated unless certificates evidencing such membership interest, partnership interest or other equity interest are pledged and delivered to the Lender, together with all assignments separate from certificate and other documents as the Lender shall reasonably request.

15.19 Choice of Law. The validity of this Pledge Agreement, its construction, interpretation and enforcement, and the rights of the parties hereunder and concerning the Collateral, shall be determined under, governed by and construed in accordance with the laws of the State of California. The parties agree that all actions or proceedings arising in connection with this Pledge Agreement shall be tried and litigated only in the state courts or federal courts located in the city and county of San Francisco, California.

16. AMENDMENT. This Pledge Agreement may be modified only by a written agreement signed by Debtor and Lender.

17. ADDITIONAL WAIVERS OF DEBTOR. Notwithstanding the rights given to Debtor pursuant to California Civil Code Sections 1479 and 2822 (and any amendments or successors thereto), to designate how payments will be applied, Debtor irrevocably waives such rights, and the Lender shall have the right in its discretion to determine the order and method of the application of payments received from Debtor or from the sale or disposition of the Collateral

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and to revise such application prospectively or retroactively at its discretion (notwithstanding any entry by the Lender on its books). Debtor waives any right to require the Lender (a) to proceed against any Person; (b) to exhaust any Collateral; or (c) to pursue any remedy in the Lender’s power in any order or whatsoever.

18. ENTIRE AGREEMENT. The Loan Documents contain the entire agreement between the Lender and Debtor concerning the subject matter of the Loan Documents and supersede all prior and contemporaneous agreements, statements, understandings, terms, conditions, representations and warranties, whether oral or written, made by the Lender or Debtor concerning the Loans.

[Signature page follows]

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STOCK PLEDGE AGREEMENT

All terms and conditions set forth in the Exhibits and any Addendum(s) attached to this Pledge Agreement are incorporated by this reference.

ADESTO TECHNOLOGIES CORPORATION, a California corporation, as a Debtor	ARTEMIS ACQUISITION LLC, a California limited liability company, as a Debtor

By:	By Adesto Technologies Corporation, as sole member and manager of Artemis Acquisition LLC
Name:
Its:
By:
Name:
Its:

OPUS BANK, as Lender

By:
Name:
Its:

17

Exhibit A

This Exhibit is attached to and made a part of the Security and Pledge Agreement (Stock, Membership Interests, Partnership Interests) dated as of April 30, 2015.

Debtor	Number of Shares or Description of Other Assets Held as Collateral	Issuer’s Name and Address	Jurisdiction of Formation	Par Value	Identification No.
*	*	Artemis Acquisition LLC	*	*	*
*	*	Adesto Technologies France	*	*	*
*	*	Adesto Technologies UK Limited	*	*	*
*	*	Adesto Technologies Corporation Limited	*	*	*

*	Confidential Treatment Requested

EXHIBIT B

CONSENT OF COMPANY

[NAME OF COMPANY], a company orgainized under the laws of the [Name of Foreign Jurisdiction] (“Company”), hereby consents to the collateral assignment by [ADESTO TECHNOLOGIES CORPORATION] [ARTEMIS ACQUISITION LLC] (“Debtor”) of all of its right, title and interest in 65% of all shares in Company to Opus Bank, as Lender (“Lender”) under that certain Credit Agreement dated as of April 30, 2015 (as amended from time to time, the “Credit Agreement”), subject to the terms and conditions of the Stock Pledge Agreement (as defined in the Credit Agreement) of even date therewith and agrees to be bound by the terms of the Stock Pledge Agreement to which this consent is attached and the other Loan Documents.

Company hereby agrees that upon delivery to it by Lender of one or more stock certificates which reflect an equity interest in Company in excess of 65% Company will promptly issue and deliver within ten (10) days thereafter to Lender one or more replacement certificates, which will in aggregate reflect no more than 65% of the equity interest in Company.

COMPANY:

[NAME OF COMPANY]

By.
Name:
Title:

CONSENT OF COMPANY

[NAME OF COMPANY], a                      corporation (“Company”), hereby consents to the collateral assignment by [ADESTO TECHNOLOGIES CORPORATION] [ARTEMIS ACQUISITION LLC] (“Debtor”) of all of its right, title and interest in 100% of all shares in Company to OPUS BANK, as as Lender (“Lender”) under that certain Credit Agreement dated as of April     , 2015 (as amended from time to time, the “Credit Agreement”), subject to the terms and conditions of the Stock Pledge Agreement (as defined in the Credit Agreement) of even date therewith and agrees to be bound by the terms of the Stock Pledge Agreement to which this consent is attached and the other Loan Documents.

COMPANY:

[NAME OF COMPANY]

By.
Name:
Title:

EXHIBIT I

FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT

Credit Agreement	I-1

Form of Intellectual Property Security Agreement

INTELLECTUAL PROPERTY SECURITY AGREEMENT

Dated as of April 30, 2015

From

ADESTO TECHNOLOGIES CORPORATION

and

ARTEMIS ACQUISITION LLC,

as Debtors,

to

OPUS BANK,

as Lender and Secured Party

INTELLECTUAL PROPERTY SECURITY AGREEMENT

THIS INTELLECTUAL PROPERTY SECURITY AGREEMENT (“IP Security Agreement”) is made as of April 30, 2015 by and between ADESTO TECHNOLOGIES CORPORATION, a California corporation (“Adesto”), ARTEMIS ACQUISITION LLC, a California limited liability company (“Artemis”, and, together with Adesto, collectively, the “Debtor”), and OPUS BANK, a California commercial bank (“Opus” or “Lender”) as Lender under that certain Credit Agreement of even date herewith among Debtors and Lender (the “Credit Agreement”).

RECITALS

A. Concurrently herewith Debtor is entering into the Credit Agreement pursuant to which Lender shall provide Debtor with a senior term loan facility (the “Facility”).

B. It is a prerequisite to the Lender entering into the Credit Agreement that Debtor enters into this IP Security Agreement and grants to the Lender, the security interest hereafter provided to secure the Obligations.

C. Debtor as owner of the assets encumbered hereby, desires to enter into this IP Security Agreement to secure payment and performance of the Obligations.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1.	DEFINITIONS.

For purposes of this IP Security Agreement, the following terms shall have the meanings specified below. In addition terms not defined below that are defined in Division 8 or Division 9 of the UCC or in the Credit Agreement shall have the meaning specified therein.

1.1 Bankruptcy Code. The term “Bankruptcy Code” shall mean the Bankruptcy Reform Act of 1978 (11 U.S.C. § 101-1330) as amended and as hereafter modified.

1.2 Collateral. The term “Collateral” shall mean:

(a) The Intellectual Property Collateral;

(b) All Proceeds thereof; and

INTELLECTUAL PROPERTY SECURITY AGREEMENT

(c) All of the Debtor’s Books relating thereto.

Notwithstanding the foregoing, the terms “Collateral” and “Intellectual Property Collateral” shall not include any General Intangibles of the Debtor (whether owned or held as licensee or lessee or otherwise) to the extent that the granting of a security interest therein would be contrary to applicable law or create a default under any agreement governing such property, right or license (but solely to the extent that such restrictions are enforceable as a matter of law).

1.3 Copyrights. The term “Copyrights” shall mean any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held, including without limitation those set forth on Exhibit A attached hereto, and all renewals of the foregoing.

1.4 Debtor’s Books. The term “Debtor’s Books” shall mean all of Debtor’s books and records including, but not limited to: minute books; ledgers, records indicating, summarizing or evidencing Debtor’s assets, liabilities, the Collateral, the Obligations, and all information relating thereto; records indicating, summarizing or evidencing Debtor’s business operations or financial condition; and all computer programs, disc or tape files, printouts, runs, and other computer prepared information and the equipment containing such information.

1.5 Intentionally Omitted.

1.6 Event of Default. The term “Event of Default” shall have the meaning given to such term in Section 9 of this IP Security Agreement.

1.7 Intellectual Property Collateral. The term “Intellectual Property Collateral” shall mean all of the following assets now owned or hereafter acquired:

(a) Copyrights, Trademarks, Patents, and Mask Works;

(b) Licenses or other rights to use any of the Copyrights, Patents, Trademarks, or Mask Works, and all license fees and royalties arising from such use to the extent permitted by such license or rights;

(c) Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

(d) Any and all design rights which may be available to Debtor now or hereafter existing, created, acquired or held;

INTELLECTUAL PROPERTY SECURITY AGREEMENT

(e) Any and all claims for damages by way of past, present and future infringement of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

(f) All domain names of Debtor, including without limitation those listed on Exhibit D;

(g) All amendments, renewals and extensions of any of the Copyrights, Trademarks, Patents, or Mask Works;

(h) All contracts and contract rights relating to any of the foregoing; and

(i) All Proceeds of the foregoing.

1.8 IP Priority Liens. The term “IP Priority Liens” shall mean and refer to (i) Liens on any imbedded software in any equipment, the purchase price and related acquisition costs of such equipment which are financed by third-party lenders or lessors as permitted by the Credit Agreement; (ii) Liens in existence on the date any asset becomes Collateral, to the extent such Lien is Permitted by the Credit Agreement, subject to such Lien; (iii) Liens (including tax Liens) in favor of any Governmental Authority, which pursuant to the statute or law and other applicable law creating such Lien, have priority over Liens granted under this IP Security Agreement; (iv) the Liens set forth on Exhibit E hereto and (v) Liens permitted under Section 7.02(i) of the Credit Agreement and clauses (c), (d), (e), (i) and (k) of the definition of “Ordinary Course Liens” in the Credit Agreement.

1.9 IP Security Agreement. The term “IP Security Agreement” shall mean this IP Security Agreement (any concurrent or subsequent rider to this IP Security Agreement) and any extensions, supplements, amendments or modifications to this IP Security Agreement and/or to any such rider.

1.10 Lender Expenses. The term “Lender Expenses” means all costs and expenses incurred by Lender which are subject to payment or reimbursement by Debtor pursuant to Section 10.03 of the Credit Agreement.

1.11 Lender. The term “Lender” shall have the meaning given to such term in the preamble to this IP Security Agreement.

1.12 Licenses. The term “Licenses” shall mean all licenses or other rights to use any intellectual property rights, including any of the Copyrights, Patents, Trademarks, or Mask Works, and all license fees and royalties arising from such use to the extent permitted by such license or right.

INTELLECTUAL PROPERTY SECURITY AGREEMENT

1.13 License Disposition. The term “License Disposition” shall mean in respect of any Intellectual Property Collateral which is material to Debtor (the “Material IP”) (i) the granting of an exclusive license across all or substantially all fields, uses or regions to any person or entity other than a majority-owned subsidiary of Debtor, (ii) the granting of any license that conveys directly or indirectly to any person or entity other than a majority-owned subsidiary of Debtor, all or substantially all of the economic value of such Material IP, or (iii) the abandonment by the Debtor of such Material IP.

1.14 Intentionally Omitted.

1.15 Intentionally Omitted.

1.16 Mask Works. The term “Mask Works” shall have the meaning provided in the Semiconductor Chip Protection Act of 1984 (17 U.S.C. §§ 901-914) and shall include, without limitation, all mask works or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired, including, without limitation those set forth on Exhibit D attached hereto.

1.17 Obligations. The term “Obligations” shall have the meaning set forth in the Credit Agreement.

1.18 Patents. The term “Patents” shall mean all patents, industrial design registrations, utility models, and like protections and grants and applications for the foregoing, including, without limitation, improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same, including without limitation the patents and patent applications set forth on Exhibit B attached hereto.

1.19 Proceeds. The term “Proceeds” shall have the meaning provided in the UCC including without limitation whatever is received upon the sale, lease, exchange, collection or other disposition of Collateral or proceeds, including, without limitation, proceeds of insurance covering the foregoing collateral, tax refunds, and any and all accounts, notes, instruments, chattel paper, equipment, money, deposit accounts, goods, or other tangible and intangible property of Debtor resulting from the sale or other disposition of the Collateral, and the proceeds thereof.

1.20 Trademarks. The term “Trademarks” shall mean any trademarks and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Debtor connected with and symbolized by such trademarks, including without limitation those set forth on Exhibit C attached hereto.

INTELLECTUAL PROPERTY SECURITY AGREEMENT

1.21 UCC. The term “UCC” shall mean the California Uniform Commercial Code, as presently in force and effect and any replacements therefore as and when such replacements become effective.

2.	GRANT OF SECURITY INTEREST.

As security for the prompt and complete payment and performance of all the Obligations, Debtor hereby grants to the Lender, a first priority security interest in all of Debtor’s right, title and interest in, to and under the Collateral, subject to IP Priority Liens. Notwithstanding the foregoing, the security interest granted herein shall not extend to, and the term “Collateral” shall not include, any General Intangibles of the Debtor (whether owned or held as licensee or lessee or otherwise) to the extent that the granting of a security interest therein would be contrary to applicable law or create a default under any agreement governing such property, right or license (but only if such restrictions are enforceable as a matter of law).

3.	AUTHORIZATION AND REQUEST.

Debtor authorizes and requests that the Register of Copyrights and the Commissioner of Patents and Trademarks record this IP Security Agreement or a version thereof.

4.	REPRESENTATIONS AND WARRANTIES.

In addition to the representations and warranties of Debtor set forth in the Credit Agreement, which are incorporated herein by reference, Debtor represents and warrants, and represents to Lender that:

4.1 Incorporation: Place of Business. Adesto is a corporation validly existing and in good standing under the laws of the State of California; Artemis is limited liability company validly existing and in good standing under the laws of the State of California; and Debtor’s chief executive office and principal place of business is located at 1250 Borregas Avenue, Sunnyvale, California 94089.

4.2 Title to Collateral. Except as specified on Schedule 4.2 hereto, Debtor has and at all times will have good, marketable and indefeasible title to the Collateral; except for any Intellectual Property Collateral which is being licensed by the Debtor or Collateral which is being leased by the Debtor, and as to such assets, Debtor has the appropriate rights to use such Collateral; the Collateral is and at all times shall remain free and clear of all Liens except for licenses granted by Debtor and except for IP Priority Liens.

4.3 Intellectual Property. All of Debtor’s U.S. patents and patent applications, registered copyrights, applications for copyright registration, trademarks, service marks and trade names (whether registered or unregistered), and applications for registration of such trademarks, service marks and trade names, are set forth in Exhibits A, B and C. Debtor represents that none of the Copyrights owned by it constitute a material asset of Debtor’s business. All of Debtor’s registered Mask Works are set forth in Exhibit D.

INTELLECTUAL PROPERTY SECURITY AGREEMENT

4.4 Domain Names. All of Debtor’s domain names are set forth in Exhibit D.

4.5 No Conflict. Performance of this IP Security Agreement does not conflict with or result in a breach of any agreement relating to the intellectual property of Debtor, except to the extent that certain intellectual property agreements prohibit the assignment of the rights thereunder to a third party without the licensor’s or other party’s consent and this IP Security Agreement constitutes a security interest.

4.6 IP Enforceability. To Debtor’s knowledge, each of the Patents is valid and enforceable, and no part of the Intellectual Property Collateral has been judged invalid or unenforceable, in whole or in part, and no claim has been made that any part of the Intellectual Property Collateral violates the rights of any third party.

4.7 Validity of Lien. This IP Security Agreement creates, and in the case of after acquired Intellectual Property Collateral, this IP Security Agreement will create at the time Debtor first has rights in such after acquired Intellectual Property Collateral, in favor of Lender a valid and perfected first priority security interest in the Intellectual Property Collateral in the United States securing the payment and performance of the Obligations which is senior to all other interests except for IP Priority Liens.

4.8 IP Registration. To its knowledge, except for, and upon, the filing with the United States Patent and Trademark office with respect to the Patents and Trademarks and the filing with the Register of Copyrights with respect to the Copyrights and Mask Works necessary to perfect the security interests created hereunder and except as been already made or obtained, no authorization, approval or other action by, and no notice to or filing with, any U.S. governmental authority of U.S. regulatory body is required either (i) for the grant by Debtor of the security interest granted hereby or for the execution, delivery or performance of this IP Security Agreement by Debtor in the U.S. or (ii) for the perfection in the United States or the exercise by Lender of its rights and remedies thereunder.

4.9 Complete. All information heretofore, herein or hereafter supplied to Lender by or on behalf of Debtor with respect to the Intellectual Property Collateral is accurate and complete in all material respects.

4.10 Continuing Warranties. Debtor’s warranties and representations set forth in this Section 4 and in any exhibit hereto shall be true and correct at the time of execution of this IP Security Agreement by Debtor and at the time of any request for advance and at the time of any advance under the Credit Agreement.

INTELLECTUAL PROPERTY SECURITY AGREEMENT

4.11 Warranties and Representations Cumulative. The warranties, representations and agreements set forth herein shall be cumulative and in addition to any and all other warranties, representations and agreements which Debtor shall give, or cause to be given, to Lender, either now or hereafter.

5.	COVENANTS.

So long as the Obligations, or any portion thereof, remains unsatisfied.

5.1 Change in Identity. Without prior notice to Lender, Debtor will not change Debtor’s name, or state of incorporation; or relocate Debtor’s principal place of business or chief executive office.

5.2 Intentionally Omitted.

5.3 Protection of IP. Debtor shall (i) protect, defend and maintain the validity and enforceability of the Intellectual Property Collateral that is material to the business of the Debtor, (ii) use commercially reasonable best efforts to detect infringements of the Intellectual Property Collateral that is material to the business of the Debtor and promptly advise Lender in writing of material infringements detected, and (iii) not allow any Intellectual Property Collateral to be abandoned, forfeited or dedicated to the public without the written consent of Lender, which shall not be unreasonably withheld, unless Debtor determines that reasonable business practices suggest that abandonment is appropriate.

5.4 Copyright Registration. Debtor shall promptly register the most recent version of any of Debtor’s Copyrights, which are material to the business of Debtor, if not already so registered.

5.5 New IP Filings. If and when Debtor shall obtain rights to any new patents, trademarks, service marks, trade names or material copyrights, or otherwise acquire or become entitled to the benefit of, or apply for registration of, any of the foregoing that is material to the business of the Debtor, Debtor (i) shall promptly notify Lender thereof and (ii) hereby authorizes Lender to modify, amend, or supplement the schedules attached hereto to reflect such fact and from time to time to include any of the foregoing and make all necessary or appropriate filings with respect thereto and to perfect Lender’s Lien thereon.

5.6 Notice to Lender. Debtor shall promptly advise Lender of any material adverse change in the composition of the Collateral, including but not limited to any subsequent ownership right of the Debtor in or to any Trademark, Patent, Copyright, or Mask Work specified in this IP Security Agreement that is material to the business of the Debtor. Upon any executive officer of Debtor obtaining actual knowledge thereof, Debtor will promptly notify Lender in writing of any event that materially adversely affects the value of any material

INTELLECTUAL PROPERTY SECURITY AGREEMENT

Intellectual Property Collateral, the ability of Debtor to dispose of any material Intellectual Property Collateral or of the rights and remedies of Lender in relation thereto, including the levy of any legal process against any of the Intellectual Property Collateral.

5.7 Intentionally Omitted.

5.8 Intentionally Omitted.

5.9 Further Assurances. Debtor shall, from time to time, execute and file such other instruments, and take such further actions as Lender may reasonably request from time to time to perfect or continue the perfection of Lender’s interest in the Intellectual Property Collateral.

6.	LENDER’S RIGHTS TO COMPEL ACTION.

Lender shall have the right, but not the obligation, to take, at Debtor’s sole expense, any actions that Debtor is required under this IP Security Agreement to take but which Debtor fails to take, after ten (10) days’ written notice to Debtor. Debtor shall reimburse and indemnify Lender for all reasonable costs and reasonable expenses incurred in the reasonable exercise of its rights under this Section 6.

7.	INSPECTION RIGHTS.

Not more often thane once per quarter unless an Event of Default exists, at any time during regular business hours and as often as reasonably requested upon reasonable notice, permit Lender, or any employee or representative thereof, to examine, audit and make copies and abstracts from Debtor’s records and books of account, including quality control records, relating to the Collateral and to visit and inspect its properties related thereto, and, upon request, furnish promptly to Lender true copies of all financial information and internal management reports made available to their senior management related to the Collateral. Notwithstanding any provision of this Agreement to the contrary, so long as no Event of Default shall have occurred and be continuing, Debtor shall not be required to disclose, permit the inspection, examination, photocopying or making extracts of, or discuss, any document, information or other matter that (i) constitutes non-financial trade secrets or non-financial proprietary information, or (ii) the disclosure of which to Lender, or their designated representative, is then prohibited by law or any agreement binding on Debtor that was not entered into by Debtor for the purpose of concealing information from the Lender. Debtor shall, however, furnish to Lender such information concerning Debtor’s Collateral as is reasonably necessary to permit Lender to perfect a security interest in such intellectual property; provided, however, nothing herein shall entitle Lender access to Debtor’s trade secrets and other proprietary information.

8.	FURTHER ASSURANCES: ATTORNEY IN FACT.

8.1 On a continuing basis, Debtor will, subject to any prior licenses, encumbrances and restrictions and prospective licenses, make, execute, acknowledge and deliver, and file and

INTELLECTUAL PROPERTY SECURITY AGREEMENT

record in the proper filing and recording places in the United States, all such instruments, including appropriate financing and continuation statements and collateral agreements and filings with the United States Patent and Trademark Office and the Register of Copyrights, and take all such action as reasonably requested by Lender, to perfect Lender’s security interest in all Intellectual Property Collateral and otherwise to carry out the intent and purposes of this IP Security Agreement, or for assuring and confirming to Lender the grant or perfection of a security interest in all Intellectual Property Collateral.

8.2 Debtor hereby irrevocably (until the Obligations are paid in full) appoints Lender as Debtor’s attorney-in-fact, with full authority in the place and stead of Debtor and in the name of Debtor, Lender or otherwise, from time to time in Lender’s discretion, upon Debtor’s failure or inability to do so, to take any action and to execute any instrument which Lender may deem necessary or advisable to accomplish the purposes of this IP Security Agreement, including:

(a) To modify, in its sole discretion, this IP Security Agreement without first obtaining Debtor’s approval of or signature to such modification by amending Exhibit A, Exhibit B, Exhibit C, and Exhibit D hereof, as appropriate, to include reference to any right, title or interest in any Copyrights, Patents, Trademarks or Mask Works acquired by Debtor after the execution hereof or to delete any reference to any right, title or interest in any Copyrights, Patents, Trademarks, or Mask Works in which Debtor no longer has or claims any right, title or interest; and

(b) To file, in its sole discretion, one or more financing or continuation statements and amendments thereto, relative to any of the Intellectual Property Collateral without the signature of Debtor where permitted by law.

9.	EVENTS OF DEFAULT.

The occurrence of any of the following shall constitute an Event of Default under this IP Security Agreement:

9.1 Breach of IP Security Agreement. (i) Any representation or warranty hereunder proves to have been incorrect in any material respect when made or deemed made, (ii) Debtor breaches any provision of this IP Security Agreement which cannot be cured, or (iii) the breach by Debtor of any other provision of this IP Security Agreement that remains uncured for a period of thirty (30) days.

9.2 Breach of Other Agreements. The occurrence and continuance of an Event of Default under the Credit Agreement as defined therein.

9.3 Lien Priority. Lender shall cease to have a valid and perfected first priority security interest upon any material item of the Collateral subject only to the IP Priority Liens.

INTELLECTUAL PROPERTY SECURITY AGREEMENT

9.4 Material Impairment. If there is a material impairment of the value of the Collateral.

9.5 Seizure of Assets. If all or any material item of Collateral is attached, seized, subjected to a writ or distress warrant, or are levied upon.

10.	REMEDIES.

The exercise of remedies hereunder shall be made by Lender upon the terms and conditions contained herein. If an Event of Default shall have occurred and be continuing and not been cured or waived in accordance with the terms hereof or the Credit Agreement, Lender shall have the following rights and powers and may, at Lender’s option, without notice of its election and without demand, to the extent permitted by Section 8.03 of the Credit Agreement, do any one or more of the following (in addition to the rights and remedies permitted under the Credit Agreement), all of which are authorized by Debtor:

10.1 UCC Rights. Lender shall have all of the rights and remedies of a secured party under the UCC and under all other applicable laws.

10.2 Intentionally Omitted.

10.3 Intentionally Omitted.

10.4 Protection of Collateral. Without notice to or demand upon Debtor or any guarantor, make such payments and do such acts as Lender considers necessary or reasonable to protect its security interest in the Collateral to pay, purchase, contest or compromise any encumbrance, charge or lien which in the opinion of Lender appears to be prior or superior to Lender’s security interest and to pay all expenses incurred in connection therewith.

10.5 Assembly of Collateral. Lender may require Debtor to assemble the Collateral and make it available to Lender at a place designated by Lender.

10.6 Possession of Collateral. If an Event of Default exists, Lender, without a breach of the peace, may enter any of the premises of Debtor and search for, take possession of, remove, keep or store any or all of the Collateral. If Lender seeks to take possession of any or all of the Collateral by court process, Debtor irrevocably and unconditionally agrees that a receiver may be appointed by a court for such purpose without regard to the adequacy of the security for the Obligations. Lender shall have the right to remain on Debtor’s premises or cause a custodian to remain thereon in exclusive control of such premises without charge for as long as Lender deems necessary in order to complete the enforcement of its rights under this IP Security Agreement. If Lender seeks possession of any or all of the Collateral by court process, Debtor irrevocably

INTELLECTUAL PROPERTY SECURITY AGREEMENT

waives (a) any bond and any surety or security relating thereto required by any statute, court rule or otherwise as an incident or condition to such possession; (b) any demand for possession prior to the commencement of any suit or action to recover possession; and (c) any requirement that Lender retain possession of and not dispose of such Collateral until after trial or final judgment.

10.7 License. Lender shall have a nonexclusive, royalty free license to use the Intellectual Property Collateral to the extent reasonably necessary to permit Lender to exercise its rights and remedies upon the occurrence of an Event of Default. All of Lender’s rights and remedies with respect to the Intellectual Property Collateral shall be cumulative.

11.	INDEMNITY.

Debtor agrees to defend, indemnify and hold harmless Lender and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party related to or in connection with the transactions contemplated by this IP Security Agreement or the Collateral, and (b) all losses or expenses in any way suffered, incurred, or paid by Lender as a result of or in any way arising out of, following or consequential to the transactions between Lender and Debtor under this IP Security Agreement or the Collateral (including without limitation, reasonable attorneys fees and reasonable expenses), except for losses arising from or out of Lender’s gross negligence or willful misconduct.

12.	GENERAL.

12.1 Taxes and Other Expenses Regarding the Collateral. If Debtor fails to pay promptly when due to any person or entity, monies which Debtor is required to pay by this IP Security Agreement, Lender may, but need not, pay the same and charge Debtor’s account therefor, and Debtor shall promptly reimburse Lender therefor. Any payments made by Lender shall not constitute; (a) an agreement by Lender to make similar payments in the future, or (b) a waiver by Lender of any default under this IP Security Agreement. Lender need not inquire as to, or contest the validity of, any such expense, tax, security interest, encumbrance or lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

12.2 Notices. All notices, demands, or requests from one party to another shall, unless otherwise specified herein, be made in the manner set forth in the Credit Agreement.

12.3 Intentionally Omitted.

12.4 Release of Collateral. Lender shall promptly file UCC termination statements and any other documents or instruments as necessary upon any Disposition by Debtor of any items or item of Collateral, to the extent such Disposition is permitted under the Credit Agreement.

INTELLECTUAL PROPERTY SECURITY AGREEMENT

12.5 Termination. At such time as the Obligations are paid in full, this Agreement shall terminate and Lender shall execute and deliver to Debtor all instruments as may be necessary or proper to reinvest in Debtor full title to the property assigned hereunder, subject to any disposition thereof which may have been made by Lender pursuant hereto.

12.6 Course of Dealing. No course of dealing, nor any failure to exercise, nor any delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

12.7 Intentionally Omitted.

12.8 Amendments. This IP Security Agreement may be amended only by a written instrument signed by both parties hereto.

12.9 Agreement Binding, Assignment. This IP Security Agreement shall be binding and deemed effective when executed by Debtor and Lender. This IP Security Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Debtor may not assign this Security Agreement or any rights hereunder without Lender’s prior written consent and any prohibited assignment shall be absolutely void. No consent to an assignment by Lender shall release Debtor from its obligations to Lender. Lender reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, Lender’s rights and benefits hereunder to the extent and in the manner provided for in Section 9.04 of the Credit Agreement. In connection therewith, Lender may disclose all documents and information that Lender now has or hereafter may have relating to Debtor or Debtor’s business, subject to Debtor’s reasonable confidentiality requirements.

12.10 Article and Section Headings. Article and section headings and article and section numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each article and section applies equally to this entire IP Security Agreement.

12.11 Construction. Neither this IP Security Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Lender or Debtor, whether under any rule of construction or otherwise. On the contrary, this IP Security Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

12.12 Performance of Covenants. Debtor shall perform all of its covenants under this IP Security Agreement at its sole cost and expense.

12.13 Term. This IP Security Agreement shall continue in full force and effect as long as any of the Obligations are outstanding.

INTELLECTUAL PROPERTY SECURITY AGREEMENT

12.14 Conflict or Credit Agreement Modifications. To the extent that there is an explicit conflict between the terms of the Credit Agreement and this IP Security Agreement, the terms of the Credit Agreement shall control. Any future changes or modifications to the Credit Agreement, shall apply to and modify this IP Security Agreement, to the extent that such change or modification would reasonably be construed to apply to this IP Security Agreement.

12.15 Severability. Each provision of this IP Security Agreement shall be severable from every other provision of this IP Security Agreement for the purpose of determining the legal enforceability of any specific provision.

12.16 Successors. This IP Security Agreement shall be binding upon and inure to the benefit of Debtor and the Lender and their respective permitted successors and assigns.

12.17 Counterparts. This IP Security Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute the same instrument.

13.	CHOICE OF LAW AND VENUE.

The validity of this IP Security Agreement, its construction, interpretation and enforcement, and the rights of the parties hereunder and concerning the Collateral, shall be determined under, governed by and construed in accordance with the laws of the State of California. The parties agree that all actions or proceedings arising in connection with this Security Agreement shall be tried and litigated only in the state courts or federal courts located in the city and county of San Francisco, California.

[SIGNATURE PAGES FOLLOW]

INTELLECTUAL PROPERTY SECURITY AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this IP Security Agreement on the day and year first above written.

ADESTO TECHNOLOGIES CORPORATION, a California corporation, as a Debtor	ARTEMIS ACQUISITION LLC, a California limited liability company, as a Borrower

By:	By: Adesto Technologies Corporation, as sole member and manager of Artemis Acquisition LLC
Name:
Its:
By:
Name:
Its:

OPUS BANK, as Lender

By:
Name:
Its:

INTELLECTUAL PROPERTY SECURITY AGREEMENT

Exhibit “A” attached to that certain IP Security Agreement dated April 30, 2015.

EXHIBIT A

COPYRIGHTS

None.

A-1

INTELLECTUAL PROPERTY SECURITY AGREEMENT

Exhibit “B” attached to that certain IP Security Agreement dated April 30, 2015.

EXHIBIT B

PATENTS

Adesto Owned and Issued Patents

Adesto Ref	Document	Title	Published

Adesto-1001	US7442605	Resistively switching memory	10/28/2008

Adesto-1002	US7829134	Method for producing memory having a solid electrolyte material region	11/9/2010

Adesto-1002	US8062694	Method for producing memory having a solid electrolyte material region	11/22/2011

Adesto-1003	US7737428	Memory component with memory cells having changeable resistance and fabrication method therefor	6/15/2010

Adesto-1004	US7718537	Method for manufacturing a CBRAM semiconductor memory	5/18/2010

Adesto-1005	US7483293	Method for improving the thermal characteristics of semiconductor memory cells	1/27/2009

Adesto-1006	US7511294	Resistive memory element with shortened erase time	3/31/2009

Adesto-1007	US7749805	Method for manufacturing an integrated circuit including an electrolyte material layer	7/6/2010

Adesto-1008	US7772614	Solid electrolyte memory element and method for fabricating such a memory element	8/10/2010 Abandoned

Adesto-1010	US7700398	Method for fabricating an integrated device comprising a structure with a solid electrolyte	4/20/2010

Adesto-1011	US7215568	Resistive memory arrangement	5/8/2007

Adesto-1011	US7561460	Resistive memory arrangement	7/14/2009

Adesto-1012	US7746683	NOR and NAND memory arrangement of resistive memory elements	6/29/2010

Adesto-1013	US7538411	Integrated circuit including resistivity changing memory cells	5/26/2009

Adesto-1014	US7655939	Memory cell, memory device and method for the production thereof	2/2/2010

Adesto-1015	US8115282	MEMORY CELL DEVICE AND METHOD OF MANUFACTURE	2/14/2012

Adesto-1016	US7515454	CBRAM cell and CBRAM array, and method of operating thereof	4/7/2009

B-1

INTELLECTUAL PROPERTY SECURITY AGREEMENT

Adesto-1017	US7658773	Method for fabricating a solid electrolyte memory device and solid electrolyte memory device	2/9/2010

Adesto-1019	US7888228	Method of manufacturing an integrated circuit, an integrated circuit, and a memory module	2/15/2011

Adesto-1020	US7732888	Integrated circuit, method for manufacturing an integrated circuit, memory cell array, memory module, and device	6/8/2010

Adesto-1021	US6946882	Current sense amplifier	9/20/2005

Adesto-1022	US7214587	Method for fabricating a semiconductor memory cell	5/8/2007 Abandoned

Adesto-1023	US7215564	Semiconductor memory component in cross-point architecture	5/8/2007 Abandoned

Adesto-1024	US7257014	PMC memory circuit and method for storing a datum in a PMC memory circuit	8/14/2007

Adesto-1025	US7277312	Integrated semiconductor memory with an arrangement of nonvolatile memory cells, and method	10/2/2007

Adesto-1026	US7327603	Memory device including electrical circuit configured to provide reversible bias across the PMC memory cell to perform erase and write functions	2/5/2008

Adesto-1026	US7715226	Memory device including electrical circuit configured to provide reversible bias across the PMC memory cell to perform erase and write functions	5/11/2010

Adesto-1027	US7337282	Memory system and process for controlling a memory component to achieve different kinds of memory characteristics on one and the same memory component	2/26/2008

Adesto-1028	US7368314	Method for fabricating a resistive memory	5/6/2008

Adesto-1029	US7372716	Memory having CBRAM memory cells and method	5/13/2008

ADTO-00101	US8107273	Integrated circuits having programmable metallization cells (PMCs) and operating methods therefor	1/31/2012

ADTO-01200	US7359236	Read, write and erase circuit for programmable memory devices	4/15/2008

ADTO-01201	US7483294	Read, write, and erase circuit for programmable memory devices	1/27/2009

ADTO-01300	US7514706	Voltage reference circuit using programmable metallization cells	4/7/2009

ADTO-01400	US7426131	Programmable memory device circuit	9/16/2008

Adesto-1009	US8531863	Method for operating an integrated circuit having a resistivity changing memory cell	9/10/2013

B-2

INTELLECTUAL PROPERTY SECURITY AGREEMENT

Adesto-1015US_CON	US8952493	MEMORY CELL DEVICE AND METHOD OF MANUFACTURE	2/10/2015

Adesto-1015US_DIV	US8420481	Memory cell device and method of manufacture	4/16/2013

Adesto-1018	US8268664	Methods of manufacturing a semiconductor device; Method of manufacturing a memory cell; Semiconductor device; Semiconductor processing device; Integrated circuit having a memory cell	9/18/2012

Adesto-0001CON	METHODS OF PROGRAMMING AND ERASING PROGRAMMABLE METALLIZATION CELLS (PMCs)	8625331	7-Jan-14

Adesto-0001DIV	METHODS OF PROGRAMMING AND ERASING PROGRAMMABLE METALLIZATION CELLS (PMCs)	8369132	5-Feb-13

Adesto-0004	Variable impedance memory device having simultaneous program and erase, and corresponding methods and circuits	8274842	25-Sep-12

Adesto-0004DIV	VARIABLE IMPEDANCE MEMORY DEVICE BIASING CIRCUITS AND METHODS	8498164	30-Jul-13

Adesto-0008	Reconfigurable memory arrays having programmable impedance elements and corresponding methods	8331128	11-Dec-12

Adesto-0008/13CON	INTEGRATED CIRCUIT DEVICES AND SYSTEMS HAVING PROGRAMMABLE IMPEDANCE ELEMENTS WITH DIFFERENT RESPONSE TYPES	8675396	18-Mar-14

Adesto-0008/13CON2	APPLICATION OF RELAXATION VOLTAGE PULSES TO PROGRAMMABLE IMPEDANCE ELEMENTS DURING READ OPERATIONS	9007814	14-Apr-15

Adesto-0014	CONDUCTING BRIDGE RANDOM ACCESS MEMORY (CBRAM) DEVICE STRUCTURES	8426839	23-Apr-13

Adesto-0017B	VARIABLE IMPEDANCE MEMORY DEVICE STRUCTURE AND METHOD OF MANUFACTURE INCLUDING PROGRAMMABLE IMPEDANCE MEMORY CELLS AND METHODS OF FORMING THE SAME	8829482	9-Sep-14

Adesto-0026,0029,0030	METHODS AND CIRCUITS FOR TEMPERATURE VARYING WRITE OPERATIONS OF PROGRAMMABLE IMPEDANCE ELEMENTS	8437171	7-May-13

Adesto-0026,0029,0030CON	CURRENT SOURCE CIRCUITS AND METHODS FOR MASS WRITE AND TESTING OF PROGRAMMABLE IMPEDANCE ELEMENTS	8947907	3-Feb-15

B-3

INTELLECTUAL PROPERTY SECURITY AGREEMENT

Adesto-0027	PROGRAMMABLE IMPEDANCE ELEMENT CIRCUITS AND METHODS	8294488	23-Oct-12

Adesto-0032	CIRCUITS HAVING PROGRAMMABLE IMPEDANCE ELEMENTS	8687403	1-Apr-14

Adesto-0034,0036,0037	CIRCUITS AND METHODS HAVING PROGRAMMABLE IMPEDANCE ELEMENTS	8947913	3-Feb-15

Adesto-0039, 40	READ METHODS, CIRCUITS AND SYSTEMS FOR MEMORY DEVICES	8654561	18-Feb-14

Adesto-0043	MEMORY DEVICES AND METHODS WITH IMPROVED READ OPERATIONS	8913444	16-Dec-14

Adesto-0044	MEMORY DEVICES, ARCHITECTURES AND METHODS FOR MEMORY ELEMENTS HAVING DYNAMIC CHANGE IN PROPERTY	8854873	7-Oct-14

Adesto-0047	PROGRAMMABLE MEMORY ELEMENTS, DEVICES AND METHODS HAVING PHYSICALLY LOCALIZED STRUCTURE	8895953	25-Nov-14

Adesto-0048	CONDUCTIVE FILAMENT BASED MEMORY ELEMENTS AND METHODS WITH IMPROVED DATA RETENTION AND/OR ENDURANCE	8531867	10-Sep-13

Adesto-0052	CONTACT STRUCTURE AND METHOD FOR VARIABLE IMPEDANCE MEMORY ELEMENT	8816314	26-Aug-14

Adesto-0054	ERASE AND SOFT PROGRAM WITHIN THE ERASE OPERATION FOR A HIGH SPEED RESISTIVE SWITCHING MEMORY OPERATION WITH CONTROLLED ERASED STATES	8659931	25-Feb-14

Adesto-0055	RESISTIVE SWITCHING DEVICES HAVING ALLOYED ELECTRODES AND METHODS OF FORMATION THEREOF	8847192	30-Sep-14

Adesto-0058	CBRAM/ReRAM WITH IMPROVED PROGRAM AND ERASE ALGORITHMS	8659954	25-Feb-14

Adesto-0063	MEMORY CELLS, DEVICES AND METHOD WITH DYNAMIC STORAGE ELEMENTS AND PROGRAMMABLE IMPEDANCE SHADOW ELEMENTS	8995173	31-Mar-15

Adesto-0064	PMC-BASED NON-VOLATILE CAM	8320148	27-Nov-12

Adesto-0064CON	PMC-BASED NON-VOLATILE CAM	8659926	25-Feb-14

Adesto-0068	CIRCUITS AND METHODS FOR PROGRAMMING VARIABLE IMPEDANCE ELEMENTS	8976568	10-Mar-15

Adesto-0073	VARIABLE IMPEDANCE MEMORY ELEMENT STRUCTURES, METHODS OF MANUFACTURE, AND MEMORY DEVICES CONTAINING THE SAME	8624219	7-Jan-14

B-4

INTELLECTUAL PROPERTY SECURITY AGREEMENT

Adesto-0075	PROGRAMMABLE IMPEDANCE MEMORY ELEMENTS, METHODS OF MANUFACTURE, AND MEMORY DEVICES CONTAINING THE SAME	8847191	30-Sep-14

Adesto-0075CON	PROGRAMMABLE IMPEDANCE MEMORY ELEMENTS WITH LATERALLY EXTENDING CELL STRUCTURE	8952351	10-Feb-15

Adesto-0076	CIRCUITS AND METHODS FOR PLACING PROGRAMMABLE IMPEDANCE MEMORY ELEMENTS IN HIGH IMPEDANCE STATES	8730752	20-May-14

Adesto-0077	Resistive switching devices and methods of formation thereof	8941089	27-Jan-15

Adesto-0085	MEMORY DEVICES, CIRCUITS AND, METHODS THAT APPLY DIFFERENT ELECTRICAL CONDITIONS IN ACCESS OPERATIONS	8982602	17-Mar-15

Adesto-0087	MEMORY DEVICES, CIRCUITS AND, METHODS THAT APPLY DIFFERENT ELECTRICAL CONDITIONS IN ACCESS OPERATIONS	8902631	2-Dec-14

Adesto-0090	Resistive Switching Memory	8912517	16-Dec-14

Adesto-0091	Resistive Switching Devices Having A Buffer Layer and Methods of Formation Thereof	8866122	21-Oct-14

Adesto-0095	SAFEGUARDING DATA THROUGH AN SMT PROCESS	9007808	14-Apr-15

Adesto-0097	Resistive Devices and Methods of Operation Thereof	8953362	10-Feb-15

Adesto-0098	Resistive Devices and Methods of Operation Thereof	9001553	7-Apr-15

Adesto-0108	Reverse program and erase cycling algorithms	8995167	31-Mar-15

Adesto-0109	Verify pulse delay to improve resistance window	9019745	28-Apr-15

Adesto Pending Patent Applications

Adesto Ref	Title	App No	App Date	Status
Adesto-0042	MEMORY DEVICES AND METHODS FOR READ AND WRITE OPERATIONS TO MEMORY ELEMENTS HAVING DYNAMIC CHANGE IN PROPERTY	13/408,367	29-Feb-2012	Allowed

Adesto-0048DIV	MEMORY ELEMENTS AND METHODS WITH IMPROVED DATA RETENTION AND/OR ENDURANCE	13/972,718	21-Aug-2013	Allowed

Adesto-0057	PROGRAMMABLE WINDOW OF OPERATION FOR CBRAM	13/548,429	13-Jul-2012	Allowed

Adesto-0065	Pre-conditioning circuits and methods for programmable impedance elements in memory devices	13/763,461	8-Feb-2013	Allowed

Adesto-0071	SOLID ELECTROLYTE MEMORY ELEMENTS WITH ELECTRODE INTERFACE FOR IMPROVED PERFORMANCE	13/850,267	25-Mar-2013	Allowed

Adesto-0078	Resistive Switching Memories	13/462,659	2-May-2012	Allowed

Adesto-0084	Triggered cell annihilation for resistive switching memory devices	13/859,853	10-Apr-2013	Allowed

Adesto-0102	Coding Techniques for Reducing Write Cycles for Memory	13/687,147	28-Nov-2012	Allowed

Adesto-0138	Resistive switching memory with diode select	14/256,123	18-Apr-2014	Allowed

B-5

INTELLECTUAL PROPERTY SECURITY AGREEMENT

Adesto-0008/13CON3	PROTOTYPING INTEGRATED CIRCUIT DEVICES WITH PROGRAMMABLE IMPEDANCE ELEMENTS	14/686,403	14-Apr-2015	Pending

Adesto-0014/16DIV	CONDUCTING BRIDGE RANDOM ACCESS MEMORY (CBRAM) DEVICE STRUCTURES AND FABRICATION METHODS	13/845,922	18-Mar-2013	Pending

Adesto-0019	PROGRAMMABLE IMPEDANCE ELEMENTS, METHODS OF FORMING ALL OR PORTIONS OF SUCH ELEMENTS, AND METHODS AND DEVICES THAT INCLUDE SUCH ELEMENTS	13/242,391	23-Sep-2011	Pending

Adesto-0020	PROGRAMMABLE IMPEDANCE DEVICES AND CELLS, AND METHODS THEREFOR	13/243,659	23-Sep-2011	Pending

Adesto-0027DIV	PROGRAMMABLE IMPEDANCE ELEMENT CIRCUITS AND METHODS	13/657,568	22-Oct-2012	Pending

Adesto-0032DIV	CIRCUITS HAVING PROGRAMMABLE IMPEDANCE ELEMENTS AND VERTICAL ACCESS DEVICES	14/231,729	31-Mar-2014	Pending

Adesto-0034DIV	CIRCUITS AND METHODS HAVING PROGRAMMABLE IMPEDANCE ELEMENTS	14/578,368	20-Dec-2014	Pending

Adesto-0041	MEMORY DEVICES AND METHODS HAVING DATA VALUES BASED ON DYNAMIC CHANGE IN MATERIAL PROPERTY	13/315,652	9-Dec-2011	Pending

Adesto-0043DIV	MEMORY DEVICES AND METHODS WITH IMPROVED READ OPERATIONS	14/572,646	16-Dec-2014	Pending

Adesto-0046	MEMORY DEVICES, ARCHITECTURES AND METHODS WITH DATA VALUES STORED IN MULTIPLE PROGRAMMABLE IMPEDANCE ELEMENTS	13/545,919	10-Jul-2012	Pending

Adesto-0067	RESISTIVE MEMORY DEVICES, CIRCUITS AND METHODS HAVING READ CURRENT LIMITING	13/336,642	23-Dec-2011	Pending

Adesto-0070	MEMORY DEVICES AND METHODS HAVING ADAPTABLE READ THRESHOLD LEVELS	13/851,011	26-Mar-2013	Pending

Adesto-0076CON	CIRCUITS AND METHODS FOR PLACING PROGRAMMABLE IMPEDANCE MEMORY ELEMENTS IN HIGH IMPEDANCE STATES	14/281,830	19-May-2014	Pending

Adesto-0079	Resistive Devices and Methods of Operation Thereof	13/470,030	11-May-2012	Pending

Adesto-0086	MULTI-PORT MEMORY DEVICES AND METHODS HAVING PROGRAMMABLE IMPEDANCE ELEMENTS	13/615,493	13-Sep-2012	Pending

Adesto-0088	MEMORY DEVICES AND METHODS HAVING WRITE DATA PERMUTATION FOR CELL WEAR REDUCTION	13/626,721	25-Sep-2012	Pending

Adesto-0089	SYSTEM ARCHITECTURE WITH MULTIPLE MEMORY TYPES, INCLUDING PROGRAMMABLE IMPEDANCE MEMORY ELEMENTS	13/846,539	18-Mar-2013	Pending

Adesto-0090DIV	Resistive Switching Memory	14/552,250	24-Nov-2014	Pending

Adesto-0096	Solid electrolyte materials and structures for memory device elements	13/691,425	30-Nov-2012	Pending

Adesto-0097CON	Resistive Devices and Methods of Operation Thereof	14/599,654	19-Jan-2015	Pending

Adesto-0106	NETWORK INTERFACE WITH LOGGING	13/716,357	17-Dec-2012	Pending

Adesto-0107	Two Terminal Resistive Access Devices and Methods of Formation Thereof	13/748,470	23-Jan-2013	Pending

Adesto-0109CON	Verify pulse delay to improve resistance window	14/663,719	20-Mar-2015	Pending

Adesto-0112	Storage elements, structures and methods having edgeless features for programmable layer(s)	13/830,315	14-Mar-2013	Pending

Adesto-0113	Latch circuits and methods with programmable impedance elements	14/176,123	9-Feb-2014	Pending

Adesto-0116	Resistive Switching Devices Having a Switching Layer And An Intermediate Electrode Layer and Methods of Formation Thereof	13/829,941	14-Mar-2013	Pending

Adesto-0117	NONVOLATILE MEMORY ELEMENTS HAVING CONDUCTIVE STRUCTURES WITH SEMIMETALS AND/OR SEMICONDUCTORS	14/217,256	17-Mar-2014	Pending

Adesto-0118	Sensing data in resistive switching memory devices	13/793,685	11-Mar-2013	Pending

Adesto-0120	Common plate switching reduction in resistive switching memory devices	13/909,983	4-Jun-2013	Pending

Adesto-0123	Programmable impedance memory elements and corresponding methods	14/195,787	3-Mar-2014	Pending

Adesto-0131	MEMORY DEVICE MAIN NONVOLATILE STORAGE AND BUFFER WITH NONVOLATILE OR QUASI-NONVOLATILE BACKUP	61/993,509	15-May-2014	Pending

B-6

INTELLECTUAL PROPERTY SECURITY AGREEMENT

Adesto-0133	Serial memory device alert of an external host to completion of an internally self-timed operation	14/516,261	16-Oct-2014	Pending

Adesto-0136,0144	Capacitor arrangements using a resistive switching memory cell structure	14/325,119	7-Jul-2014	Pending

Adesto-0139	Resistive switching memory device architecture for reduced cell damage during processing	14/265,548	30-Apr-2014	Pending

Adesto-0140	Cached memory structure and operation	14/665,831	23-Mar-2015	Pending

Adesto-0142	INTEGRATED CIRCUIT DEVICE WITH PROGRAMMABLE IMPEDANCE MEMORY CELL ARRAY AND RELATED METHODS	14/680,059	6-Apr-2015	Pending

Adesto-0145,0146	MEMORY CELLS WITH VERTICALLY INTEGRATED TUNNEL ACCESS DEVICE AND PROGRAMMABLE IMPEDANCE ELEMENT	14/530,460	31-Oct-2014	Pending

Adesto-0148	Resistive switching memory cell endurance improvement with redundant memory cell mapping	14/326,380	8-Jul-2014	Pending

Adesto-0149	Concurrent read and write operations in a serial flash device	62/021,840	8-Jul-2014	Pending

Adesto-0150	Support for improved SPI throughput in a serial Flash device	62/050,264	15-Sep-2014	Pending

Adesto-0153	CBRAM/RRAM cells utilizing cap layer to prevent oxygen contamination	62/061,124	7-Oct-2014	Pending

Adesto-0154	CBRAM/RRAM Device Anode Materials	62/095,026	21-Dec-2014	Pending

Adesto-0157	Re-erase Operation for Memory Devices with Programmable Impedance Devices	62/095,025	21-Dec-2014	Pending

Adesto-0158	Resistive switching memory with cell access by analog signal controlled transmission gate	14/628,280	22-Feb-2015	Pending

Patents and Patent Applications Acquired from Atmel Corporation

Application Title	Country	Application Number	Filing Date	Patent Number	Issue Date	Inventors
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* Confidential Treatment Requested	B-7

INTELLECTUAL PROPERTY SECURITY AGREEMENT

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* Confidential Treatment Requested	B-8

INTELLECTUAL PROPERTY SECURITY AGREEMENT

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* Confidential Treatment Requested	B-9

INTELLECTUAL PROPERTY SECURITY AGREEMENT

Exhibit “C” attached to that certain IP Security Agreement dated April 30, 2015.

EXHIBIT C

TRADEMARKS

Trademark	Ctry	App. Num.	Reg. Num.	Status
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* Confidential Treatment Requested	C-1

INTELLECTUAL PROPERTY SECURITY AGREEMENT

Exhibit “D” attached to that certain IP Security Agreement dated April 30, 2015.

EXHIBIT D

DOMAIN NAMES; MASK WORKS

Adesto has purchased the domain name registration for the following domain name:

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*

*

*

*

*

*

.

* Confidential Treatment Requested	D-1

INTELLECTUAL PROPERTY SECURITY AGREEMENT

Exhibit “E” attached to that certain IP Security Agreement dated April 30, 2015.

EXHIBIT E

The following is a list of liens on the Collateral as permitted under Section 1.8 of the IP Security Agreement:

*

*

*

* Confidential Treatment Requested	E-1

INTELLECTUAL PROPERTY SECURITY AGREEMENT

SCHEDULE 4.2

Reference is made to the liens set forth on Exhibit E.

SCHEDULE 2.01

COMMITMENTS

AND PRO RATA SHARES

Lender	Term Loan Commitment		Pro Rata Share
Opus Bank	USD $	15,000,000	100%

TOTAL	USD $	15,000,000	100%

Credit Agreement	Schedule 5.01

SCHEDULE 5.01

Subsidiaries; Material Subsidiaries and First Tier Foreign Subsidiaries

Subsidiaries of Adesto:

-	Artemis Acquisition LLC

-	Adesto Technologies France

-	Adesto Technologies UK

-	Adesto Technologies Corporation Limited

Schedule of First Tier Foreign Subsidiaries

None.

Schedule of Material Subsidiaries

None.

Credit Agreement	Schedule 5.01

SCHEDULE 5.05

LITIGATION

None.

Credit Agreement	Schedule 5.05

SCHEDULE 5.07

OWNERSHIP OF PROPERTY; LIENS

Reference is made to the Liens set forth on Schedule 7.01

Credit Agreement	Schedule 5.07-1

SCHEDULE 7.01

EXISTING INDEBTEDNESS AND LIENS

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*

*

* Confidential Treatment Requested

Credit Agreement	Schedule 7.01-1

SCHEDULE 7.05

INVESTMENTS

None.

Credit Agreement	Schedule 7.05-1

SCHEDULE 7.10

SUBORDINATION PROVISIONS

Section [    ].1 Agreement of Subordination. [Adesto Technologies Corporation] covenants and agrees, and each holder of Notes issued hereunder by his acceptance thereof likewise covenants and agrees, that all Notes shall be issued subject to the provisions of this Article [    ]; and each Person holding any Note, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees to be bound by such provisions.

The payment of the principal of, premium, if any, and interest on all Notes (including, but not limited to, the redemption price with respect to the Notes called for redemption in accordance with Section [    ] [Notice of Redemption: Selection of Notes] or submitted for redemption in accordance with Section [    ] Redemption at Option of Holders], as the case may be, as provided in this Indenture) issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness, whether outstanding at the date of this Indenture or thereafter incurred.

No provision of this Article [    ] shall prevent the occurrence of any default or Event of Default hereunder.

Section [    ].2 Payments to Noteholders. No payment shall be made with respect to the principal of, or premium, if any, or interest on the Notes (including, but not limited to, the redemption price with respect to the Notes to be called for redemption in accordance with Section [    ] [Notice of Redemption: Selection of Notes] or submitted for redemption in accordance with Section [    ] [Redemption at Option of Holders], as the case may be, as provided in this Indenture), except payments and distributions made by the Trustee as permitted by the first or second paragraph of Section [    ].5, if

(i)	a default in the payment of principal, premium, interest, rent or other obligations due on any Senior Indebtedness occurs and is continuing (or, in the case of Senior Indebtedness for which there is a period of grace, in the event of such a default that continues beyond the period of grace, if any, specified in the instrument or lease evidencing such Senior Indebtedness), unless and until such default shall have been cured or waived or shall have ceased to exist; or

(ii)	a default, other than a payment default, on a Designated Senior Indebtedness occurs and is continuing that then permits holders of such Designated Senior Indebtedness to accelerate its maturity and the Trustee receives a notice of the default (a “Payment Blockage Notice”) from a Representative or [Adesto Technologies Corporation].

If the Trustee receives any Payment Blockage Notice pursuant to clause (ii) above, no subsequent Payment Blockage Notice shall be effective for purposes of this Section [    ].2 unless and until (A) at least 365 days shall have elapsed since the initial effectiveness of the immediately prior Payment Blockage Notice, and (B) all scheduled payments of principal, premium, if any, and interest on the Notes-that have come due have been paid in full in cash. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice.

Credit Agreement	Schedule 7.10-1

[Adesto Technologies Corporation] may and shall resume payments on and distributions in respect of the Notes upon the earlier of:

(1) the date upon which the default is cured or waived or ceases to exist, or

(2) in the case of a default referred to in clause (ii) above, 179 days pass after notice is received if the maturity of such Designated Senior Indebtedness has not been accelerated, unless this Article [    ] otherwise prohibits the payment or distribution at the time of such payment or distribution.

Upon any payment by [Adesto Technologies Corporation], or distribution of assets of [Adesto Technologies Corporation] of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or liquidation or reorganization of [Adesto Technologies Corporation], whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due upon all Senior Indebtedness shall first be paid in full in cash or other payment satisfactory to the holders of such Senior Indebtedness, or payment thereof in accordance with its terms provided for in cash or other payment satisfactory to the holders of such Senior Indebtedness before any payment is made on account of the principal of, premium, if any, or interest on the Notes (except payments made pursuant to Article [    ] [Trustee Provisions] from monies deposited with the Trustee pursuant thereto prior to commencement of proceedings for such dissolution, winding-up, liquidation or reorganization); and upon any such dissolution or winding-up or liquidation or reorganization of [Adesto Technologies Corporation] or bankruptcy, insolvency, receivership or other proceeding, any payment by [Adesto Technologies Corporation], or distribution of assets of [Adesto Technologies Corporation] of any kind or character, whether in cash, property or securities, to which the holders of the Notes or the Trustee would be entitled, except for the provision of this Article [    ], shall (except as aforesaid) be paid by [Adesto Technologies Corporation] or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the holders of the Notes or by the Trustee under this indenture if received by them or it, directly to the holders of Senior Indebted-ness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders, or as otherwise required by law or a court order) or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all Senior Indebtedness in full, in cash or other payment satisfactory to the holders of such Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness, before any payment or distribution is made to the holders of the Notes or to the Trustee.

For purposes of this Article [    ], the words, “cash, property or securities” shall not be deemed to include shares of stock of [Adesto Technologies Corporation] as reorganized or readjusted, or securities of [Adesto Technologies Corporation] or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article [    ] with respect to the Notes to the payment of ail Senior Indebtedness which may at the time be outstanding; provided that (i) the Senior Indebtedness is assumed by the new corporation, if any, resulting from any reorganization or readjustment, and (ii) the rights of the holders of Senior Indebtedness (other than leases which are not assumed by [Adesto Technologies Corporation] or the new corporation, as the case may be) are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of

Credit Agreement	Schedule 7.10-2

[Adesto Technologies Corporation] with, or the merger of [Adesto Technologies Corporation] into, another corporation or the liquidation or dissolution of [Adesto Technologies Corporation] following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided for in Article [    ] [Consolidation, Merger, Sale, Conveyance and Lease] shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section [    ].2 if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article [    ] [Consolidation, Merger, Sale, Conveyance and Lease].

In the event of the acceleration of the Notes because of an Event of Default, no payment or distribution shall be made to the Trustee or any holder of Notes in respect of the principal of, premium, if any, or interest on the Notes (including, but not limited to, the redemption price with respect to the Notes called for redemption in accordance with Section [    ] [Notice of Redemption; Selection of Notes] or submitted for redemption in accordance with Section [    ] [Redemption at Option of Holders], as the case may be, as provided in this Indenture), except payments and distributions made by the Trustee as permitted by the first or second paragraph of Section [    ].5, until all Senior Indebtedness has been paid in full in cash or other payment satisfactory to the holders of Senior Indebtedness or such acceleration is rescinded in accordance with the terms of this Indenture. If payment of the Notes is accelerated because of an Event of Default, [Adesto Technologies Corporation] shall promptly notify holders of Senior Indebtedness of the acceleration.

In the event that, notwithstanding the foregoing provisions, any payment or distribution of assets of [Adesto Technologies Corporation] of any kind or character, whether in cash, property or securities (including, without limitation, by way of setoff or otherwise), prohibited by the foregoing, shall be received by the Trustee or the holders of the Notes before all Senior Indebtedness is paid in full in cash or other payment satisfactory to the holders of such Senior Indebtedness, or provision is made for such payment thereof in accordance with its terms in cash or other payment satisfactory to the holders of such Senior Indebtedness, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by [Adesto Technologies Corporation], for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in cash or other payment satisfactory to the holders of such Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

Nothing in this Section [    ].2 shall apply to claims of, or payments to, the Trustee under or pursuant to Section [    ] [Compensation and Expenses of Trustee]. This Section [    ].2 shall be subject to the further provisions of Section [    ].5.

Section [    ].3 Subrogation of Notes. Subject to the payment in full of all Senior Indebtedness, the rights of the holders of the Notes shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Indebtedness pursuant to the provisions of this Article [    ] (equally and ratably with the holders of all indebtedness of [Adesto Technologies Corporation] which by its express terms is subordinated to other indebtedness of [Adesto Technologies Corporation] to substantially the same extent as the Notes are subordinated and is entitled to like rights of subrogation) to the rights of the holders of Senior Indebtedness to

Credit Agreement	Schedule 7.10-3

receive payments or distributions of cash, property or securities of [Adesto Technologies Corporation] applicable to the Senior Indebtedness until the principal, premium, if any, and interest on the Notes shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the holders of the Notes or the Trustee would be entitled except for the provisions of this Article [    ] and no payment over pursuant to the provisions of this Article [    ] to or for the benefit of the holders of Senior Indebtedness by holders of the Notes or the Trustee, shall, as between [Adesto Technologies Corporation], its creditors other than holders of Senior Indebtedness, and the holders of the Notes, be deemed to be a payment by [Adesto Technologies Corporation] to or on account of the Senior Indebtedness; and no payments or distributions of cash, property or securities to or for the benefit of the holders of the Notes pursuant to the subrogation provisions of this Article [    ], which would otherwise have been paid to the holders of Senior Indebtedness shall be deemed to be a payment by [Adesto Technologies Corporation] to or for the account of the Notes. It is understood that the provisions of this Article [    ] are and are intended solely for the purposes of defining the relative rights of the holders of the Notes, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

Nothing contained in this Article [    ] or elsewhere in this Indenture or in the Notes is intended to or shall impair, as among [Adesto Technologies Corporation] its creditors other than the holders of Senior Indebtedness, and the holders of the Notes, the obligation of [Adesto Technologies Corporation], which is absolute and unconditional, to pay to the holders of the Notes the principal of (and premium, if any) and interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holders of the Notes and creditors of [Adesto Technologies Corporation] other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the holder of any Note from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article [    ] of the holders of Senior Indebtedness in respect of cash, property or securities of [Adesto Technologies Corporation] received upon the exercise of any such remedy.

Upon any payment or distribution of assets of [Adesto Technologies Corporation] referred to in this Article [    ], the Trustee, subject to the provisions of Section [    ] [Duties and Responsibilities of Trustee], and the holders of the Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee or to the holders of the Notes, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of [Adesto Technologies Corporation], the amount thereof or payable thereon and all other facts pertinent thereto or to this Article [    ].

Section [    ].4 Authorization to Effect Subordination. Each holder of a Note by the holder’s acceptance thereof authorizes and directs the Trustee on the holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article [    ] and appoints the Trustee to act as the holder’s attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in the third paragraph of Section [    ] [Payments of Notes on Default; Suit Therefor] hereof at least thirty (30) days before the expiration of the time to file such claim, the

Credit Agreement	Schedule 7.10-4

holders of any Senior Indebtedness or their representatives are hereby authorized to file an appropriate claim for and on behalf of the holders of the Notes.

Section [    ].5 Notice to Trustee. [Adesto Technologies Corporation] shall give prompt written notice in the form of an Officers’ Certificate to a Responsible Officer of the Trustee and to any paying agent of any fact known to [Adesto Technologies Corporation] which would prohibit the making of any payment of monies to or by the Trustee or any paying agent in respect of the Notes pursuant to the provisions of this Article [    ]. Notwithstanding the provisions of this Article [    ] or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment of monies to or by the Trustee in respect of the Notes pursuant to the provisions of this Article [    ], unless and until a Responsible Officer of the Trustee shall have received written notice thereof at the Corporate Trust Office from [Adesto Technologies Corporation] (in the form of an Officers Certificate) or a Representative or a holder or holders of Senior Indebtedness or from any trustee thereof; and before the receipt of any such written notice, the Trustee, subject to the provisions of Section [    ] [Duties and Responsibilities of Trustee, shall be entitled in all respects to assume that no such facts exist; provided that if on a date not fewer than one Business Day prior to the date upon which by the terms hereof any such monies may become payable for any purpose (including, without limitation, the payment of the principal of, or premium, if any, or interest on any Note) the Trustee shall not have received, with respect to such monies, the notice provided for in this Section [    ].5, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such movies and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date.

Notwithstanding anything in this Article [    ] to the contrary, nothing shall prevent any payment by the Trustee to the Noteholders of monies deposited with it pursuant to Section [    ] [Discharge of Indenture], and any such payment shall not be subject to the provisions of Section [    ].1 or [    ].2.

The Trustee, subject to the provisions of Section [    ] [Duties and Obligations of Trustee], shall be entitled to rely on the delivery to it of a written notice by a Representative or a person representing himself to be a holder of Senior Indebtedness (or a trustee on behalf of such holder) to establish that such notice has been given by a Representative or a holder of Senior Indebtedness or a trustee on behalf of any such holder or holders. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article [    ], the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Article [    ] and if such evidence is not furnished the Trustee may defer any payment to such person pending judicial determination as to the right of such person to receive such payment.

Section [    ].6 Trustee Is Relation to Senior Indebtedness. The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article [    ] in respect of any Senior Indebtedness at any time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in Section [    ] [Limitations on Rights of Trustee as Creditor] or elsewhere in this Indenture shall deprive the Trustee of any of its rights as such holder.

Credit Agreement	Schedule 7.10-5

With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article [    ], and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and subject to the provisions of Section [    ] [Duties and Obligations of Trustee], the Trustee shall not be liable to any holder of Senior Indebtedness if it shall pay over or deliver to holders of Notes, [Adesto Technologies Corporation] or any other person money or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this Article [    ] or otherwise.

Section [    ].7 No Impairment of Subordination. No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of [Adesto Technologies Corporation] or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by [Adesto Technologies Corporation] with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

Section [    ].8 Certain Conversions Deemed Payment. For the purposes of this Article [    ] only, (1) the issuance and delivery of junior securities upon conversion of Notes in accordance with Article [    ] [Conversion of Notes] shall not be deemed to constitute a payment or distribution on account of the principal of (or premium, if any) or interest on Notes or on account of the purchase or other acquisition of Notes, and (2) the payment, issuance or delivery of cash (except in satisfaction of fractional shares pursuant to Section 15.[    ] [Cash Payment in Lieu of Fractional Shares]), property or securities (other than junior securities) upon conversion of a Note shall be deemed to constitute payment on account of the principal of such Note. For the purposes of this Section [    ].8, the term “junior securities” means (a) shares of any stock of any class of [Adesto Technologies Corporation], or (b) securities of [Adesto Technologies Corporation] which are subordinated in right of payment to all Senior Indebtedness which may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Notes are so subordinated as provided in this Article [    ]. Nothing contained in this Article [    ] or elsewhere in this Indenture or in the Notes is intended to or shall impair, as among [Adesto Technologies Corporation], its creditors other than holders of Senior Indebtedness and the Noteholders, the right, which is absolute and unconditional, of the Holder of arty Note to convert such Note in accordance with Article [    ] [Conversion of Notes].

Section [    ].9 Article Applicable to Paying Agents. If at any time any paying agent other than the Trustee shall have been appointed by [Adesto Technologies Corporation] and be then acting hereunder, the term “Trustee” as used in this Article [    ] shall (unless the context otherwise requires) be construed as extending to and including such paying agent within its meaning as fully for all intents and purposes as if such paying agent were named in this Article [    ] in addition to or in place of the Trustee; provided, however, that the first paragraph of Section [    ].5 shall not apply to [Adesto Technologies Corporation] or any Affiliate of [Adesto Technologies Corporation] if it or such Affiliate acts as paying agent.

Section [    ].10 Senior Indebtedness Entitled to Rely. The holders of Senior Indebtedness (including, without limitation, Designated Senior Indebtedness) shall have the right to rely upon this Article [    ], and no amendment or modification of the provisions contained herein shall diminish the rights of such holders unless such holders shall have agreed in writing thereto.

Credit Agreement	Schedule 7.10-6

Definitions:

Designated Senior Indebtedness: The term “Designated Senior Indebtedness” means the Credit Agreement and any particular Senior Indebtedness in which the instrument creating or evidencing the same or the assumption or guarantee thereof (or related agreements or documents to which [Adesto Technologies Corporation] is a party) expressly provides that such Indebtedness shall be “Designated Senior Indebtedness” for purposes of the Indenture (provided that such instrument, agreement or other document may place limitations and conditions on the right of such Senior Indebtedness to exercise the rights of Designated Senior Indebtedness). If any payment made to any holder of any Designated Senior Indebtedness or its Representative with respect to such Designated Senior Indebtedness is rescinded or must otherwise be returned by such holder or Representative upon the insolvency, bankruptcy or reorganization of [Adesto Technologies Corporation] or otherwise, the reinstated Indebtedness of [Adesto Technologies Corporation] arising as a result of such rescission or return shall constitute Designated Senior Indebtedness effective as of the date of such rescission or return.

Senior Indebtedness: The term “Senior Indebtedness” means the principal of, premium, if any, interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding) and rent payable on or in connection with, and all fees, costs, expenses and other amounts accrued or due on or in connection with, Indebtedness of [Adesto Technologies Corporation], whether outstanding on the date of this Indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by [Adesto Technologies Corporation] (including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing), unless in the case of any particular Indebtedness the instrument creating or evidencing the same or the assumption or guarantee thereof expressly provides that such Indebtedness shall not be senior in right of payment to the Notes or expressly provides that such Indebtedness is “pari passu” or “junior” to the Notes. If any payment made to any holder of any Senior Indebtedness or its Representative with respect to such Senior Indebtedness is rescinded or must otherwise be returned by such holder or Representative upon the insolvency, bankruptcy or reorganization of [Adesto Technologies Corporation] or otherwise, the reinstated Indebtedness of [Adesto Technologies Corporation] arising as a result of such rescission or return shall constitute Senior Indebtedness effective as of the date of such rescission or return.

Credit Agreement: The term “Credit Agreement” means that certain Credit Agreement, dated as of April 30, 2015, by and among Adesto Technologies Corporation, Artemis Acquisition LLC, Opus Bank, as Lender thereunder, as amended and restated, supplemented or otherwise modified from time to time.

Credit Agreement	Schedule 7.10-7

SCHEDULE 9.02

LENDING OFFICES,

ADDRESSES FOR NOTICES

ADESTO TECHNOLOGIES CORPORATION

ARTEMIS ACQUISITION LLC

Attn:

Telephone:

E-mail:

LENDER’S OFFICE:

Notices for Borrowing and Payments:

OPUS BANK

Attn:

Telephone:

Facsimile:

ABA Number:

Account Number: Loan Number

Beneficiary: Adesto Technologies Inc.

Reference: Adesto Technologies Corporation; Loan #

Notices (other than Borrowing Notices and Payment):

OPUS BANK

Attn:

Telephone:

E-mail:

Credit Agreement	Schedule 9.02-1